Exhibit 4.5

CONFORMED COPY
DATED 3RD AUGUST, 1995

NORWEB plc

- and -

THE LAW DEBENTURE TRUST
CORPORATION p.l.c.

__________________________________

TRUST DEED

constituting

£200,000,000
8.875 per cent. Bonds 2026

(with authority to issue further
bonds or notes)
__________________________________

For the Issuer:

NORTON ROSE Kempson House 35-37 Camomile Street London EC3A 7AN

For the Trustee:

ALLEN & OVERY
One New Change
London EC4M 9QQ

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THIS TRUST DEED is made on 3rd August, 1995 BETWEEN:

(1)	NORWEB plc, a company incorporated under the laws of England and Wales with company number 2366949, whose registered office is at Talbot Road, Manchester M16 0HQ (the "Issuer"); and

(2)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales with company number 1675231, whose registered office is at Princes House, 95 Gresham Street, London EC2V 7LY, England (the "Trustee"), which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Holders and Couponholders (each as defined below).

WHEREAS:

(1)	By resolutions of the Board of Directors of the Issuer passed on 26th June, 1995 and resolutions of a duly authorised Committee of the Board of Directors of the Issuer passed on 10th July, 1995 the Issuer has resolved to issue £200,000,000 8.875 per cent. Bonds 2026 to be constituted by this Trust Deed.

(2)	The Trustee has agreed to act as trustee of these presents for the benefit of the Holders and Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	DEFINITIONS

(A)	IN these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

"Agency Agreement" means, in relation to the Securities of any series, the agreement appointing the initial Paying Agents and, if applicable, Registrar and/or Transfer Agents in relation to such Securities and any other agreement for the time being in force appointing Successor paying agents and, if applicable, registrars or transfer agents in relation to such Securities, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Securities;

"Agent Bank" means, in relation to the Securities of any relevant series, the bank initially appointed as agent bank in relation to such Securities by the Issuer pursuant to the relative Agent Bank Agreement or, if applicable, any Successor agent bank in relation to such Securities;

"Agent Bank Agreement" means, in relation to the Securities of any relevant series, the agreement (which may, but need not, be the relative Agency Agreement) appointing the initial Agent Bank in relation to such Securities and any other agreement for the time being in force appointing any Successor agent bank in relation to such Securities, or in connection with its duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Securities;

"Appointee" means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

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"Auditors" means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents;

"Bearer Securities" means those of the Securities which are for the time being in bearer form;

"Capital and Reserves" has the meaning set out in Condition 10;

"Cedel" means Cedel Bank, société anonyme;

"Conditions" means:

(i)	in relation to the Original Bonds, the Terms and Conditions in the form set out in the Second Schedule as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Original Bonds be construed accordingly; and

(ii)	in relation to the Further Securities of any series, the Conditions in the form set out or referred to in the supplemental Trust Deed relating thereto as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Further Securities of any series, unless either referring specifically to a particular specified Condition or paragraph of a Condition of such Further Securities or the context otherwise requires, be construed as a reference to the provisions (if any) in the Conditions thereof which correspond to the provisions of the particular specified Condition or paragraph of a Condition of the Original Bonds;

"Couponholders" means the several persons who are for the time being holders of the Coupons;

"Coupons" means the bearer interest coupons appertaining to the Bearer Securities in definitive form or, as the context may require, a specific number thereof and includes any replacements for Coupons issued pursuant to Condition 13 and, where the context so permits, the Talons;

"Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System;

"Event of Default" means any of the conditions, events or acts provided in Condition 10 to be events upon the happening of which the Securities of any series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

"Excluded Subsidiary" has the meaning set out in Condition 10;

"Extraordinary Resolution" has the meaning set out in paragraph 20 of the Fourth Schedule;

"Further Securities" means bonds or notes (whether in bearer or registered form) of the Issuer constituted by a Trust Deed supplemental to this Trust Deed pursuant to Clause 2(D) or the principal amount thereof for the time being outstanding or as the context may require a specific number thereof and includes any replacements for Further Securities issued pursuant to Condition 13 and where applicable any Global Security issued in respect thereof;

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"Global Security" means the Original Global Bond and/or any other global bond or note issued in respect of the Further Securities of any series and includes any replacements for Global Securities issued pursuant to Condition 13;

"Group" means the Issuer and the Subsidiary Undertakings;

"Holders" means the several persons who are for the time being holders of the Securities (being, in the case of Bearer Securities, the bearers thereof and, in the case of Registered Securities, the several persons whose names are entered in the register of holders of the Registered Securities as the holders thereof) and the words "holder" and "holders" and related expressions shall (where appropriate) be construed accordingly;

"Liability" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

"Negative Rating Event" has the meaning set out in Condition 7;

"Original Bearer Bonds" means those of the Original Bonds which are for the time being in bearer form;

"Original Bondholders" means the several persons who are for the time being holders of the Original Bonds;

"Original Bonds" means the bonds (whether in bearer or registered form) comprising the said £200,000,000 8.875 per cent. Bonds 2026 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Original Bonds (whether in bearer or registered form as the case may be) issued pursuant to Condition 13 and (except for the purposes of Clause 3) the Original Global Bond;

"Original Couponholders" means the several persons who are for the time being holders of the Original Coupons;

"Original Coupons" means the Coupons appertaining to the Original Bearer Bonds;

"Original Global Bond" means the global bond in respect of the Original Bonds to be issued pursuant to Clause 3(A) in the form or substantially in the form set out in the First Schedule;

"Original Registered Bonds" means those of the Original Bonds which are for the time being in registered form;

"Original Talons" means the Talons appertaining to the Original Bearer Bonds;

"outstanding" means in relation to the Securities all the Securities issued other than:

(a)	those Securities which have been redeemed pursuant to these presents;

(b)	those Securities in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including premium (if any) and all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Holders in accordance with Condition 14) and remain available for payment against presentation of the relevant Securities and/or Coupons;

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(c)	those Securities which have been purchased and cancelled in accordance with Condition 6;

(d)	those Securities which have become void under Condition 9;

(e)	those mutilated or defaced Securities which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 13;

(f)	(for the purpose only of ascertaining the principal amount of the Securities outstanding and without prejudice to the status for any other purpose of the relevant Securities) those Securities which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 13;

(g)	any Global Security to the extent that it shall have been exchanged for another Global Security in respect of the Securities of the relevant series or for the Securities of the relevant series in definitive form pursuant to its provisions; and

(h)	those Bearer Securities which have been exchanged for Registered Securities and, where applicable, vice versa and which have been cancelled or, if permitted by the Conditions of such Securities, are for the time being retained by or on behalf of the Issuer, in each case pursuant to the provisions of these presents;

PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the Holders or any of them;

(ii)	the determination of how many and which Securities are for the time being outstanding for the purposes of Clause 8(A), Conditions 10 and 11 and paragraphs 2, 5, 6 and 9 of the Fourth Schedule;

(iii)	any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders or any of them; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Holders or any of them,

those Securities (if any) which are for the time being held by or on behalf of the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

"Paying Agents" means, in relation to the Securities of any series, the several institutions (including where the context permits the Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Securities by the Issuer pursuant to the relative Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Securities;

"PES Licence" has the meaning set out in Condition 7;

"Potential Event of Default" means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

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"Principal Paying Agent" means, in relation to the Securities of any series, the institution at its specified office initially appointed as principal paying agent in relation to such Securities by the Issuer pursuant to the relative Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Securities;

"Principal Subsidiary" means at any time a Subsidiary of the Issuer (not being an Excluded Subsidiary or any other Subsidiary of the Issuer more than 70 per cent. of whose indebtedness for borrowed money is Project Finance Indebtedness):

(a)	whose net profits before tax attributable to the Issuer (consolidated in the case of a Subsidiary which itself has Subsidiaries) or whose gross assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent in each case (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest relevant audited consolidated financial statements of the Group relate, are equal to) not less than 20 per cent. of the consolidated net profits before tax attributable to the shareholders of the Issuer, or, as the case may be, consolidated gross assets, of the Group, all as calculated respectively by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated financial statements of the Group, provided that:

(i)	in the case of a Subsidiary acquired after the end of the financial period to which the then latest relevant audited consolidated financial statements relate, the reference to the then latest audited consolidated financial statements for the purposes of the calculation above shall, until consolidated financial statements for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned financial statements as if such Subsidiary had been shown in such financial statements by reference to its then latest relevant audited financial statements, adjusted as deemed appropriate by the Auditors; and

(ii)	if, in the case of a Subsidiary which itself has Subsidiaries, no consolidated financial statements are prepared and audited, its consolidated net profits before tax attributable to the Issuer and consolidated gross assets shall be determined on the basis of pro forma consolidated financial statements of the relevant Subsidiary and its Subsidiaries prepared and audited for this purpose by the Auditors or the auditors for the time being of the relevant Subsidiary; or

(b)	to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Principal Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (b) on the date on which the consolidated financial statements of the Group for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated financial statements have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (b) or sub-paragraph (c) below; or

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(c)	to which is transferred an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest relevant audited consolidated financial statements of the Group relate, generate net profits before tax attributable to the Issuer equal to) not less than 20 per cent. of the consolidated net profits before tax attributable to the shareholders of the Issuer, or represent (or, in the case aforesaid, are equal to) not less than 20 per cent. of the consolidated gross assets, of the Group, all as calculated as referred to in sub-paragraph (a) above, provided that the transferor Subsidiary (if a Principal Subsidiary) shall upon such transfer forthwith cease to be a Principal Subsidiary unless immediately following such transfer its undertaking and assets generate (or, in the case aforesaid, generate net profits before tax attributable to the Issuer equal to) not less than 20 per cent. of the consolidated net profits before tax attributable to the shareholders of the Issuer, or its assets represent (or, in the case aforesaid, are equal to) not less than 20 per cent. of the consolidated gross assets, of the Group, all as calculated as referred to in sub-paragraph (a) above, and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (c) on the date on which the consolidated financial statements of the Group for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated financial statements have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (c) or sub-paragraph (b) above.

For the purposes of this definition if there shall at any time not be any relevant audited consolidated financial statements of the Group, references thereto herein shall be deemed to refer to a consolidation by the Auditors of the relevant audited accounts of the Issuer and the Subsidiary Undertakings.

A report by the Auditors that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties;

"Project Finance Indebtedness" has the meaning set out in Condition 10;

"Reference Banks" means, in relation to the Securities of any relevant series, the several banks initially appointed as reference banks in relation to such Securities by the Issuer and referred to in the Conditions of such Securities and/or, if applicable, any Successor reference banks in relation to such Securities;

"Registered Securities" means those of the Securities which are for the time being in registered form;

"Registrar" means, in relation to the Securities of any relevant series (being, or which are exchangeable for, Registered Securities), the institution at its specified office initially appointed as registrar in relation to such Securities by the Issuer pursuant to the relative Agency Agreement or, if applicable, any Successor registrar in relation to such Securities;

"Relevant Date" has the meaning set out in Condition 8;

"repay", "redeem" and "pay" shall each include both the others and cognate expressions shall be construed accordingly;

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"Restructuring Event" has the meaning set out in Condition 7;

"Securities" means, as the context may require, the Original Bonds and/or any Further Securities and/or any series thereof;

"Subsidiary" has the meaning set out in Condition 10;

"Subsidiary Undertaking" has the meaning set out in Condition 10;

"Successor" means, in relation to the Agent Bank, the Principal Paying Agent, the other Paying Agents, the Reference Banks, the Registrar and the Transfer Agents, any successor to any one or more of them in relation to the Securities of the relevant series which shall become such pursuant to the provisions of these presents, the relative Agent Bank Agreement and/or the relative Agency Agreement (as the case may be) and/or such other or further agent bank, principal paying agent, paying agents, reference banks, registrar and/or transfer agents (as the case may be) in relation to such Securities as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions, the relative Agent Bank Agreement and/or the relative Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the relevant Holders pursuant to Clause 13(xiii) in accordance with Condition 14;

"Talons" means the talons appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Bearer Securities of any relevant series and includes any replacements for Talons issued pursuant to Condition 13;

"The Stock Exchange" means, in relation to the Securities of any relevant series, the stock exchange or exchanges (if any) on which such Securities are quoted or listed on the issue thereof;

"these presents" means this Trust Deed and the Schedules and any Trust Deed supplemental hereto and the Schedules (if any) thereto and the Securities, the Coupons and the Conditions, all as from time to time modified in accordance with the provisions herein or therein contained;

"Transfer Agents" means, in relation to the Securities of any relevant series (being, or which are exchangeable for, Registered Securities), the institutions at their respective specified offices initially appointed as transfer agents in relation to such Securities by the Issuer pursuant to the relative Agency Agreement and/or, if applicable, any Successor transfer agents in relation to such Securities;

"Trust Corporation" means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

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(B)	(i)	All references in these presents to principal and/or premium and/or interest in respect of the Securities or to any moneys payable by the Issuer under these presents shall be deemed to include a reference to any additional amounts which may be payable under Condition 8 or, if applicable, under any undertaking or covenant given pursuant to Clause 13(xv) or Clause 20(A)(2)(ii).

(ii)	All references in these presents to "Sterling", "Pounds Sterling" or the sign "£" shall be construed as references to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

(iii)	All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(iv)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(v)	All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(vi)	All references in these presents to taking proceedings against the Issuer shall be deemed to include references to proving in the winding up of the Issuer.

(vii)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(viii)	In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

(ix)	In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

2.	COVENANT TO REPAY AND TO PAY INTEREST ON ORIGINAL BONDS

(A)	THE aggregate principal amount of the Original Bonds is limited to £200,000,000.

(B)	The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Original Bonds provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and repayable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in Pounds Sterling in London in immediately available funds the principal amount of the Original Bonds repayable on that date together with any applicable premium and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Original Bonds at the rate of 8.875 per cent. per annum payable annually in arrear on 25th March, the first such payment, which will be made on 25th March, 1996 will be in respect of the period from (and including) 3rd August, 1995 to (but excluding) 25th March, 1996 and will amount to £57.19 (less United Kingdom income tax, if appropriate) per £1,000 in principal amount of the Original Bonds (and so in proportion for any greater or less principal amount of the Original Bonds rounded upwards, if necessary, to two decimal places) PROVIDED THAT:

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(i)	every payment of principal, premium (if any) or interest in respect of the Original Bearer Bonds and every payment of principal and premium (if any) in respect of the Original Registered Bonds to or to the account of the Principal Paying Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this Clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the relevant Original Bondholders or Original Couponholders (as the case may be);

(ii)	every payment of interest in respect of the Original Registered Bonds to the relevant Original Bondholders as provided in the Conditions (whether by the Issuer or the Registrar) shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this Clause;

(iii)	in any case where payment of principal or premium (if any) is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on the principal amount of the Original Bonds and shall accrue on such premium (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the Original Bondholders in respect thereof as stated in a notice given to the Original Bondholders in accordance with Condition 14 (such date to be not later than 30 days after the day on which the whole of such principal amount and premium (if any), together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and

(iv)	in any case where payment of the whole or any part of the principal amount of or premium (if any) on any Original Bond is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (iii) above) interest shall accrue on that principal amount or premium payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Original Bond, payment of the full amount (including interest as aforesaid) in Pounds Sterling payable in respect of such Original Bond is made or (if earlier) the seventh day after notice is given to the relevant Original Bondholder (either individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in Pounds Sterling payable in respect of such Original Bond is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Original Bondholders and the Original Couponholders and itself in accordance with these presents.

TRUSTEE'S REQUIREMENTS REGARDING PAYING AGENTS

(C)	At any time after an Event of Default or a Potential Event of Default shall have occurred and for so long as the same is continuing or the Securities shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 9 to the Holders and/or Couponholders, the Trustee may:

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(i)	by notice in writing to the Issuer, the Principal Paying Agent, the Registrar and the other Paying Agents require the Principal Paying Agent, the Registrar and the other Paying Agents pursuant to the Agency Agreement:

(a)	to act thereafter as Principal Paying Agent, the Registrar and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Principal Paying Agent, the Registrar and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the relative Securities and available for such purpose) and thereafter to hold all Securities and Coupons and all sums, documents and records held by them in respect of Securities and Coupons on behalf of the Trustee; or

(b)	to deliver up all Securities and Coupons and all sums, documents and records held by them in respect of Securities and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Principal Paying Agent, the Registrar or the relative other Paying Agent is obliged not to release by any law or regulation; and

(ii)	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Securities and Coupons to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the Issuer and until such notice is withdrawn proviso (i) to sub-clause (B) of this Clause relating to the Original Bonds and any similar provisos relating to any Further Securities shall cease to have effect.

FURTHER ISSUES

(D)	(i)	The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Holders or Couponholders to create and issue further bonds or notes (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the Original Bonds and/or the Further Securities of any series or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of issue thereof determine.

(ii)	Any further bonds or notes which are to be created and issued pursuant to the provisions of paragraph (i)(a) above so as to form a single series with the Original Bonds and/or the Further Securities of any series shall be constituted by a trust deed supplemental to this Trust Deed and any other further bonds or notes which are to be created and issued pursuant to the provisions of paragraph (i)(b) above may (subject to the consent of the Trustee) be constituted by a trust deed supplemental to this Trust Deed. In any such case the Issuer shall prior to the issue of any further bonds or notes to be so constituted (being Further Securities) execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2(B) in relation to the principal, premium (if any) and interest in respect of such Further Securities and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

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(iii)	A memorandum of every such supplemental Trust Deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on its duplicate of this Trust Deed.

(iv)	Whenever it is proposed to create and issue any further bonds or notes the Issuer shall give to the Trustee not less than 14 days' notice in writing of its intention so to do stating the amount of further bonds or notes proposed to be created and issued.

(E)	Any Further Securities not forming a single series with the Original Bonds or Further Securities of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of sub-clause (C) of this Clause and of Clauses 4 to 21 (both inclusive) and 22(B) and the Third and Fourth Schedules shall apply mutatis mutandis separately and independently to each series of the Securities and in such Clauses and Schedules the expressions "Securities", "Holders", "Coupons", "Couponholders" and "Talons" shall be construed accordingly.

3.	FORM AND ISSUE OF ORIGINAL BONDS AND ORIGINAL COUPONS

(A)	(1)	THE Original Bearer Bonds shall be represented initially by the Original Global Bond which the Issuer shall issue to a bank depositary common to both Euroclear and Cedel on terms that such depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the Original Bearer Bonds in definitive form ("Definitive Original Bearer Bonds") (as notified to such depositary by SBC Warburg on behalf of the managers of the issue of the Original Bonds) and the successors in title to such persons as appearing in the records of Euroclear and Cedel for the time being.

(2)	The Original Global Bond shall be printed or typed in the form or substantially in the form set out in the First Schedule. The Original Global Bond shall be in the aggregate principal amount shown therein and shall be signed manually by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The Original Global Bond so executed and authenticated shall be a binding and valid obligation of the Issuer.

(3)	The Issuer shall issue the Definitive Original Bearer Bonds (together with the unmatured Original Coupons attached) in exchange for the Original Global Bond in accordance with the provisions thereof. Pending exchange of the entire principal amount of the Original Global Bond the holder thereof shall, subject to the terms thereof, be deemed to be the holder of the Original Bearer Bonds and the Original Coupons represented thereby for all purposes.

(4)	The Definitive Original Bearer Bonds and the Original Coupons shall be in the respective forms or substantially in the respective forms set out in the Second Schedule and the Definitive Original Bearer Bonds shall be issued in the denominations of £1,000, £10,000 and £100,000 each (serially numbered) and shall be endorsed with the Conditions. Title to the Definitive Original Bearer Bonds and the Original Coupons shall pass by delivery.

(B)	The Original Registered Bonds shall be issued in definitive registered form, shall be in the form or substantially in the form set out in the Second Schedule in the denomination and transferable in units of £1 each or integral multiples thereof, shall be serially numbered and shall be endorsed with a Form of Transfer in the form or substantially in the form also set out in the Second Schedule and with the Conditions. Title to the Original Registered Notes in definitive form shall pass upon the registration of transfers in respect thereof in accordance with the provisions of these presents.

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(C)	The Definitive Original Bearer Bonds and the Original Registered Bonds in definitive form shall be signed manually or in facsimile by a Director of the Issuer on behalf of the Issuer and, in the case of the Definitive Original Bearer Bonds, shall be authenticated by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of any person who at the date such signature is affixed is a Director of the Issuer notwithstanding that at the time of issue of any of the Definitive Original Bearer Bonds or Original Registered Bonds in definitive form he may have ceased for any reason to be the holder of such office. The Original Coupons shall not be signed. The Definitive Original Bearer Bonds so executed and authenticated, the Original Registered Bonds in definitive form so executed, and the Original Coupons, upon execution and authentication of the relevant Definitive Original Bearer Bonds, shall be binding and valid obligations of the Issuer.

4.	FEES, DUTIES AND TAXES

THE Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (i) the execution and delivery of these presents, (ii) the constitution and original issue of the Securities and the Coupons and (iii) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Holder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.	COVENANT OF COMPLIANCE

THE Issuer covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Holders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Securities and the Coupons as if the same were set out and contained in the Trust Deeds constituting the same, which shall be read and construed as one document with the Securities and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Holders and the Couponholders according to its and their respective interests.

6.	CANCELLATION OF SECURITIES AND RECORDS

(A)	THE Issuer shall procure that all Securities (i) redeemed or (ii) purchased by or on behalf of the Issuer or any Subsidiary of the Issuer and surrended for cancellation or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 13 or (iv) exchanged as provided in these presents (together in each case with all unmatured Coupons attached thereto or delivered therewith) and all Coupons paid in accordance with the Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 13 and all Talons exchanged in accordance with the Conditions for further Coupons shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)	the aggregate principal amount of Securities which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(b)	the serial numbers of such Securities in definitive form distinguishing between Bearer Securities and Registered Securities;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

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(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Securities and/or on Registered Securities;

(e)	the aggregate principal amount of Securities (if any) which have been purchased by or on behalf of the Issuer or any Subsidiary of the Issuer and cancelled and the serial numbers of such Securities in definitive form and the total number (where applicable, of each denomination) by maturity date of the Coupons attached thereto or surrendered therewith;

(f)	the aggregate principal amounts of Securities and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Securities in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons;

(g)	the total number (where applicable, of each denomination) by maturity date of unmatured Coupons missing from Securities in definitive form bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Securities in definitive form to which such missing unmatured Coupons appertained; and

(h)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Securities or payment of interest thereon or exchange of the Talons respectively and of cancellation of the relative Securities and Coupons.

(B)	The Issuer shall procure (i) that the Principal Paying Agent shall keep a full and complete record of all Securities and Coupons (other than serial numbers of Coupons) and of their redemption, purchase by or on behalf of the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of any such holding company, cancellation, payment or exchange (as the case may be) and of all replacement securities or coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Securities or Coupons (ii) that the Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of 10 years from the Relevant Date in respect of such Coupons and (in the case of Talons) indefinitely either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (iii) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.	ENFORCEMENT

(A)	THE Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against or in relation to the Issuer to enforce its obligations under these presents.

(B)	Proof that as regards any specified Security or Coupon the Issuer has made default in paying any amount due in respect of such Security or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Securities or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

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(C)	References in the provisions of any Trust Deed supplemental to this Trust Deed corresponding to provisos (iii) and (iv) to Clause 2(B) to "the rate aforesaid" shall, in respect of any Securities bearing interest at a floating or variable rate, in the event of such Securities having become due and repayable, with effect from the expiry of the interest period during which such Securities become due and repayable, be construed as references to a rate of interest calculated mutatis mutandis in accordance with the Conditions except that no notices need be published in respect thereof.

8.	PROCEEDINGS, ACTION AND INDEMNIFICATION

(A)	THE Trustee shall not be bound to take any proceedings mentioned in Clause 7(A) or any other action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-fifth in principal amount of the Securities then outstanding and in either case then only if it shall be indemnified to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(B)	Only the Trustee may enforce the provisions of these presents. No Holder or Couponholder shall be entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

9.	APPLICATION OF MONEYS

ALL moneys received by the Trustee under these presents shall, unless and to the extent attributable in the opinion of the Trustee to a particular series of the Securities, be apportioned pari passu and rateably between each series of the Securities, and all moneys received by the Trustee under these presents to the extent attributable in the opinion of the Trustee to a particular series of the Securities or which are apportioned to such series as aforesaid (including any moneys which represent principal, premium or interest in respect of Securities or Coupons which have become void under Condition 9 shall be held by the Trustee upon trust to apply them (subject to Clause 11):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 14 and/or 15(J) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal, premium (if any) and interest then due and unpaid in respect of the Securities of that series;

THIRDLY in or towards payment pari passu and rateably of all principal, premium (if any) and interest then due and unpaid in respect of the Securities of each other series; and

FOURTHLY in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer and any other person).

Without prejudice to this Clause 9, if the Trustee holds any moneys which represent principal, premium (if any) or interest in respect of Securities which have become void or in respect of which claims have been prescribed under Condition 9, the Trustee will hold such moneys on the above trusts.

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10.	NOTICE OF PAYMENTS

THE Trustee shall give notice to the relevant Holders in accordance with Condition 14 of the day fixed for any payment to them under Clause 9. Such payment may be made in accordance with Condition 5 and any payment so made shall be a good discharge to the Trustee.

11.	INVESTMENT BY TRUSTEE

(A)	IF the amount of the moneys at any time available for the payment of principal, premium (if any) and interest in respect of the Securities under Clause 9 shall be less than 10 per cent. of the principal amount of the Securities then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the Securities then outstanding and then such accumulations and funds shall be applied under Clause 9.

(B)	Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

12.	PARTIAL PAYMENTS

UPON any payment under Clause 9 (other than payment in full against surrender of a Security or Coupon) the Security or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case or generally in relation to Registered Securities dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

13.	COVENANTS BY THE ISSUER

SO long as any of the Securities remains outstanding (or, in the case of paragraphs (viii), (ix), (xiii) to (xvi) inclusive and (xviii), so long as any of the Securities or Coupons remains liable to prescription) the Issuer covenants with the Trustee that it shall:

(i)	at all times carry on and conduct its affairs and procure its Subsidiaries to carry on and conduct their respective affairs in a proper and efficient manner;

(ii)	give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall properly require and in such form as it shall properly require (including without limitation the procurement by the Issuer of all such certificates called for by the Trustee pursuant to Clause 15 (C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

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(iii)	cause to be prepared and certified by the Auditors in respect of each financial accounting year financial statements in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of The Stock Exchange;

(iv)	at all times keep and procure its Subsidiaries to keep proper books of account and after an Event of Default or Potential Event of Default shall have occurred or if the Trustee has reasonable grounds to believe that an Event of Default or Potential Event of Default shall have occurred or be likely to occur allow and procure its Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer or the relevant Subsidiary (as the case may be) shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours.

(v)	send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Holders) as soon as practicable after the issue or publication thereof;

(vi)	forthwith give notice in writing to the Trustee of the occurrence of any Event of Default or Potential Event of Default;

(vii)	give to the Trustee (a) within seven days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited financial statements in respect of each financial year commencing with the financial year ending 31st March, 1996 and in any event not later than 180 days after the end of each such financial year a certificate of the Issuer signed by two Directors of the Issuer to the effect that as at a date not more than seven days before delivering such certificate (the "relevant date") there did not exist and had not existed since the relevant date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant date of such certificate the Issuer has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(viii)	at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to these presents;

(ix)	at all times maintain an Agent Bank, Reference Banks, Paying Agents, a Registrar and Transfer Agents in accordance with the Conditions;

(x)	use all reasonable endeavours to procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Securities or any of them or any of the Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Securities or Coupons as the case may be;

(xi)	in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Securities or any of them or any of the Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Holders in accordance with Condition 14 that such payment has been made;

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(xii)	use all reasonable endeavours to maintain the listing of the Securities on The Stock Exchange or, if it is unable to do so having used its best endeavours, use its best endeavours to obtain and maintain a quotation or listing of the Securities on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Securities on such other stock exchange or exchanges or securities market or markets enter into a Trust Deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(xiii)	give notice to the Holders in accordance with Condition 14 of any appointment, resignation or removal of any Agent Bank, Reference Bank, Paying Agent, Registrar or Transfer Agent (other than the appointment of the initial Agent Bank, Reference Banks, Paying Agents, Registrar and Transfer Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent's, Registrar's or Transfer Agent's specified office and (except as provided by the Agent Bank Agreement or the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Securities remains outstanding in the case of the termination of the appointment of the Agent Bank, the Registrar or a Transfer Agent or so long as any of the Securities or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent no such termination shall take effect until a new Agent Bank, Registrar, Transfer Agent or Principal Paying Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(xiv)	obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Holders in accordance with Condition 14 (such approval, unless so expressed, not to constitute approval for the purposes of Section 57 of the Financial Services Act 1986 of the United Kingdom of any such notice which is an investment advertisement (as therein defined));

(xv)	if payments of principal, premium or interest in respect of the Securities or the Coupons by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the United Kingdom or any such political sub-division or any such authority therein or thereof, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a Trust Deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom or any political sub-division or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid such Trust Deed also (where applicable) to modify Condition 6(c) so that such Condition shall make reference to the other or additional territory, any political sub-division and any authority therein or having power to tax;

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(xvi)	comply with and perform all its obligations under the Agent Bank Agreement and the Agency Agreement and use all reasonable endeavours to procure that the Agent Bank, the Paying Agents, the Registrar and the Transfer Agents comply with and perform all their respective obligations thereunder and (in the case of the Principal Paying Agent, the Registrar and the other Paying Agents) any notice given by the Trustee pursuant to Clause 2(C)(i) and not make any amendment or modification to either of such Agreements without the prior written approval of the Trustee;

(xvii)	in order to enable the Trustee to ascertain the principal amount of Securities of each series for the time being outstanding for any of the purposes referred to in the proviso to the definition of "outstanding" in Clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer setting out the total number and aggregate principal amount of Securities of each series which:

(a)	up to and including the date of such certificate have been purchased by the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company and cancelled; and

(b)	are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company;

(xviii)	procure its Subsidiaries to comply with all (if any) applicable provisions of Condition 6(d);

(xix)	use all reasonable endeavours to procure that the Registrar and each of the Paying Agents makes available for inspection by Holders and Couponholders at its specified office copies of these presents, the Agency Agreement, the Agent Bank Agreement and the then latest audited balance sheet(s) and profit and loss account(s) (consolidated if applicable) of the Issuer;

(xx)	if, in accordance with the provisions of the Conditions, interest in respect of Bearer Securities denominated in United States dollars becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the Holders in accordance with Condition 14;

(xxi)	give to the Trustee at the same time as sending to it the certificates referred to in paragraph (vii) above and in any event not later than 180 days after the last day of each financial year of the Issuer, a certificate by the Auditors listing those Subsidiaries of the Issuer which as at the relevant date (as defined in paragraph (vii) above) of the relevant certificate given under paragraph (vii) above or, as the case may be, as at such last day were Principal Subsidiaries for the purposes of Condition 10;

(xxii)	give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary or after any transfer is made to any Subsidiary of the Issuer which thereby becomes a Principal Subsidiary, a certificate by the Auditors to such effect;

(xxiii)	upon due surrender in accordance with the Conditions, pay the face value of all Coupons (including Coupons issued in exchange for Talons) appertaining to all Securities purchased by the Issuer or any Subsidiary of the Issuer;

(xxiv)	give to the Trustee a certificate of the Auditors:

(a)	specifying that a Subsidiary of the Issuer satisfies the provisions of Condition 10(C)(i) and (ii), such certificate to be provided before or at the same time as any written notice given to the Trustee by the Issuer under Condition 10(C)(iii) that a Subsidiary of the Issuer is an Excluded Subsidiary; and

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(b)	specifying the amount of the Capital and Reserves for the purposes of Condition10(c), such certificate to be provided within 10 days of any request by the Trustee for its provision;

(xxv)	give to the Trustee a certificate of two Directors of the Issuer:

(a)	specifying details of any modification to the terms and conditions of the PES Licence, such certificate to be provided promptly upon any such modification being made; and

(b)	specifying any higher figure determined by the Director (as defined in the PES Licence) as is mentioned in Condition 10, such certificate to be provided within 5 days of the Director determining such figure by notice in writing to the Secretary of State (as defined in the PES Licence) and the Issuer.

14.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE

(A)	THE Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee. Such remuneration shall be payable in advance on 3rd August in each year, the first such payment to be made on the date hereof. Upon the issue of any Further Securities the rate of remuneration in force immediately prior thereto shall be increased by such amount as shall be agreed between the Issuer and the Trustee, such increased remuneration to be calculated from such date as shall be agreed as aforesaid. The rate of remuneration in force from time to time may upon the final redemption of the whole of the Securities of any series be reduced by such amount as shall be agreed between the Issuer and the Trustee, such reduced remuneration to be calculated from such date as shall be agreed as aforesaid. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Holders and Couponholders) up to and including the date when, all the Securities having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee PROVIDED THAT if upon due presentation of any Security or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

(B)	In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C)	The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

(D)	In the event of the Trustee and the Issuer failing to agree:

(1)	(in a case to which sub-clause (A) above applies) upon the amount of the remuneration; or

(2)	(in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration,

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such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuer) and the determination of any such merchant bank shall be final and binding upon the Trustee and the Issuer.

(E)	The Issuer shall also pay or discharge all Liabilities incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

(F)	All amounts payable pursuant to sub-clause (E) above and/or Clause 15(J) shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within three days after such demand and the Trustee so requires) carry interest at the rate of three per cent. per annum above the Base Rate from time to time of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

(G)	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 15(J) shall continue in full force and effect notwithstanding such discharge.

(H)	The Trustee shall be entitled in its absolute discretion to determine in respect of which series of Securities any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Original Bonds and any Further Securities of any series.

15.	SUPPLEMENT TO TRUSTEE ACT 1925

THE Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 of England and Wales and by way of supplement thereto it is expressly declared as follows:

(A)	The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(B)	Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

(C)	The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the Issuer and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

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(D)	The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(E)	The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Securities by the Issuer, the exchange of any Global Security for another Global Security or definitive Securities or the delivery of any Global Security or definitive Securities to the person(s) entitled to it or them.

(F)	The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Negative Rating Event, Restructuring Event or any event which could lead to the occurrence of or could constitute a Restructuring Event has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default, Potential Event of Default, Negative Rating Event, Restructuring Event or any other such event has occurred and that the Issuer is observing and performing all its obligations under these presents.

(G)	Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Holders and Couponholders shall be conclusive and binding on the Holders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(H)	The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the Holders of Securities of all or any series in respect whereof minutes have been made and signed even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all Holders had signed the Extraordinary Resolution or that for any reason the resolution was not valid or binding upon such Holders and the relative Couponholders.

(I)	The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Security or Coupon purporting to be such and subsequently found to be forged or not authentic.

(J)	Without prejudice to the right of indemnity by law given to trustees, the Issuer shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(K)	Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

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(L)	The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Holder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or any other person in connection with these presents and no Holder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(M)	Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer and any rate, method and date so agreed shall be binding on the Issuer, the Holders and the Couponholders.

(N)	The Trustee may certify whether or not any of the conditions, events and acts set out in paragraphs (b), (c), (e), (f), (g) and (h) of Condition 10 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Holders and any such certificate shall be conclusive and binding upon the Issuer, the Holders and the Couponholders.

(O)	The Trustee as between itself and the Holders and Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Holders and Couponholders.

(P)	In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the interests of the Holders as a class and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Holders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Holder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(Q)	Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

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(R)	The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Holders think fit. The Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(S)	The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). The Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(T)	The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

16.	TRUSTEE'S LIABILITY

NOTHING in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust.

17.	TRUSTEE CONTRACTING WITH THE ISSUER

NEITHER the Trustee nor any director or officer or holding, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(i)	entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any person or body corporate associated with the Issuer (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with the Securities or any other bonds, notes, stocks, shares, debenture stock, debentures or other securities of, the Issuer or any person or body corporate associated as aforesaid); or

(ii)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any such person or body corporate so associated or any other office of profit under the Issuer or any such person or body corporate so associated

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and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other benefit received thereby or in connection therewith.

18.	WAIVER, AUTHORISATION AND DETERMINATION

(A)	THE Trustee may without the consent or sanction of the Holders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Holders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 10 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Holders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Holders in accordance with Condition 14 as soon as practicable thereafter.

MODIFICATION

(B)	The Trustee may without the consent or sanction of the Holders or Couponholders at any time and from time to time concur with the Issuer in making any modification (i) to these presents (other than the proviso to paragraph 5 of the Fourth Schedule or any matters referred to in that proviso) which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Holders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Holders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Holders in accordance with Condition 14 as soon as practicable thereafter.

BREACH

(C)	Any breach of or failure to comply with any such terms and conditions as are referred to in sub-clauses (A) and (B) of this Clause shall constitute a default by the Issuer in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

19.	HOLDER OF DEFINITIVE BEARER SECURITY ASSUMED TO BE COUPONHOLDER

(A)	WHEREVER in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Holder is the holder of all Coupons appertaining to each Bearer Security in definitive form of which he is the holder.

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NO NOTICE TO COUPONHOLDERS

(B)	Neither the Trustee nor the Issuer shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Holders in accordance with Condition 14.

ENTITLEMENT TO TREAT HOLDER AS ABSOLUTE OWNER

(C)	The Issuer, the Trustee, the Paying Agents, the Registrar and the Transfer Agents may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Security and the holder of any Coupon as the absolute owner of such Security or Coupon, as the case may be, for all purposes (whether or not such Security or Coupon shall be overdue and notwithstanding any notice of ownership thereof, any notice of loss or theft thereof or any writing thereon), and the Issuer, the Trustee, the Paying Agents, the Registrar and the Transfer Agents shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Security or Coupon, as the case may be.

20.	SUBSTITUTION

(A)	(1)	The Trustee may without the consent of the Holders or Couponholders at any time agree with the Issuer to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents of any Subsidiary of the Issuer (such substituted company being hereinafter called the "New Company") provided that a Trust Deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under this Clause) and provided further that (save where the Issuer has transferred the PES Licence to the New Company) the Issuer unconditionally and irrevocably guarantees all amounts payable under these presents.

(2)	The following further conditions shall apply to (1) above:

(i)	the Issuer and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Holders;

(ii)	where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or any political sub-division or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 8 with the substitution for (or, as the case may be, the addition to) the references to the United Kingdom of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 6(c) shall be modified accordingly;

(iii)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Holders; and

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(iv)	if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this Clause as applicable.

(B)	Any such Trust Deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations qua principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Holders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be amended in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, where the context so requires, be deemed to be or include references to the New Company.

21.	CURRENCY INDEMNITY

THE Issuer shall indemnify the Trustee, every Appointee, the Holders and the Couponholders and keep them indemnified against:

(a)	any Liability incurred by any of them arising from the non-payment by the Issuer of any amount due to the Trustee or the Holders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer; and

(b)	any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnity shall constitute an obligation of the Issuer separate and independent from its obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Holders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders and Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or its liquidator or liquidators.

22.	NEW TRUSTEE

(A)	THE power to appoint a new trustee of these presents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent, the Registrar, the Transfer Agents and the Holders.

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SEPARATE AND CO-TRUSTEES

(B)	Notwithstanding the provisions of sub-clause (A) above, the Trustee may, upon giving prior notice to the Issuer and the Guarantor (but without the consent of the Issuer, the Holders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(i)	if the Trustee considers such appointment to be in the interests of the Holders;

(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer.

The Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

23.	TRUSTEE'S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months' prior written notice to the Issuer without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Holders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuer undertakes that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution it will use its best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

24.	TRUSTEE'S POWERS TO BE ADDITIONAL

THE powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Securities or Coupons.

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25.	NOTICES

ANY notice or demand to the Issuer or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), telex (if available) or facsimile transmission or by delivering it by hand as follows:

to the Issuer:	Talbot Road
Manchester M16 0HQ

(Attention: The Treasurer)

Facsimile No. 0161 875 7432

to the Trustee:	Princes House,
95 Gresham Street,
London EC2V 7LY
England.

(Attention: the Secretary)

Telex No. 888347 or 8956803

Facsimile No. (0171) 606 0643 or
(0171) 726 4023

or to such other address, telex or facsimile number as shall have been notified (in accordance with this Clause) to the other party hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by telex or facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by telex or facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by telex or facsimile transmission.

26.	GOVERNING LAW

THESE presents are governed by and shall be construed in accordance with English law.

27.	COUNTERPARTS

THIS Trust Deed and any Trust Deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any Trust Deed supplemental hereto may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer and the Trustee and delivered on the day and year first above written.

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THE FIRST SCHEDULE

- FORM OF ORIGINAL GLOBAL BOND -

NORWEB plc
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366949)

TEMPORARY GLOBAL BOND

representing

£195,000,000 IN PRINCIPAL AMOUNT OF AN ISSUE OF
£200,000,000 8.875 PER CENT. BONDS 2026

This Bond is a temporary Global Bond without interest coupons in respect of £195,000,000 in principal amount of a duly authorised issue of Bonds of NORWEB plc (the "Issuer"), designated as specified in the title hereof (the "Bonds"), limited to the aggregate principal amount of Two Hundred Million Pounds Sterling (£200,000,000) and constituted by a Trust Deed dated 3rd August, 1995 (the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee (the trustee for the time being thereof being herein called the "Trustee"). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in the Second Schedule to the Trust Deed.

1.	Promise to pay

Subject as provided in this temporary Global Bond the Issuer promises to pay to the bearer the principal amount of this temporary Global Bond (being at the date hereof One Hundred and Ninety-Five Million Pounds Sterling (£195,000,000)) on 25th March, 2026 (or on such earlier date as the said principal amount may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 25th March on the principal amount from time to time of this temporary Global Bond at the rate of 8.875 per cent. per annum together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.	Exchange for definitive Bearer Bonds and purchases

This temporary Global Bond is exchangeable in whole or in part upon the request of the bearer for definitive Bearer Bonds only on and subject to the terms and conditions set out below. The definitive Bearer Bonds to be issued on such exchange will be in bearer form in the denominations of £1,000, £10,000 and £100,000 each with interest coupons and one talon ("Coupons") attached.

On and after 13th September, 1995 this temporary Global Bond may be exchanged in whole or in part at the specified office of the Principal Paying Agent (or such other place as the Trustee may agree) for definitive Bearer Bonds and the Issuer shall procure that the Principal Paying Agent shall issue and deliver, in full or partial exchange for this temporary Global Bond, definitive Bearer Bonds (together with the Coupons appertaining thereto) in an aggregate principal amount equal to the principal amount of this temporary Global Bond submitted for exchange Provided that definitive Bearer Bonds will be so issued and delivered only if and to the extent that there shall have been presented to the Issuer a certificate from Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or from Cedel Bank, société anonyme ("Cedel") substantially in the form of the certificate attached as Exhibit A.

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Any person who would, but for the provisions of this temporary Global Bond and the Trust Deed, otherwise be entitled to receive a definitive Bearer Bond or definitive Bearer Bonds shall not be entitled to require the exchange of an appropriate part of this temporary Global Bond for a definitive Bearer Bond or definitive Bearer Bonds unless and until he shall have delivered or caused to be delivered to Euroclear or Cedel a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedel in Luxembourg and the specified office of each of the Paying Agents).

Upon (i) any exchange of a part of this temporary Global Bond for a definitive Bearer Bond or definitive Bearer Bonds or (ii) the purchase by or on behalf of the Issuer or any Subsidiary of the Issuer and cancellation of a part of this temporary Global Bond in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part II of the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or so purchased and cancelled and, in each case, endorsed.

3.	Payments

Until the entire principal amount of this temporary Global Bond has been extinguished, this temporary Global Bond shall in all respects be entitled to the same benefits as the definitive Bearer Bonds for the time being represented hereby and shall be entitled to the benefit of and be bound by the Trust Deed, except that the holder of this temporary Global Bond shall not (unless upon due presentation of this temporary Global Bond for exchange, delivery of the appropriate number of definitive Bearer Bonds (together with the Coupons appertaining thereto) is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment of interest on this temporary Global Bond except upon certification as hereinafter provided. Upon any payment of principal, premium or interest on this temporary Global Bond the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part I of the Schedule hereto.

Payments of interest in respect of Bonds for the time being represented by this temporary Global Bond shall be made to the bearer only upon presentation to the Issuer of a certificate from Euroclear or from Cedel substantially in the form of the certificate attached as Exhibit A. Any person who would, but for the provisions of this temporary Global Bond and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Bond shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Cedel a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedel in Luxembourg and the specified office of each of the Paying Agents).

Upon any payment of principal and endorsement of such payment on Part I of the Schedule hereto, the principal amount of this temporary Global Bond shall be reduced for all purposes by the principal amount so paid and endorsed.

All payments of any amounts payable and paid to the bearer of this temporary Global Bond shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Bearer Bonds and Coupons.

4.	Authentication

This temporary Global Bond shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent.

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5.	Governing law

This temporary Global Note is governed by, and shall be construed in accordance with, the laws of England.

IN WITNESS whereof the Issuer has caused this temporary Global Bond to be signed manually by a person duly authorised on its behalf.

NORWEB plc

By: ..........................................

Duly authorised

Issued in London, England on 3rd August, 1995.

Certificate of authentication

This temporary Global Bond is duly authenticated without recourse, warranty or liability.

..........................................

Duly authorised
for and on behalf of
Morgan Guaranty Trust Company of New York, London office,
as Principal Paying Agent

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THE SCHEDULE

PART I

PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

The following payments on this temporary Global Note have been made:

Date	Interest	Premium	Principal	Remaining principal	Notation
made	paid	paid	paid	amount of this	made on
				temporary Global	behalf of
				Bond following	the Issuer
such payment
	£	£	£	£

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PART II

EXCHANGES FOR DEFINITIVE BEARER BONDS AND
PURCHASES AND CANCELLATIONS

The following exchanges of a part of this temporary Global Bond for definitive Bearer Bonds and/or purchases and cancellations of a part of this temporary Global Bond have been made:

Date	Part of principal	Part of principal	Aggregate principal	Notation
made	amount of this	amount of this	amount of this	made on
	temporary	temporary	temporary	behalf of
	Global Bond	Global Bond	Global Bond	the Issuer
	exchanged for	purchased and	following such
	definitive Bearer	cancelled	exchange or purchase
	Bonds		and cancellation

	£	£	£

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EXHIBIT A

NORWEB plc

£200,000,000

8.875 per cent. Bonds 2026

(the "Securities")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the Trust Deed, as of the date hereof, £[                     ] principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Trust Deed.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

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*Dated

[Morgan Guaranty Trust Company of New York,
Brussels office, as operator of the
Euroclear System] [Cedel Bank, société anonyme]

By: ................................................
Authorised Signatory

*	To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for definitive Bearer Bonds.

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EXHIBIT B

NORWEB plc

£200,000,000

8.875 per cent. Bonds 2026

(the "Securities")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for the purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, (the "Act"), then this is also to certify that, except as set forth below (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to £[                   ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

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We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

* Dated
By: ......................

[Name of person giving certification]
(As, or as agent for, the beneficial
owner(s) of the Securities
to which this certification relates)

*

To be dated no earlier than the fifteenth day before the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for definitive Bearer Bonds.

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THE SECOND SCHEDULE

Part I

- FORM OF DEFINITIVE ORIGINAL BEARER BOND -

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[1,000/10,000/100,000]	XS0058957316	[SERIES]	[Serial No.]

NORWEB plc
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366949)

£200,000,000 8.875 PER CENT. BONDS 2026

The issue of the Bonds was authorised by resolutions of the Board of Directors of NORWEB plc (the "Issuer") passed on 26th June, 1995 and resolutions of a duly authorised Committee of the Board of Directors of the Issuer passed on 10th July, 1995.

This Bond forms one of a series of Bonds constituted by a Trust Deed (the "Trust Deed") dated 3rd August, 1995 made between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Bonds and issued either in bearer form in the denominations of £1,000, £10,000 and £100,000 each with Coupons attached or in registered form in the denomination of £1 each or integral multiples thereof, in an aggregate principal amount of £200,000,000.

The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on 25th March, 2026 (or on such earlier date as the principal sum hereunder mentioned may become repayable in accordance with the said Conditions) the principal sum of:

£[1,000/10,000/100,000] ([One/Ten/One Hundred] Thousand Pounds Sterling)

together with interest on the said principal sum at the rate of 8.875 per cent. per annum payable annually in arrear on 25th March and together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

Neither this Bond nor the Coupons appertaining hereto shall be or become valid or obligatory for any purpose unless and until this Bond has been authenticated by or on behalf of the Principal Paying Agent.

IN WITNESS whereof this Bond has been executed on behalf of the Issuer.

NORWEB plc

By: ..............................
Director

Dated as of 3rd August, 1995

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Issued in London, England.

Certificate of authentication

This Bond is duly authenticated without recourse, warranty or liability.

...............................

Duly authorised
for and on behalf of
Morgan Guaranty Trust Company of New York, London office,
as Principal Paying Agent

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- FORM OF ORIGINAL COUPON -

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NORWEB plc

£200,000,000 8.875 PER CENT. BONDS 2026

Coupon appertaining to a Bond in the denomination of £[1,000/10,000/100,000]

[This Coupon is separately	Coupon for
negotiable, payable to bearer,	£[57.19/571.90/5,719.00]
[88.75/887.50/8,875.00]
and subject to the	due on
Conditions of the said Bonds.	25th March, [1996/ ]

[No.]	[1,000/10,000/100,000]	XS0058957316	[Series]	[Serial No.]

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On the back:
PRINCIPAL PAYING AGENT

Morgan Guaranty Trust Company
of New York
60 Victoria Embankment
London EC4Y 0JP

OTHER PAYING AGENTS

Morgan Guaranty Trust Company of New York Avenue des Arts 35 B-1040 Brussels	Banque Paribas Luxembourg S.A. 10A Boulevard Royal L-2093 Luxembourg

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- FORM OF ORIGINAL TALON -

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NORWEB plc

£200,000,000 8.875 PER CENT. BONDS 2026

Talon appertaining to a Note in the denomination of £[1,000/10,000/100,000]

On and after [                    ], 20[  ], [                ] further Coupons will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Bondholders) upon production and surrender of this Talon.

[No.]	[1,000/10,000/100,000]	XS0058957316	[Series]	[Serial No.]

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On the back:
PRINCIPAL PAYING AGENT

Morgan Guaranty Trust Company
of New York
60 Victoria Embankment
London EC4Y 0JP

OTHER PAYING AGENTS

Morgan Guaranty Trust Company of New York Avenue des Arts 35 B-1040 Brussels	Banque Paribas Luxembourg S.A. 10A Boulevard Royal L-2093 Luxembourg

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Part II

- FORM OF ORIGINAL REGISTERED BOND -

XS0058957316	[SERIES]	[SERIAL NO.]

NORWEB plc
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366949)

£200,000,000 8.875 PER CENT. BONDS 2026

The issue of the Bonds was authorised by resolutions of the Board of Directors of NORWEB plc (the "Issuer") passed on 26th June, 1995 and resolutions of a duly authorised Committee of the Board of Directors of the Issuer passed on 10th July, 1995.

This Bond forms one of a series of Bonds constituted by a Trust Deed (the "Trust Deed") dated 3rd August, 1995 made between the Issuer and The Law Debenture Trust Corporation p.l.c.as trustee for the holders of the Bonds and issued either in bearer form in the denominations of £1,000, £10,000 and £100,000 each with Coupons attached or in registered form in the denomination of £1 each or integral multiples thereof, in an aggregate principal amount of £200,000,000.

THIS IS TO CERTIFY that

is/are the registered holder(s) of one of the above-mentioned Bonds in registered form, such Bond being in the denomination of £[                     ] ([                     ] Pounds Sterling) and is/are entitled [on 25th March, 2026 (or on such earlier date as the principal sum hereinafter mentioned may become repayable in accordance with the Conditions endorsed hereon) to the repayment of such principal sum of:

£[ ]([ ]Pounds Sterling)

together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

Interest at the rate of 8.875 per cent. per annum is payable on the said principal sum annually in arrear on 25th March in each year, subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

IN WITNESS whereof this Bond has been executed on behalf of the Issuer.

NORWEB plc

By: ..............................
Director
Dated

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- FORM OF TRANSFER OF REGISTERED BOND -

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

£           principal amount of this Bond and all rights hereunder, hereby irrevocably constituting and appointing ......................................................... as attorney to transfer such principal amount of this Bond in the register maintained by NORWEB plc with full power of substitution.

Signature(s)	......................

......................

Date: ..............

N.B.:

1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

2.	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Note in every particular, without alteration or enlargement or any change whatever.

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Part III

- TERMS AND CONDITIONS OF THE ORIGINAL BONDS -

The £200,000,000 8.875 per cent. Bonds 2026 (the "Bonds", which expression shall in these Terms and Conditions, unless the context otherwise requires, include any further bonds issued pursuant to Condition 17 and forming a single series with the Bonds) of NORWEB plc (the "Issuer") are constituted by a Principal Trust Deed dated 3rd August, 1995 (the "Trust Deed" which expression shall wherever the context so admits include any deed supplemental thereto) made between the Issuer and The Law Debenture Trust Corporation p.l.c. (the "Trustee", which expression shall include any successor) as trustee for the holders of the Bonds (the "Bondholders"). The issue of the Bonds was authorised by resolutions of the Board of Directors of the Issuer passed on 26th June, 1995 and by resolutions of a duly authorised committee of the Board of Directors of the Issuer passed on 10th July, 1995. The Bonds are, on issue, listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited (the "London Stock Exchange"). The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed and of an Agency Agreement dated 3rd August, 1995 (the "Agency Agreement') made between the Issuer, Morgan Guaranty Trust Company of New York, London office, as principal paying agent (the "Principal Paying Agent", which expression shall include any successor), The Royal Bank of Scotland plc as registrar (the "Registrar", which expression shall include any successor), the other paying agents named therein (together with the Principal Paying Agent, the "Paying Agents", which expression shall include any additional or successor paying agents) and the Trustee are available for inspection during normal business hours by the Bondholders and the holders of the interest coupons appertaining to the Bonds in bearer form (respectively, the "Couponholders" and the "Coupons", which latter expression shall, unless the context otherwise requires, include the Talon referred to below) at the registered office for the time being of the Trustee, being at the date of issue of the Bonds at Princes House, 95 Gresham Street, London EC2V 7LY, and at the specified office of each of the Paying Agents and the Registrar. The Bondholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement.

1.	FORM, DENOMINATION AND TITLE

The Bonds are in bearer form, serially numbered, in the denominations of £1,000, £10,000 and £100,000 each ("Bearer Bonds") with Coupons and one Talon for further Coupons (a "Talon") attached on issue and in registered form in the denominations of £1 and integral multiples thereof ("Registered Bonds") without interest coupons. Title to the Bearer Bonds and to the Coupons will pass by delivery and title to the Registered Bonds will pass upon the registration of transfers in accordance with the provisions of the Agency Agreement and the Trust Deed. Bearer Bonds of one denomination cannot be exchanged for Bearer Bonds of another denomination.

The Issuer, any Paying Agent, the Registrar and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Bearer Bond and the holder of any Coupon and the registered holder of any Registered Bond as the absolute owner for all purposes (whether or not the Bond or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Bond or Coupon or any notice of previous loss or theft of the Bond or Coupon).

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2.	TRANSFER AND EXCHANGE

(a)	Transfer of Registered Bonds
A Registered Bond may be transferred in whole or in part (in the principal amount of £1 or any integral multiple thereof) by the transferor depositing the Registered Bond for registration of the transfer of the Registered Bond (or the relevant part of the Registered Bond) at the specified office of the Registrar with a form of transfer (in a form approved by the Registrar and the Trustee) duly completed and signed by or on behalf of the transferor and upon the Registrar after due and careful enquiry being satisfied with the evidence of title and the identity of the person making the request and subject to such reasonable regulations as the Issuer and the Registrar may (with the prior approval of theTrustee) prescribe. Subject as provided above and subject to the payment of any sum in respect of any stamp duty, tax or other governmental charge as is referred to in paragraph (e) below, the Registrar will, within three Business Days (as defined below) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), deliver at its specified office to the transferee or (at the risk and, if mailed at the request of the transferee otherwise than by ordinary uninsured mail, at the expense of the transferee) send by mail to such address as the transferee may request a new Registered Bond of a like aggregate principal amount to the Registered Bond (or the relevant part of the Registered Bond) transferred. In the case of the transfer of part only of a Registered Bond, a new Registered Bond in respect of the balance of the Registered Bond not transferred will be so delivered or (at the risk and, if mailed at the request of the transferor otherwise than by ordinary uninsured mail, at the expense of the transferor) sent by mail to the transferor. For the purpose of this Condition 2, "Business Day" means a day on which commercial banks and foreign exchange markets settle payments in London.

(b)	Exchange of Bearer Bonds for Registered Bonds
At the option of the holder thereof, upon presentation to the Principal Paying Agent at any time on or after 13th September, 1995 (the "Exchange Date") of a duly completed and signed request for exchange (in the form for the time being obtainable from the specified office of the Registrar or the Principal Paying Agent (a "Registration Request")) together with the relevant Bearer Bond(s) and payment of any sum in respect of any such stamp duty, tax or other governmental charge as is referred to in paragraph (e) below, subject to the terms of the Agency Agreement, Bearer Bonds are exchangeable in whole, but not in part, for the same aggregate principal amount of Registered Bonds, provided that all unmatured Coupons relating thereto are attached thereto or are surrendered therewith. Registration Requests may not be presented on or after the Record Date (as defined in Condition 5) in respect of any Interest Payment Date (as defined in Condition 4) up to and including such Interest Payment Date. Interest on a Registered Bond issued on exchange will accrue, and interest on the corresponding Bearer Bond(s) presented for exchange will cease to accrue, as from the immediately preceding Interest Payment Date or, if none, as from 3rd August, 1995 (the "Closing Date"). Registration Requests may only be presented, and Bearer Bonds and Coupons may only be surrendered for exchange for Registered Bonds, at the specified office of the Principal Paying Agent. The Registrar will, within five Business Days of the date of presentation to the Principal Paying Agent of any Registration Request together with the relevant Bearer Bond(s) and Coupons, deliver at its specified office to the Bondholder or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) mail to such address (other than an address in the United States) as may be specified by the Bondholder in the Registration Request a Registered Bond of the same aggregate principal amount as that of the Bearer Bond exchanged.

(c)	Exchange of Registered Bonds for Bearer Bonds
At the option of the holder thereof, upon presentation to the Registrar at any time on or after the Exchange Date of a duly completed and signed request for exchange (in the form for the time being obtainable from the specified office of the Registrar or the Principal Paying Agent (a "Bearer Request")) together with the relevant Registered Bond(s) and payment of any sum in respect of any such stamp duty, tax or other governmental charge as is referred to in paragraph (e) below, subject to the terms of the Agency Agreement, Registered Bonds are exchangeable in whole or in part in principal amounts of £1,000 or integral multiples thereof for

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the same aggregate principal amount of Bearer Bonds. Bearer Requests may not be presented on or after the Record Date in respect of any Interest Payment Date up to and including such Interest Payment Date. Bearer Requests may not be presented on or after the date the Issuer validly gives notice to the Bondholders of its intention to redeem Bearer Bonds pursuant to Condition 6(c). Interest on Bearer Bonds issued on exchange will accrue, and interest on the corresponding Registered Bonds presented for exchange will cease to accrue, as from the immediately preceding Interest Payment Date or, if none, the Closing Date. Bearer Requests may only be presented, and Registered Bonds may only be surrendered for exchange for Bearer Bonds, at the specified office of the Registrar. The Principal Paying Agent will, within five Business Days of the date of presentation to the Registrar of any Bearer Request together with the relevant Registered Bond(s), deliver at its specified office to the Bondholder or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) mail to such address, other than an address in the United States, as may be specified by the Bondholder in the Bearer Request the Bearer Bond or Bearer Bonds requested together with all Coupons in respect of all Interest Payment Dates falling after the date of presentation. In the case of exchange of part only of a Registered Bond, a new Registered Bond for the balance so exchanged will be sent by mail by the Registrar (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) to such address, other than an address in the United States, as may be specified by the Bondholder in the Bearer Request.

(d)	Closed Periods

In the event of a partial redemption of Bonds under Condition 6(b), the Issuer shall not be required:

(i)	to register the transfer of Registered Bonds (or parts of Registered Bonds) or to exchange Bearer Bonds for Registered Bonds (or vice versa) during the period beginning on the sixty-fifth day before the date of the partial redemption and ending on the day on which notice is given specifying the serial numbers of Bonds called (in whole or in part) for redemption (both inclusive); or

(ii)	to register the transfer of any Registered Bond, or part of a Registered Bond, called for partial, redemption; or

(iii)	to exchange any Registered Bond (or part thereof) or Bearer Bond called for partial redemption;

except that a Registered Bond (or part thereof) or Bearer Bond called for partial redemption may be exchanged for a Bearer Bond or Registered Bond, respectively, which is simultaneously surrendered not later than the relevant Record Date.

(e)	Formalities free of charge

Such transfer or exchange will be effected without charge subject to (i) the person making such application for transfer or request for exchange paying or procuring the payment of any stamp duty, tax or other governmental charge, (ii) the Registrar being satisfied with the documents of title and identity of the person making the application or request and (iii) such reasonable regulations as the Issuer may from time to time agree with the Trustee, the Principal Paying Agent and the Registrar. The exchange of Bearer Bonds for Registered Bonds and Registered Bonds for Bearer Bonds will be subject to the provisions of all applicable fiscal or other laws and regulations in effect at the time of such exchange.

(f)	Registrar

The name of the initial Registrar and its initial specified office are set out at the end of these Terms and Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of the Registrar and to appoint another Registrar provided that it will at all times maintain a Registrar approved by the Trustee having a specified office in the United Kingdom. Notice of any termination or appointment and of any changes in specified office will be given to the Bondholders promptly by the Issuer in accordance with Condition 14.

3.	STATUS

The Bonds and the Coupons are direct, unconditional and unsecured obligations of the Issuer and rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

4.	INTEREST

The Bonds bear interest from (and including) the Closing Date at the rate of 8.875 per cent per annum payable (less United Kingdom income tax, if appropriate) annually in arrear on 25th March in each year (each an "Interest Payment Date"), except that the first such payment, which will be made on 25th March,

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1996, will be in respect of the period from (and including) the Closing Date to (but excluding) 25th March, 1996 and will amount to £57.19 (less United Kingdom income tax, if appropriate) per £1,000 in principal amount of the Bonds (and so in proportion for any greater or lesser principal amount of the Bonds, rounded upwards, if necessary, to two decimal places).

Each Bond or, in the case of the redemption of part only of a Registered Bond, that part only of the Registered Bond will cease to bear interest from its due date for redemption unless, upon due presentation, payment of the principal in respect of the Bond is improperly withheld or refused or unless default is otherwise made in respect of such payment, in which event interest shall continue to accrue as provided in the Trust Deed.

When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each.

5.	PAYMENTS AND EXCHANGE OF TALONS

Payments of principal and interest in respect of each Bearer Bond will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Bearer Bond, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupons, in each case at the specified office of any of the Paying Agents.

Payments in respect of each Bearer Bond will be made at the specified office of any Paying Agent, at the option of the holder, by sterling cheque drawn on, or by transfer to a sterling account maintained by the payee with, a bank in the City of London, subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 8.

Each Bearer Bond should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any relative missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of the relevant Bearer Bond (whether or not the Coupon would otherwise have become void pursuant to Condition 9), or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

If the due date for redemption of any Bearer Bond is not an Interest Payment Date interest accrued on such Bond from (and including) the preceding Interest Payment Date (or, if none, the Closing Date) up to (but excluding) the date of redemption shall be paid only against presentation and surrender of such Bearer Bond.

Payments of principal in respect of each Registered Bond will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Registered Bond at the specified office of the Registrar in London by sterling cheque drawn on a bank in the City of London. Payments of interest on each Registered Bond will be made by sterling cheque drawn on a bank in the City of London and mailed on the Business Day in the City of London immediately preceding the relevant due date to the holder (or to the first named of joint holders) of the Registered Bond appearing on the register at the close of business on the seventh day before the relevant due date (the "Record Date") at his address shown on the register on the Record Date. Upon application of the holder to the specified office of the Registrar, not less than three Business Days before the due date for any payment in respect of a Registered Bond, the payment may be made (in the case of payment of principal against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Registered Bond as provided above) by transfer on the due date to a sterling account maintained by the payee with a bank in the City of London. Payments in respect of principal and interest on Registered Bonds are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

A holder shall be entitled to present a Bond or Coupon for payment only on a Presentation Date and shall not be entitled to any further interest or other payment if a Presentation Date is after the due date.

"Presentation Date" means a day which (subject to Condition 9):

(a)	is or falls after the relevant due date but, if the due date is not or was not a Business Day in the City of London, is or falls after the next following such Business Day; and

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(b)	is a Business Day in the place of the specified office of the Paying Agent (or the Registrar in the case of payments of principal in respect of Registered Bonds) at which the Bond or Coupon is presented for payment and, in the case of payment by transfer to a sterling account in the City of London as referred to above, in the City of London.

In this Condition 5, "Business Day" means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments in that place.

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon comprised in the Coupon Sheet may be surrendered at the specified office of any Paying Agent in exchange for a further Coupon sheet (including any appropriate further Talon), subject to the provisions of Condition 9. Each Talon shall, for the purposes of these Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.

The names of the initial Paying Agents and their initial specified offices are set out at the end of these Terms and Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that it will at all times maintain at least two Paying Agents having specified offices in separate European cities approved by the Trustee, one of which, so long as the Bonds are listed on the London Stock Exchange, shall be London or such other place as the London Stock Exchange may approve and one of which shall be outside the United Kingdom. Notice of any termination or appointment and of any changes in specified offices will be given to the Bondholders promptly by the Issuer in accordance with Condition 14.

6.	REDEMPTION AND PURCHASE

(a)	Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Bonds at their principal amount on 25th March, 2026.

(b)	The Issuer may, at any time, having given notice to the Bondholders in accordance with this Condition 6(b) (which notice shall be irrevocable), redeem the Bonds in whole or in part (but if in part, in integral multiples of £1,000,000 in principal amount thereof), at the price which shall be the higher of the following, together with interest accrued up to (but excluding) the date of redemption:

(i)	par; and

(ii)	that price (the "Redemption Price"), expressed as a percentage rounded to three decimal places (0.0005 being rounded down), at which the Gross Redemption Yield on the Bonds, if they were to be purchased at such price on the third dealing day prior to the publication of the notice of redemption or, in the case of a partial redemption, the first notice of redemption referred to below, would be equal to the Gross Redemption Yield on such dealing day of the 8¾ per cent. Treasury Stock 2017 or of such other United Kingdom Government Stock as the Trustee, with the advice of three leading brokers operating in the gilt-edged market and/or gilt-edged market makers, shall determine to be appropriate (the "Reference Stock") on the basis of the middle market price of the Reference Stock prevailing on such dealing day, as determined by Swiss Bank Corporation (or such other person(s) as the Trustee may approve).

The Gross Redemption Yield on the Bonds and the Reference Stock will be expressed as a percentage and will be calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the journal of the Institute of Actuaries, Vol.105, Part 1,1978, page 18 or on such other basis as the Trustee may approve.

In the case of a partial redemption of Bonds, Bonds (or, as the case may be, parts of Registered Bonds) to be redeemed will be selected individually by lot in such place as the Trustee may approve and in such manner as the Trustee shall deem to be appropriate and fair without involving any part only of a Bearer Bond, not more than 65 days before the date fixed for redemption. In the case of a redemption of all of the Bonds pursuant to this Condition 6(b), notice will be given to the Bondholders by the Issuer in accordance with Condition 14 once not less than 30 nor more than 60 days before the date fixed for redemption. In the case of a partial redemption, notice will be so given twice, first not less than 80 nor more than 95 days, and secondly not less than 30 nor more than 60 days, before the date fixed for redemption. Each notice will specify the date fixed for redemption and the redemption price and, in the case of a partial redemption, the aggregate principal amount of the Bonds to be redeemed, the serial numbers of Bonds previously called (in whole or in part) for redemption and not presented for payment and the aggregate principal amount of the Bonds which will be outstanding after the partial redemption. In addition, in the case of a partial redemption, the first notice will

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specify the period during which exchanges or transfers of Bonds may not be made as provided in Condition 2 and the second notice will specify the serial numbers of the Bonds called (in whole or, in the case of Registered Bonds, in part) for redemption.

Upon the expiry of any such notice period as is referred to above, the Issuershall be bound to redeem the Bonds to which the notice refers at the relative redemption price applicable at the date of such redemption together with interest accrued to (but excluding) such date.

(c)	If, as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political sub-division of, or any authority in, or of, the United Kingdom having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after 28th July, 1995, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 (and such amendment or change has been evidenced by the delivery by the Issuer to the Trustee (who shall, in the absence of manifest error, accept such certificate and opinion as sufficient evidence thereof) of (i) a certificate signed by two Directors of the Issuer on behalf of the Issuer stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), describing the facts leading thereto and stating that such obligation cannot be avoided by the Issuer taking reasonable measures available to it and (ii) an opinion in a form satisfactory to the Trustee of independent legal advisers of recognised standing to whom the Trustee shall have no reasonable objection to the effect that such amendment or change has occurred (irrespective of whether such amendment or change is then effective)), the Issuer may, at its option, having given not less than 30 nor more than 60 days' notice to the Bondholders in accordance with Condition 14 (which notice shall be irrevocable), redeem all, but not some only, in a case where the requirement to pay such additional amounts results solely from the deduction from payments of interest in respect of Bearer Bonds of any United Kingdom income tax required to be withheld or deducted at source, of only the Bearer Bonds and, in any other case, of the Bonds (other than Bonds in respect of which the Issuer shall have given a notice of redemption pursuant to Condition 6(b) prior to any notice being given under this Condition 6(c)), in each case at their principal amount together with interest accrued to the date of redemption, provided that no notice of redemption shall be given earlier than 90 days before the earliest date on which the Issuer would be required to pay such additional amounts were a payment in respect of the Bonds then due. Any notice to Bondholders pursuant to this Condition 6(c) which applies only to Bearer Bonds shall also inform holders of Bearer Bonds of their right to exchange such Bearer Bonds for Registered Bonds pursuant to Condition 2(b) and the period or periods during which such exchange can take place.

N.B. Holders of Registered Bonds should note that if the Issuer gives a notice under this Condition 6(c) to redeem only the outstanding Bearer Bonds, their right to exchange their Registered Bonds for Bearer Bonds will thereupon cease and there will be no obligation on the Issuer to redeem any Registered Bonds which may be outstanding nor will there be any obligation on the Issuer to maintain in issue any minimum principal amount of Registered Bonds.

Upon the expiry of any such notice period as is referred to above (and subject as provided above), the Issuer shall be bound to redeem the relevant Bonds at their principal amount together with interest accrued to (but excluding) the redemption date.

(d)	The Issuer or any of its Subsidiaries (as defined in Condition 10) may at any time purchase Bonds in any manner and at any price. If purchases are made by tender, tenders must be available to all Bondholders alike.

(e)	All Bonds which are redeemed by the Issuer will forthwith be cancelled (together, in the case of Bearer Bonds, with all relative unmatured Coupons attached to the Bearer Bonds or surrendered with the Bearer Bonds) and may not be reissued or resold. Bonds purchased by the Issuer or any of its Subsidiaries may be held or reissued or resold or surrendered for cancellation.

7.	REDEMPTION AT THE OPTION OF BONDHOLDERS

(a)	(i)	If, at any time while any of the Bonds remains outstanding, a Restructuring Event (as defined below) occurs and prior to the commencement of or during the Restructuring Period (as defined below) an independent financial adviser (as defined below) shall have certified in writing to the Trustee that such Restructuring Event will not be or is not, in its opinion, materially prejudicial to the interests of the Bondholders, the following provisions of this Condition 7 shall cease to have any further effect in relation to such Restructuring Event.

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(ii)	If, at any time while any of the Bonds remains outstanding, a Restructuring Event occurs and (subject to Condition 7(a)(i)):

(A)	within the Restructuring Period, either:

	(i)	if at the time such Restructuring Event occurs there are Rated Securities (as defined below), a Rating Downgrade (as defined below) in respect of such Restructuring Event also occurs; or

(ii)	if at such time there are no Rated Securities, a Negative Rating Event (as defined below) also occurs; and

(B)	an independent financial adviser shall have certified in writing to the Trustee that such Restructuring Event will be or is, in its opinion, materially prejudicial to the interests of the Bondholders (a "Negative Certification"), then, unless at any time the Issuer shall have given a notice under Condition 6(b) in respect of his Bond or Condition 6(c), in each case expiring prior to the Put Date (as defined below), the holder of each Bond will, upon the giving of a Put Event Notice (as defined below), have the option (the "Put Option") to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Bond on the Put Date at its principal amount together with (or, where purchased, together with an amount equal to) interest accrued to (but excluding) the Put Date.

A Restructuring Event shall be deemed not to be materially prejudicial tothe interests of the Bondholders if, notwithstanding the occurrence of a RatingDowngrade, the rating assigned to the Rated Securities by any Rating Agency (as defined below) is subsequently increased to an investment grade rating (BBB-/ Baa3 or their respective equivalents for the time being, or better) prior to any Negative Certification being issued.

Any certification by an independent financial adviser as aforesaid as to whether ornot, in its opinion, any Restructuring Event will be or is materially prejudicial to the interests of the Bondholders shall, in the absence of manifest error, be conclusive and binding on the Trustee, the Issuer and the Bondholders. For the purposes of this Condition 8, an "independent financial adviser" means a financial adviser appointed by the Issuer and approved by the Trustee (such approval not to be unreasonably withheld or delayed) or, if the Issuer shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of such Restructuring Event and the Trustee is indemnified to its satisfaction against the costs of such adviser, appointed by the Trustee following consultation with the Issuer.

(b)	Promptly upon the Issuer becoming aware that a Put Event (as defined below) has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in principal amount of the Bonds then outstanding shall, give notice (a "Put Event Notice") to the Bondholders in accordance with Condition 14 specifying the nature of the Put Event and the procedure for exercising the Put Option.

(c)	To exercise the Put Option, the holder of a Bond must deliver such Bond to the specified office of any Paying Agent, on a day which is a Business Day (as defined in Condition 5) in the City of London and in the place of such specified office falling within the period (the "Put Period") commencing on the date on which a Put Event Notice is given and ending on the 45th day thereafter, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder may specify a bank account complying with the requirements of Condition 5 to which payment is to be made under this Condition 7. Each Bearer Bond should be delivered together with all Coupons appertaining thereto maturing after the day (the "Put Date") being the fifteenth day after the date of expiry of the Put Period, failing which an amount equal to the face value of any such missing Coupon will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner provided in Condition 5 against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant missing Coupon at any time before the expiry of 10 years after the Relevant Date in respect of the relevant Bearer Bond (whether or not the Coupon would otherwise have become void pursuant to Condition 9) or, if later, five years after the date on which such Coupon would have become due, but not thereafter. The Paying Agent to which such Bond and Put Notice are delivered shall issue to the Bondholder concerned a non-transferable receipt in respect of the Bond so delivered. Payment in respect of any Bond so delivered

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shall be made, if the holder duly specifies a bank account in the Put Notice to which payment is to be made on the Put Date, by transfer to that bank account and, in every other case, on or after the Put Date in each case against presentation and surrender or (as the case may be) endorsement of such receipt at any specified office of any Paying Agent, subject in any such case as provided in Condition 5. A Put Notice, once given, shall be irrevocable. For the purposes of Conditions 1, 9, 10, 11, 13 and 15, receipts issued pursuant to this Condition 7 shall be treated as if they were Bonds. The Issuer shall redeem or, at the option of the Issuer, purchase (or procure the purchase of) the relevant Bond on the applicable Put Date unless previously redeemed or purchased.

(d)	For the purposes of these Terms and Conditions:

	(i)	A "Negative Rating Event" shall be deemed to have occurred if (A) the Issuer does not either prior to or not later than 14 days after the date of a Negative Certification in respect of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, a rating of the Bonds or any other unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more from a Rating Agency or (B) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating of at least investment grade (BBB–/Baa3, or their respective equivalents for the time being or better).

(ii)	"Pooling and Settlement Agreement" means the agreement dated 30th March, 1990 (as amended and restated at 22nd April, 1994) made by the Issuer with The National Grid Company plc and others setting out the rules and procedures for the operation of an electricity trading pool and of a settlement system and, while the same has effect, the Initial Settlement Agreement also dated 30th March, 1990 and made between the same parties, in each case as in force on 28th July, 1995

(iii)	A "Put Event" occurs on the date of the last to occur of (aa) a Restructuring Event, (bb) either a Rating Downgrade or, as the case may be, a Negative Rating Event and (cc) the relevant Negative Certification.

(iv)	"Rating Agency" means Standard & Poor's Corporation or any of its subsidiaries and their successors ("Standard & Poor's") or Moody's Investors Service Inc. or any of its subsidiaries and their successors ("Moody's") or any rating agency substituted for either of them (or any permitted substitute of them) by the Issuer from time to time with the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed).

(v)	A "Rating Downgrade" shall be deemed to have occurred in respect of a Restructuring Event if the then current rating assigned to the Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB–/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Ba1, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall then have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category.

(vi)	"Rated Securities" means the Bonds, if at any time and for so long as they shall have a rating from a RatingAgency, and otherwise any other unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more which is rated by a Rating Agency.

(vii)	"Restructuring Event" means the occurrence of any one or more of the following events:

(A)	(aa) the Secretary of State for Trade and Industry (or any successor) giving the Issuer written notice of revocation of the public electricity supply licence (the "PES Licence") granted by the Secretary of State for Energy to the Issuer under the Electricity Act 1989 in relation to its authorised area and excluding any second tier supply licence provided that the giving of notice pursuant to paragraph 3 of Part 1 of the PES Licence shall not be deemed to constitute the revocation of the PES Licence or (bb) the Issuer agreeing in writing with the Secretary of State for Trade and Industry (or any successor) to any revocation or surrender of the PES Licence or (cc) any legislation (whether primary or subordinate) being enacted terminating or revoking the PES Licence, except in any such case in circumstances where a licence or licences on substantially no less favourable terms is or are granted to the Issuer or a wholly-owned Subsidiary of the Issuer (the "Relevant Subsidiary") and in the case of such Relevant Subsidiary at the time of such grant it either executes in favour of the Trustee an unconditional and irrevocable guarantee in respect of the Bonds in such form as the Trustee may approve (such approval not to be unreasonably withheld or delayed) or becomes the primary obligor under the Bonds in accordance with Condition 12; or

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(B)	any modification (other than a modification which is of a formal, minor or technical nature) is made to the terms and conditions of the PES Licence on or after 28th July, 1995 unless two Directors of the Issuer have certified in good faith to the Trustee that the modified terms and conditions are not materially less favourable to the business of the Issuer provided that any modification arising from the review of the distribution price control formula by Professor Stephen Littlechild in his capacity as the Director General of Electricity Supply published on 6th July, 1995 shall not constitute a Restructuring Event unless it results in the credit rating assigned to the short term debt of the Issuer by Standard & Poor's or Moody's being either (i) downgraded to a "speculative grade" rating "B" or below in the case of Standard & Poor's or to "not prime" or worse in the case of Moody's or (ii) withdrawn;

(C)	(aa) the Pooling and Settlement Agreement being terminated under Clause 67.4 thereof and not replaced by an agreement, commercial arrangement or open market mechanism or framework having substantially the same effect as the Pooling and Settlement Agreement, in each case on terms which two Directors of the Issuer certify in good faith to the Trustee to be not materially less favourable to the business of the Issuer or (bb) the Issuer being given notice pursuant to Clause 67.3.2 of the Pooling and Settlement Agreement requiring it to cease to be a party thereto or (cc) any notice declaring an event of default (as defined in the Pooling and Settlement Agreement) being given to the Issuer under Clause 66.1.1 or 66.2 thereof and such default remaining unremedied or unwaived or (dd) any modification (other than a modification which is of a formal, minor or technical nature) being made to the Pooling and Settlement Agreement on or after 28th July, 1995 or (ee) the Issuer ceasing to be a party to the Pooling and Settlement Agreement for any reason (other than pursuant to (bb) and (cc) above), except where a licence is granted to the Relevant Subsidiary as contemplated by sub-paragraph (d)(vii)(A) above and at or about the same time all rights and obligations of the Issuer pursuant to the Pooling and Settlement Agreement are assigned and transferred to such Relevant Subsidiary in such manner as the Trustee may approve (such approval not to be unreasonably withheld or delayed), unless, in the case of (dd), two Directors of the Issuer have certified in good faith to the Trustee that any such modification has not had and will not have a materially adverse effect on the amount or nature of any payment made or to be made by or to the Issuer pursuant to the Pooling and Settlement Agreement or a materially adverse effect on the financial rights or obligations of the Issuer under the Pooling and Settlement Agreement, provided that any such modification shall, to the extent it grants or confers powers or discretions on the Director General of Electricity Supply (or any successor) under or in respect of the Pooling and Settlement Agreement, be deemed not to have a materially adverse effect as aforesaid, but for the avoidance of doubt any modification to the Pooling and Settlement Agreement made by the Director General of Electricity Supply (or any successor) by virtue of or pursuant to any such powers or discretions and which otherwise would have a materially adverse effect as provided above shall not by virtue of this sub-paragraph be deemed not to have such an effect; or

(D)	any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State for Trade and Industry (or any successor) and/or the Director General of Electricity Supply (or any successor) under Section 3 of the Electricity Act 1989 as in force on 28th July, 1995, unless two Directors of the Issuer have certified in good faith to the Trustee that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of the Issuer.

(viii)	"Restructuring Period" means:

(A)	if at the time a Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which that Restructuring Event occurs; or

(B)	if at the time a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which that Restructuring Event occurs and ending on the day 90 days following the later of (aa) the date on which the Issuer shall seek to obtain a rating pursuant to Condition 7(d)(i) prior to the expiry of the 14 days referred to in the definition of Negative Rating Event and (bb) the date on which a Negative Certification shall have been given to the Issuer in respect of that Restructuring Event.

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(ix)	A Rating Downgrade or a Negative Rating Event or a non-investment grade rating shall be deemed not to have occurred as a result or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, declining to assign a rating of at least investment grade as provided in this Condition 7 does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction or, where applicable, declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.

The Trust Deed provides that the Trustee is under no obligation to ascertain whether a Restructuring Event, a Negative Rating Event or any event which could lead to the occurrence of or could constitute a Restructuring Event has occurred and until it shall have actual knowledge or express notice pursuant to the Trust Deed to the contrary the Trustee may assume that no Restructuring Event, Negative Rating Event or other such event has occurred.

8.	TAXATION

All payments in respect of the Bonds (other than payments of interest in respect of Registered Bonds which will be made subject to the deduction of any United Kingdom income tax required to be withheld or deducted at source) by the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the United Kingdom, or any political sub-division of, or any authority in, or of, the United Kingdom having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event (other than where the deduction or withholding is in respect of Registered Bonds as aforesaid), the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the Bondholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Bonds or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Bond or Coupon:

(a)	to, or to a third party on behalf of, a holder who is liable to the Taxes in respect of the Bond or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Bond or Coupon; or

(b)	where the Coupon is presented for payment in the United Kingdom; or

(c)	presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days; or

(d)	to, or to a third party on behalf of, a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority.

As used herein, "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received in London by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Bondholders by the Issuer in accordance with Condition 14.

Any reference in these Terms and Conditions to any amounts in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.

9.	PRESCRIPTION

Bonds (whether in bearer or registered form) and Coupons (which for this purpose shall not include Talons) will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Bonds or, as the case may be, the Coupons, subject to the provisions of Conditions 5 or 7(c). There shall not be included in any Coupon sheet issued upon exchange of a Talon any Coupon which would be void upon issue under this Condition or Conditions 5 or 7(c).

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10.	EVENTS OF DEFAULT

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders shall (subject in each case to being indemnified to its satisfaction), (but, in the case of the happening of any of the events mentioned in sub-paragraphs (b), (c), (e), (f), (g) and (h) below, only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Bondholders), give notice to the Issuer that the Bonds are, and they shall accordingly thereby forthwith become, immediately due and repayable at their principal amount together with accrued interest (as provided in the Trust Deed) if any of the following events (each an "Event of Default") shall have occurred (unless such Event of Default has been remedied to the satisfaction of the Trustee):

(a)	if default is made for a period of 14 days or more in the payment of any principal or the purchase price due in respect of any Bond pursuant to Condition 7 or 21 days or more in the payment of any interest due in respect of the Bonds or any of them; or

(b)	if the Issuer fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Bonds or the Trust Deed and (except where the Trustee shall have certified to the Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 60 days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(c)	if (i) any other indebtedness for borrowed money of the Issuer or any Principal Subsidiary becomes due and repayable prior to its stated maturity by reason of an event of default (howsoever described) or (ii) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period (as originally provided) or (iii) the Issuer or any Principal Subsidiary fails to pay when due (or, as the case may be, within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money of any person or (iv) any security given by the Issuer or any Principal Subsidiary for any indebtedness for borrowed money of any person or any guarantee or indemnity of indebtedness for borrowed money of any person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant indebtedness for borrowed money or any such guarantee or indemnity as aforesaid shall be due and payable, provided that the aggregate amount of the relevant indebtedness for borrowed money in respect of which any one or more of the events mentioned above in this sub-paragraph (c) has or have occurred equals or exceeds £20,000,000 or its equivalent in other currencies (as determined by the Trustee) or, if greater, three per cent. of the Capital and Reserves, and for the purposes of this sub-paragraph (c), "indebtedness for borrowed money" shall exclude Project Finance Indebtedness; or

(d)	if any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of the Issuer, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders; or

(e)	if any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of a Principal Subsidiary, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (i) not involving or arising out of the insolvency of such Principal Subsidiary and under which all the surplus assets of such Principal Subsidiary are transferred to the Issuer or any of its other Subsidiaries or (ii) the terms of which have previously been approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders; or

(f)	if the Issuer or any Principal Subsidiary shall cease to carry on the whole or substantially the whole of its business, save in each case for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (i) not involving or arising out of the insolvency of the Issuer or such Principal Subsidiary and under which all or substantially all of its assets are transferred to another member of the Group or (ii) under which all or substantially all of its assets are transferred to a third party or parties (whether associates or not) for full consideration by the Issuer or a Principal Subsidiary on an arm's length basis or (iii) where the transferee is or

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immediately upon such transfer becomes a Principal Subsidiary or (iv) the terms of which have previously been approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders, provided that if the Issuer shall cease to hold or shall transfer the Licence it shall be deemed to have ceased to carry on the whole or substantially the whole of its business (and none of exceptions (i) to (iii) shall apply) unless the transferee assumes all The Issuer's obligations under the Bonds and the Trust Deed as primary obligor or gives a guarantee in form and substance acceptable to the Trustee in respect of the obligations of the Issuer under the Bonds and the Trust Deed; or

(g)	if the Issuer or any Principal Subsidiary shall suspend or shall threaten to suspend payment of its debts generally or shall be declared or adjudicated by a competent court to be unable, or shall admit in writing its inability, to pay its debts (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986) as they fall due, or shall be adjudicated or found insolvent by a competent court or shall enter into any composition or other similar arrangement with its creditors under Section 1 of the Insolvency Act 1986; or

(h)	if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Issuer or any Principal Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 90 days (or such longer period as the Trustee may in its absolute discretion permit).

For the purposes of sub-paragraph (g) above, Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "£750" there was substituted "£250,000" or such higher figure as the Director (as defined in the PES Licence) may from time to time determine by notice in writing to the Secretary of State (as defined in the PES Licence) and the Issuer.

Neither the Issuer nor any Principal Subsidiary shall be deemed to be unable to pay its debts for the purposes of sub-paragraph (g) above if any such demand as is mentioned in Section 123(l)(a) of the Insolvency Act 1986 is being contested in good faith by the Issuer or the relevant Principal Subsidiary with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Trustee under the first paragraph of this Condition 10.

For the purposes of these Terms and Conditions:

(A)	"Principal Subsidiary" at any time shall mean a Subsidiary of the Issuer (not being an Excluded Subsidiary or any other Subsidiary of the Issuer more than 70 per cent. of whose indebtedness for borrowed money is Project Finance Indebtedness):

(i)	whose (a) net profits before tax or (b) gross assets represent 20 per cent. or more of the consolidated net profits before tax of the Group or consolidated gross assets of the Group respectively, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated in the case of a company which itself has Subsidiaries and which, in the normal course, prepares consolidated accounts) and the then latest audited consolidated financial statements of the Group; or

(ii)	to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (ii) (but without prejudice to the provisions of sub-paragraph (i) above), upon publication of its next audited financial statements;

all as more fully defined in the Trust Deed.

A report by the Auditors that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or through out any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

(B)	"Capital and Reserves" means the aggregate of:

(i) the amount paid up or credited as paid up on the share capital of the Issuer; and

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(ii)	the total of the capital, revaluation and revenue reserves of the Group, including any share premium account, capital redemption reserve and credit balance on the profit and loss account but excluding sums set aside for taxation and amounts attributable to outside shareholders in Subsidiary Undertakings (as defined below) and deducting any debit balance on the profit and loss account, all as shown in the then latest audited consolidated balance sheet of the Group prepared in accordance with the historical cost convention (as modified by the revaluation of certain fixed assets) for the purposes of the Companies Act 1985, but adjusted as may be necessary in respect of any variation in the paid up share capital or share premium account of the Issuer since the date of that balance sheet and further adjusted as may be necessary to reflect any change since the date of that balance sheet in the Subsidiary Undertakings comprising the Group and/or as the Auditors (as defined in the Trust Deed) may consider appropriate.

A report by the Auditors as to the amount of the Capital and Reserves at any given time shall, in the absence of manifest error, be conclusive and binding on all parties;

(C)	"Excluded Subsidiary" means any Subsidiary of the Issuer (other than a licensed Subsidiary):

	(i)	which is a company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset whether directly or indirectly;

(ii)	none of whose indebtedness for borrowed money in respect of the financing of such ownership, acquisition, development and/or operation of an asset is subject to any recourse whatsoever to any member of the Group (other than the Subsidiary itself or another Excluded Subsidiary) in respect of the repayment thereof, except as expressly referred to in paragraph (G)(ii)(c); and

(iii) which has been designated as such by the Issuer by written notice to the Trustee, provided that the Issuer may give written notice to the Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary, whereupon it shall cease to be an Excluded Subsidiary;

(D)	"Group" means the Issuer and the Subsidiary Undertakings;

(E)	"Subsidiary Undertaking" shall have the meaning given to it by Section 258 of the Companies Act 1985 (but shall exclude any undertakings (as defined in the Companies Act 1985) whose accounts are not included in the then latest published audited consolidated accounts of the Issuer, nor (in the case of an undertaking which has first become a subsidiary undertaking of a member of the Group since the date as at which any such audited accounts were prepared) would its accounts have been so included or consolidated if it had become so on or before that date);

(F)	"indebtedness for borrowed money" means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition, consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash;

(G)	"Project Finance Indebtedness" means any indebtedness for borrowed money to finance the ownership, acquisition, development and/or operation of an asset:

(i)	which is incurred by an Excluded Subsidiary; or

(ii)	in respect of which the person or persons to whom any such indebtedness for borrowed money is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment thereof other than:

(a)	recourse to such borrower for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or

(b)	recourse to such borrower for the purpose only of enabling amounts to be claimed in respect of such indebtedness for borrowed money in an enforcement of any encumbrance given by such borrower over such asset or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure such indebtedness for borrowed money,

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provided that (aa) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement, and (bb) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness for borrowed money, to commence proceedings for the winding up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (save for the assets the subject of such encumbrance); and/or

(c)	recourse to such borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available;

(H)	"Subsidiary" means a subsidiary within the meaning of Section 736 of the Companies Act, 1995; and

(I)	"PES Subsidiary" means any Subsidiary of the Issuer which holds a public electricity supply licence granted under the Electricity Act 1989.

11.	ENFORCEMENT

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed, the Bonds and the Coupons but it shall not be bound to take any proceedings or any other action in relation to the Trust Deed, the Bonds or the Coupons unless (a) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (b) it shall have been indemnified to its satisfaction. No Bondholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure shall be continuing.

12.	SUBSTITUTION

The Trustee may, without the consent of the Bondholders or Couponholders, agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Bonds, the Coupons and the Trust Deed of any Subsidiary of the Issuer, subject to (a) the Bonds being unconditionally and irrevocably guaranteed by the Issuer (save where the Issuer has transferred the PES Licence to the substituted Subsidiary), (b) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution, and (c) certain other conditions set out in the Trust Deed being complied with.

13.	REPLACEMENT OF BONDS AND COUPONS

Should any Bond or Coupon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying Agent in London, in the case of a Bearer Bond or Coupon, or the Registrar, in the case of a Registered Bond, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds or Coupons must be surrendered before replacements will be issued.

14.	NOTICES

Notices to holders of Registered Bonds will be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth day (excluding Sundays) after the date of mailing, provided that, if at any time by reason of suspension or curtailment (or expected suspension or curtailment) of postal services within the United Kingdom or elsewhere, the Issuer is unable effectively to give notice to holders of Registered Bonds through the post, notices to holders of Registered Bonds will be valid if given in the same manner as other notices set out below.

Other notices to the Bondholders (including notices to holders of Bearer Bonds) will be valid if published in a leading English language daily newspaper published in London or such other English language daily

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newspaper with general circulation in Europe as the Trustee may approve. Any notice shall be deemed to have been given on the date of publication or, if so published more than once, on the date of the first publication. It is expected that publication will normally be made in the Financial Times. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

15.	MEETINGS OF BONDHOLDERS, MODIFICATION, WAIVER AND AUTHORISATION

	(a)	The Trust Deed contains provisions for convening meetings of the Bondholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Deed. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the principal amount of the Bonds held or represented by him or them, except that at any meeting, the business of which includes the modification of certain of the provisions of these Terms and Conditions and certain of the provisions of the Trust Deed, the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, of the principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Bondholders will be binding on all Bondholders, whether or not they are present at the meeting, and on all Couponholders.

(b)	The Trustee may agree, without the consent of the Bondholders or Couponholders, to any modification (subject to certain exceptions) of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders or to any modification which is of a formal, minor or technical nature or to correct a manifest error.

(c)	In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorisation or substitution), the Trustee shall have regard to the interests of the Bondholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Bondholders and Couponholders resulting from their being for any purpose domiciled or resident in or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

(d) Any modification, waiver or authorisation shall be binding on the Bondholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Issuer to the Bondholders as soon as practicable thereafter in accordance with Condition 14.

16.	INDEMNIFICATION OF THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

17.	FURTHER ISSUES

The Issuer is at liberty from time to time, without the consent of the Bondholders or Couponholders, to create and issue further bonds or notes (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any supplemental deed or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may determine at the time of the issue. Any further bonds

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or notes which are to form a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any supplemental deed shall, and any other further bonds or notes may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of bonds or notes of other series in certain circumstances where the Trustee so decides.

18.	GOVERNING LAW

The Trust Deed, the Bonds and the Coupons are governed by, and will be construed in accordance with, English law.

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PRINCIPAL PAYING AGENT

Morgan Guaranty Trust Company
of New York
60 Victoria Embankment
London EC4Y 0JP

OTHER PAYING AGENTS

Morgan Guaranty Trust Company of New York Avenue des Arts 35 B-1040 Brussels	Banque Paribas Luxembourg S.A. 10A Boulevard Royal L-2093 Luxembourg

REGISTRAR

The Royal Bank of Scotland plc
Registrar's Department
P.O. Box 39
Caxton House
Redcliffe Way
Bristol BS99 7ZF

and/or such other or further Principal Paying Agent and other Paying Agents and Registrar and/or specified offices as may from time to time be appointed by the Issuer with the approval of the Trustee and notice of which has been given to the Bondholders.

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THE THIRD SCHEDULE

REGISTER AND TRANSFER OF REGISTERED SECURITIES

1.	The Issuer shall at all times ensure that the Registrar maintains in London, or at such other place as the Trustee may agree, a register showing the amount of the Registered Securities from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the holders of the Registered Securities. The Trustee and the holders of the Registered Securities or any of them and any person authorised by it or any of them may at all reasonable times during office hours inspect the register and take copies of or extracts from it. The register may be closed by the Issuer for such periods at such times (not exceeding in total 30 days in any one year) as it may think fit.

2.	Each Registered Security shall have an identifying serial number which shall be entered on the register.

3.	The Registered Securities are transferable by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing.

4.	The Registered Securities to be transferred must be delivered for registration to the specified office of the Registrar or any Transfer Agent with the form of transfer endorsed thereon duly completed and executed and must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and such other evidence as the Issuer may reasonably require to prove the title of the transferor or his right to transfer the Registered Securities and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

5.	The executors or administrators of a deceased holder of Registered Securities (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognised by the Issuer as having any title to such Registered Securities.

6.	Any person becoming entitled to Registered Securities in consequence of the death or bankruptcy of the holder of such Registered Securities may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer shall require be registered himself as the holder of such Registered Securities or, subject to the preceding paragraphs as to transfer, may transfer such Registered Securities. The Issuer shall be at liberty to retain any amount payable upon the Registered Securities to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the Registered Securities.

7.	Unless otherwise requested by him, the holder of Registered Securities of any series shall be entitled to receive only one Registered Security in respect of his entire holding of such series.

8.	The joint holders of Registered Securities of any series shall be entitled to one Registered Security only in respect of their joint holding of such series which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Registered Securities in respect of such joint holding.

9.	Where a holder of Registered Securities has transferred part only of his holding of any series there shall be delivered to him without charge a Registered Security in respect of the balance of such holding.

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10.	The Issuer shall make no charge to the Holders for the registration of any holding of Registered Securities or any transfer thereof or for the issue thereof or for the delivery thereof at the specified office of the Registrar or of any Transfer Agent or by post to the address specified by the Holder. If any Holder entitled to receive a Registered Security wishes to have the same delivered to him otherwise than at the specified office of the Registrar or of any Transfer Agent, such delivery shall be made, upon his written request to the Registrar or such Transfer Agent, at his risk and (except where sent by ordinary uninsured mail to the address specified by the Holder) at his expense.

11.	The holder of a Registered Security may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of such Registered Security notwithstanding any notice any person may have of the right, title, interest or claim of any other person thereto. The Issuer and the Trustee shall not be bound to see to the execution of any trust to which any Registered Security may be subject and no notice of any trust shall be entered on the register. The holder of a Registered Security will be recognised by the Issuer as entitled to his Registered Security free from any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Registered Security.

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THE FOURTH SCHEDULE

PROVISIONS FOR MEETINGS OF HOLDERS

1.	(A)	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	"voting certificate" shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a)	that on the date thereof Bearer Securities (not being Bearer Securities in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Bearer Securities will cease to be so deposited or held until the first to occur of:

(1)	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

(2)	the surrender of the certificate to the Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Bearer Securities represented by such certificate;

(ii)	"block voting instruction" shall mean an English language document issued by a Paying Agent and dated in which:

(a)	it is certified that Bearer Securities (not being Bearer Securities in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Bearer Securities will cease to be so deposited or held until the first to occur of:

(1)	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

(2)	the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Bearer Security which is to be released or (as the case may require) the Bearer Security or Bearer Securities ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

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(b)	it is certified that each holder of such Bearer Securities has instructed such Paying Agent that the vote(s) attributable to the Bearer Security or Bearer Securities so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)	the aggregate principal amount of the Bearer Securities so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)	one or more persons named in such document (each hereinafter called a "proxy") is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Bearer Securities so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)	"24 hours" shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)	"48 hours" shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(B)	A holder of a Bearer Security may obtain a voting certificate in respect of such Bearer Security from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Bearer Security by depositing such Bearer Security with such Paying Agent or (to the satisfaction of such Paying Agent) by such Bearer Security being held to its order or under its control, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (A)(i)(a) or (A)(ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (A)(ii)(b) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Holders be deemed to be the holder of the Bearer Securities to which such voting certificate or block voting instruction relates and the Paying Agent with which such Bearer Securities have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Bearer Securities.

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(C)	(i)	A holder of Registered Securities may, by an instrument in writing in the English language (a "form of proxy") signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar not less than 48 hours before the time fixed for the relevant meeting, appoint any person (a "proxy") to act on his or its behalf in connection with any meeting of the Holders and any adjourned such meeting.

(ii)	Any holder of Registered Securities which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a "representative") in connection with any meeting of the Holders and any adjourned such meeting.

(iii)	Any proxy appointed pursuant to sub-paragraph (i) above or representative appointed pursuant to sub-paragraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Holders, to be the holder of the Registered Securities to which such appointment relates and the holder of the Registered Securities shall be deemed for such purposes not to be the holder.

2.	The Issuer or the Trustee may at any time and the Issuer shall upon a requisition in writing signed by the holders of not less than one-tenth in principal amount of the Securities of any series for the time being outstanding convene a meeting of the Holders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.	At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the Holders prior to any meeting of the Holders in the manner provided by Condition 14. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that (i) Bearer Securities may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control for the purpose of obtaining voting certificates or appointing proxies and (ii) the holders of Registered Securities may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the Registrar not less than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee) and to the Issuer (unless the meeting is convened by the Issuer).

4.	A person (who may but need not be a Holder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Holders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.	At any such meeting one or more persons present holding Securities or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-twentieth of the principal amount of the Securities for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution

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shall (subject as provided below) be one or more persons present holding Securities in definitive form or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Securities for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 18(B)(ii), only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)	reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal, premium or interest in respect of the Securities;

(ii)	alteration of the currency in which payments under the Securities and Coupons are to be made;

(iii)	alteration of the majority required to pass an Extraordinary Resolution;

(iv)	the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below; and

(v)	alteration of this proviso or the proviso to paragraph 6 below;

the quorum shall be one or more persons present holding Securities or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds of the principal amount of the Securities for the time being outstanding.

6.	If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Holders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Securities or voting certificates or being proxies or representatives (whatever the principal amount of the Securities so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Securities or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third of the principal amount of the Securities for the time being outstanding.

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7.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Holder or as a holder of a voting certificate or as a proxy or as a representative.

9.	At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Trustee or any person present holding a Security or a voting certificate or being a proxy or representative (whatever the principal amount of the Securities so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.	Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the Issuer and its lawyers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of "outstanding" in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Holders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on the Holders by Conditions 10 and 11 unless he either produces the Bearer Security or Bearer Securities of which he is the holder or a voting certificate or is a proxy or a representative or is the holder of a Registered Security or Registered Securities. No person shall be entitled to vote at any meeting in respect of Securities held by, for the benefit of, or on behalf of, the Issuer, any Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company. Nothing herein shall prevent any of the proxies named in any block voting instruction or form of proxy or any representative from being a director, officer or representative of or otherwise connected with the Issuer.

14.	Subject as provided in paragraph 13 hereof at any meeting:

(A)	on a show of hands every person who is present in person and produces a Bearer Security or voting certificate or is a holder of Registered Securities or is a proxy or representative shall have one vote; and

(B)	on a poll every person who is so present shall have one vote in respect of each £1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Securities denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in principal amount of the Securities so produced or represented by the voting certificate so produced or in respect of which he is a proxy or representative or in respect of which [(being in definitive form)] he is the holder.

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Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction or form of proxy and representatives need not be Holders.

16.	Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent and each form of proxy shall be deposited by the relevant Paying Agent or (as the case may be) by the Registrar or the relevant Transfer Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction or form of proxy propose to vote and in default the block voting instruction or form of proxy shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction and form of proxy shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction or form of proxy.

17.	Any vote given in accordance with the terms of a block voting instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the Holders' instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent or in the case of a Registered Security from the holder thereof by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours and 48 hours respectively before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction or form of proxy is to be used.

18.	A meeting of the Holders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(A)	Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Trustee, any Appointee and the Holders and Couponholders or any of them.

(B)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Holders, the Couponholders or the Issuer against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(C)	Power to assent to any modification of the provisions of these presents which shall be proposed by the Issuer, the Trustee or any Holder.

(D)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(E)	Power to appoint any persons (whether Holders or not) as a committee or committees to represent the interests of the Holders and to confer upon such committee or committees any powers or discretions which the Holders could themselves exercise by Extraordinary Resolution.

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(F)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(G)	Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(H)	Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(I)	Power to sanction any scheme or proposal for the exchange or sale of the Securities for or the conversion of the Securities into or the cancellation of the Securities in consideration of shares, stock, bonds, notes, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, bonds, notes, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

19.	Any resolution passed at a meeting of the Holders duly convened and held in accordance with these presents shall be binding upon all the Holders whether present or not present at such meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Holders shall be published in accordance with Condition 14 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.	The expression "Extraordinary Resolution" when used in these presents means (a) a resolution passed at a meeting of the Holders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll or (b) a resolution in writing signed by or on behalf of all the Holders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Holders.

21.	Minutes of all resolutions and proceedings at every meeting of the Holders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such Minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.	(A)	If and whenever the Issuer shall have issued and have outstanding Securities of more than one series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)	a resolution which in the opinion of the Trustee affects the Securities of only one series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Securities of that series;

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(ii)	a resolution which in the opinion of the Trustee affects the Securities of more than one series but does not give rise to a conflict of interest between the holders of Securities of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Securities of all the series so affected;

(iii)	a resolution which in the opinion of the Trustee affects the Securities of more than one series and gives or may give rise to a conflict of interest between the holders of the Securities of one series or group of series so affected and the holders of the Securities of another series or group of series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Securities of each series or group of series so affected; and

(iv)	to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Securities, Holders and holders were references to the Securities of the series or group of series in question or to the holders of such Securities, as the case may be.

(B)	If the Issuer shall have issued and have outstanding Securities which are not denominated in Pounds Sterling, in the case of any meeting of holders of Securities of more than one currency the principal amount of such Securities shall (i) for the purposes of paragraph 2 above be the equivalent in Pounds Sterling at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into Pounds Sterling on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each £1 (or such other Pounds Sterling amount as the Trustee may in its absolute discretion stipulate) in principal amount of the Securities (converted as above) which he holds or represents.

23.	Subject to all other provisions of these presents the Trustee may without the consent of the Issuer, the Holders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Holders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

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EXECUTED as a deed	)
by NORWEB plc acting	)
by B.J. WILSON and P.J. ROTHWELL	)

B.J. WILSON
Director

P.J. ROTHWELL
Secretary

THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c. was	)	SEAL
affixed to this deed	)
in the presence of:	)

D.M. ANDERSON
Director
C. RAKESTROW
Assistant Trust Manager

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DATED 3RD AUGUST, 1995

NORWEB plc

- and -

THE LAW DEBENTURE TRUST
CORPORATION p.l.c.

__________________________________

TRUST DEED

constituting

£200,000,000
8.875 per cent. Bonds 2026

(with authority to issue further
bonds or notes)
__________________________________

For the Issuer:

NORTON ROSE
Kempson House 35-37 Camomile Street London EC3A 7AN

For the Trustee:

ALLEN & OVERY
One New Change
London EC4M 9QQ

DATED 2nd July, 2001

NORWEB plc

- and -

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

__________________________________

FIRST SUPPLEMENTAL TRUST DEED

modifying the provisions of the
Trust Deed dated 3rd August, 1995
constituting the
£200,000,000
8.875 per cent. Bonds 2026
of NORWEB plc
__________________________________

ALLEN & OVERY London

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THIS FIRST SUPPLEMENTAL TRUST DEED is made on 2nd July, 2001 BETWEEN NORWEB plc, a company incorporated under the laws of England and Wales with company number 2366949, whose registered office is at Dawson House, Great Sankey, Warrington WA5 3LW, England (the "Issuer") of the one part and THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales with company number 1675231, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (hereinafter called the "Trustee", which expression shall, wherever the context so admits, include such company and any other trustee or trustees for the time being of these presents) of the other part.

WHEREAS:

(A)	This First Supplemental Trust Deed is supplemental to the Trust Deed dated 3rd August, 1995 (hereinafter called the "Principal Trust Deed") made between the Issuer and the Trustee and constituting the £200,000,000 8.875 per cent. Bonds 2026 of the Issuer (hereinafter called the "Bonds").

(B)	The Issuer wishes to make certain modifications to the terms and conditions of the Bonds (the "Conditions") and to the Principal Trust Deed to reflect:

(i)	the requirement of the Utilities Act 2000 that the supply of electricity and distribution of electricity be performed by separate corporate entities;

(ii)	the eventual replacement of the Pooling and Settlement Agreement with the New Electricity Trading Arrangements and the Balancing and Settlement Code (as defined in the distribution licence to be issued to the Issuer on 1st August, 2001 (the "Distribution Licence");

together with other minor modifications.

(C)	By virtue of Clause 18(B) of the Principal Trust Deed the Trustee may without the consent or sanction of the Holders or Couponholders at any time and from time to time concur with the Issuer in making any modification (i) to these presents (other than the proviso to paragraph 5 of the Fourth Schedule to the Principal Trust Deed or any matters referred to in that proviso) which in the opinion of the Trustee it may be proper to make provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Holders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error.

(D)	The Issuer has requested the Trustee to concur in making the modifications to the provisions of the Principal Trust Deed referred to in Recital (B) above.

(E)	The Trustee, as evidenced by its execution hereof, being of the opinion that it is proper to make the modifications referred to in Recital (B) above and that such modifications will not be materially prejudicial to the interests of the Holders and/or are of a formal, minor or technical nature and/or are to correct manifest errors, has concurred with the Issuer that the Principal Trust Deed should be modified in the manner hereinafter appearing.

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NOW THIS FIRST SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY DECLARED AS FOLLOWS:

1.	DEFINITIONS

Subject as hereinafter provided and unless there is anything in the subject or context inconsistent therewith all words and expressions defined in the Principal Trust Deed shall have the same meanings in this First Supplemental Trust Deed.

2.	MODIFICATIONS TO THE PRINCIPAL TRUST DEED

(A)	With effect on and from the date hereof the provisions of the Principal Trust Deed shall be modified as follows.

(i)	by the deletion in the preamble of the words "Talbot Road, Manchester M16 0HQ" and the substitution therefor of the words "Dawson House, Great Sankey, Warrington WA5 3LW" and the deletion of the words "Princes House, 95 Gresham Street, London EC2V 7LY" and the substitution therefor of the words "Fifth Floor, 100 Wood Street, London EC2V 7EX";

(ii)	by the deletion from Clause 1(A) of the words ""Cedel" means Cedel Bank, société anonyme" and the substitution therefor of the words ""Clearstream, Luxembourg" means Clearstream Banking, société anonyme";

(iii)	by the deletion from Clause 1(A) of the words ""Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System" and the substitution therefor of the words ""Euroclear" means Euroclear Bank S.A./N.V. as operator of the Euroclear System";

(iv)	by the insertion in Clause 1(A) after the definition of "Liability" of the following new definition: ""Licence" has the meaning set out in Condition 10;";

(v)	by the deletion from Clause 1(A) of the words ""PES Licence" has the meaning set out in Condition 7;"

(vi)	by the deletion from Clause 3(A)(1) of the word "Cedel", which word appears twice, and the substitution therefor, in both instances, of the words "Clearstream, Luxembourg";

(vii)	by the deletion from Clause 13(xxv)(a) of the word "PES";

(viii)	by the deletion of the existing Clause 13(xxv)(b) and the substitution therefor of the words "specifying any higher figure determined by the Gas and Electricity Markets Authority (or any successor) as is mentioned in Condition 10, such certificate to be provided within 5 days of the Gas and Electricity Markets Authority determining such figure by notice in writing to the Secretary of State for Trade and Industry (or any successor) and the Issuer.";

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(ix)	by the deletion from Clause 25 of the words and numbers

"Talbot Road
Manchester M16 0HQ

(Attention: The Treasurer)

Facsimile No. 0161 875 7432"

and the substitution therefor of

"Dawson House
Great Sankey
Warrington WA5 3LW

(Attention: The Treasurer)
(with a copy marked for the attention of the Company Secretary)

Facsimile No. 01925 237163";

(x)	by the deletion from Clause 25 of the words and numbers

"Princes House,
95 Gresham Street,
London EC2V 7LY
England.

(Attention: the Secretary)

Telex No. 888347 or 8956803

Facsimile No. (0171) 606 0643 or (0171) 726 4023"

and the substitution therefor of

"Fifth Floor
100 Wood Street
London EC2V 7EX

(Attention: Manager, trust Management)

Telex no. 888347

Facsimile No. 020 7696 5261".

(B)	With effect on and from the date hereof the Terms and Conditions of the Original Bonds as set out in Part III of the Second Schedule to the Principal Trust Deed shall be modified as follows:

(i)	by the insertion in the preamble immediately after the words "by a Principal Trust Deed dated 3rd August, 1995" of the words "and a First Supplemental Trust Deed dated 29th June, 2001" and by the deletion of the words "(the "Trust Deed")" and the substitution therefor of the words "(together, the "Trust Deed")";

(ii)	by the deletion from Condition 6(b)(ii) of the words "Swiss Bank Corporation" and the substitution therefor of the words "UBS AG, acting through its business group UBS Warburg";

(iii)	by the deletion from the second paragraph of Condition 7(a)(ii)(B) of the words "Put Event Notice" and the substitution therefor of the words "Put Notice";

(iv)	by the deletion of Condition 7(d)(ii) and the consequential renumbering of the remaining sub-paragraphs;

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(v)	by the deletion from Condition 7(d)(iv) of the word "Inc." and the substitution therefor of the word "Limited";

(vi)	by the deletion of the existing Condition 7(d)(vii)(A)(aa) and the substitution therefor of the words "the Secretary of State for Trade and Industry (or any successor) giving the Issuer written notice of revocation of the Licence provided that the giving of notice pursuant to paragraph 3 of Part I of the PES Licence shall not be deemed to constitute the revocation of the PES Licence and the giving of notice pursuant to the equivalent provision in the Distribution Licence shall not be deemed to constitute the revocation of the Distribution Licence":

(vii)	by the deletion from each of Condition 7(d)(vii)(A)(bb), Condition 7(d)(vii)(A)(cc) and Condition 12 of the word "PES";

(viii)	by the deletion from Condition 7(d)(vii)(B) of the word "PES" and by the deletion of the words "on or after 28th July, 1995" and by the deletion of the words "the review of the distribution price control formula by Professor Stephen Littlechild in his capacity as the Director General of Electricity Supply published on 6th July, 1995" and the substitution therefor of the words "a periodic review";

(ix)	by the deletion of Condition 7(d)(vii)(C);

(x)	by the renumbering of Condition 7(d)(vii)(D) as Condition 7(d)(vii)(C);

(xi)	by the deletion of the existing renumbered Condition 7(d)(vii)(C) and the substitution therefor of the words "any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State for Trade and Industry (or any successor) and/or the Gas and Electricity Markets Authority (or any successor) under Section 3(A) of the Electricity Act 1989, unless two Directors of the Issuer have certified in good faith to the Trustee that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of the Issuer;";

(xii)	by the insertion as the final paragraph of Condition 7(d)(vii) of the words "provided that the replacement of the PES Licence with separate distribution and supply licences pursuant to the provisions of Schedule 7 of the Utilities Act 2000 (including without limitation under a scheme under part II of such Schedule 7) and any notice, agreement, legislation, direction, scheme or modification relating to the implementation of the new regime contained in the Utilities Act 2000 shall not constitute a Restructuring Event.";

(xiii)	by the deletion from Condition 10(f) of the word "PES" and by the insertion immediately after the words "or shall transfer the Licence" of the words "other than where the Issuer ceases to hold the PES Licence (or the PES Licence has effect as separate distribution and supply licences) pursuant (in either case) to the provisions of Schedule 7 of the Utilities Act 2000 (including without limitation under a scheme under part II of such Schedule 7)";

(xiv)	by the deletion from the second paragraph of Condition 10 of the words "Director (as defined in the PES Licence)" and the substitution therefor of the words "Gas and Electricity Markets Authority (or any successor)" and by the deletion of the words "(as defined in the PES Licence)" and by the substitution therefor of the words "for Trade and Industry (or any successor)";

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(xv)	by the deletion from both Condition 10(C) and Condition 10(I) of the word "PES" and the substitution therefor in both Conditions of the word "Licensed";

(xvi)	by the deletion from Condition 10(H) of the word "and";

(xvii)	by the deletion in Condition 10(I) of the full stop immediately after the words "Electricity Act 1989" and the substitution therefor of the words "or a distribution licence granted under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000;";

(xviii)	by the insertion as Conditions 10(J), 10(K) and 10(L) of the following paragraphs:

""Licence" means the PES Licence until such time as the Secretary of State for Trade and Industry (or any successor) makes a scheme under Section 13(2)(a) of Schedule 7 of the Utilities Act 2000 for the PES Licence to have effect as if it were a distribution licence and a supply licence granted under Section 6(1)(c) and 6(1)(d) respectively of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000 from which point on it means the Distribution Licence;

"PES Licence" means the public electricity supply licence granted by the Secretary of State for Energy to the Issuer under the Electricity Act 1989 in relation to its authorised area and excluding any second tier supply licence; and

"Distribution Licence" means either the distribution licence granted to the Issuer under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000 or the licence of the Issuer having effect as if it were a distribution licence granted under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000, as appropriate."

3.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this First Supplemental Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this First Supplemental Trust Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

4.	NOTICE TO HOLDERS

The Issuer covenants with the Trustee that not later than 14 days after the date of the First Supplemental Trust Deed it will give notice to the Holders of the modifications contained herein in a form previously approved by the Trustee.

5.	GENERAL

(i)	The Principal Trust Deed and this First Supplemental Trust Deed shall henceforth be read and construed as one Trust Deed.

(ii)	A memorandum of this First Supplemental Trust Deed shall be endorsed by the Trustee on the original of the Principal Trust Deed and by the Issuer on the duplicate thereof.

(iii)	The First Supplemental Trust Deed may be executed in counterparts, both of which, taken together, shall constitute one and the same First Supplemental Trust Deed and either party may enter into this First Supplemental Trust Deed by executing a counterpart.

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IN WITNESS whereof this First Supplemental Trust Deed has been executed as a deed by the Issuer and the Trustee and delivered on the date first stated on page 1 above.

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THE COMMON SEAL of	)
NORWEB plc	)
was affixed to this deed	)
in the presence of	)

…………………………………
Director

…………………………………
Director / Secretary

THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c.	)
was affixed to this deed	)
in the presence of:	)

…………………………………
Director

…………………………………
Authorised Signatory

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DATED 2nd July, 2001

NORWEB plc

- and -

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

__________________________________
FIRST SUPPLEMENTAL TRUST DEED

modifying the provisions of the
Trust Deed dated 3rd August, 1995
constituting the
£200,000,000
8.875 per cent. Bonds 2026
of NORWEB plc
__________________________________

ALLEN & OVERY London

DATED 6th July, 2001

NORWEB plc

- and -

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

_______________________________________

SECOND SUPPLEMENTAL TRUST DEED

constituting

£100,000,000
8.875 per cent. Bonds 2026

_______________________________________

For the Issuer:

SLAUGHTER AND MAY
35 Basinghall Street
London EC2V 5DB

For the Trustee:

ALLEN & OVERY
One New Change
London EC4M 9QQ

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THIS SECOND SUPPLEMENTAL TRUST DEED is made on 6th July, 2001 BETWEEN NORWEB plc, a company incorporated under the laws of England and Wales with company number 2366949, whose registered office is at Dawson House, Great Sankey, Warrington WA5 3LW, England (the "Issuer") of the one part and THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales with company number 1675231, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (hereinafter called the "Trustee", which expression shall, wherever the context so admits, include such company and any other trustee or trustees for the time being of these presents) of the other part.

WHEREAS:

(1)	This Second Supplemental Trust Deed is supplemental to:

(A)	the Trust Deed dated 3rd August, 1995 (the "Original Trust Deed") made between the Issuer and the Trustee and constituting the £200,000,000 8.875 per cent. Bonds 2026 of the Issuer (the "Original Bonds"); and

(B)	the First Supplemental Trust Deed dated 2nd July, 2001 (together with the Original Trust Deed, the "Subsisting Trust Deeds") made between the Issuer and the Trustee modifying the Original Trust Deed.

(2)	By virtue of Clause 2(D)(i) of the Original Trust Deed the Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Holders or Couponholders to create and issue further bonds or notes (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the Original Bonds and/or the Further Securities of any series or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of the issue thereof determine.

(3)	By resolutions of the Board of Directors of the Issuer passed on 27th June, 2001 the Issuer has resolved to issue £100,000,000 8.875 per cent. Bonds 2026 of the Issuer to be constituted by this Second Supplemental Trust Deed and to be consolidated and form a single series with the Original Bonds from (and including) 15th August, 2001.

(4)	The New Bonds when issued as definitive bonds in exchange for the New Global Bond (as defined below) will be in bearer form with New Coupons (as defined below) and talons attached.

NOW THIS SECOND SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	DEFINITIONS

(A)	All expressions defined in the Subsisting Trust Deeds shall unless there is anything in the subject or context inconsistent therewith have the same meanings in this Second Supplemental Trust Deed.

(B)	In this Second Supplemental Trust Deed unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

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"New Bearer Bonds" means those of the New Bonds which are for the time being in bearer form;

"New Bondholders" means the several persons who are for the time being holders of the New Bonds;

"New Bonds" means the bonds (whether in bearer or registered form) comprising the said £100,000,000 8.875 per cent. Bonds 2026 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for New Bonds (whether in bearer or registered form, as the case may be) issued pursuant to Condition 13 and (except for the purposes of Clause 2) the New Global Bond; and

"New Couponholders" means the several persons who are for the time being holders of the New Coupons;

"New Coupons" means the Coupons appertaining to the New Bearer Bonds; and

"New Registered Bonds" means those of the New Bonds which are for the time being in registered form;

"New Global Bond" means the temporary global bond in respect of the New Bonds to be issued pursuant to Clause 3(A) in the form or substantially in the form set out in the First Schedule.

(C)	In this Second Supplemental Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall unless there is anything in the subject or context inconsistent therewith be construed as references to the Schedules to this Second Supplemental Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Supplemental Trust Deed respectively.

2.	COVENANT TO REPAY AND TO PAY INTEREST ON NEW BONDS

(A)	The aggregate principal amount of the New Bonds constituted hereunder is limited to £100,000,000. The New Bonds as and when issued shall be further securities but shall, on and from 15th August, 2001 be consolidated and form a single series with the Original Bonds.

(B)	The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the New Bonds provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and payable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in Pounds Sterling in London in immediately available funds the principal amount of the New Bonds repayable on that date together with the applicable premium and shall in the mean time and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the New Bonds at the rate of 8.875 per cent. per annum payable (less United Kingdom income tax, if appropriate) annually in arrear on 25th March in each year PROVIDED THAT (i) every payment of principal, premium (if any) or interest in respect of the New Bearer Bonds and every payment of principal and premium (if any) in respect of the New Registered Bonds to or to the account of the Principal Paying Agent in the manner provided in the Agency Agreement as amended shall operate in satisfaction pro tanto of the relevant covenant by the Issuer in this Clause

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except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant New Bondholders or New Couponholders (as the case may be); (ii) every payment of interest in respect of the New Registered Bonds to the relevant New Bondholders as provided in the Conditions (whether by the Issuer or the Registrar) shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this Clause; (iii) in any case where payment of principal or premium (if any) is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on such premium (both before and after any judgment or any other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the New Bondholders in respect thereof as stated in a notice given to the New Bondholders in accordance with Condition 14 (such date to be not later than 30 days after the day on which the whole of such principal amount and premium (if any), together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and (iv) in any case where payment of the whole or any part of the principal amount of or premium (if any) on any New Bond is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (iii) above) interest shall accrue on that principal amount or premium payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant New Bond, payment of the full amount (including interest as aforesaid) in Pounds Sterling payable in respect of such New Bond is made or (if earlier) the seventh day after notice is given to the relevant New Bondholder (either individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in Pounds Sterling payable in respect of such New Bond is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the New Bondholders and New Couponholders and itself in accordance with these presents.

3.	FORM AND ISSUE OF NEW BONDS AND NEW COUPONS

(A)	(1)	The New Bearer Bonds shall be represented initially by the New Global Bond which the Issuer shall issue to a bank depositary common to both Euroclear and Clearstream on terms that such depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the New Bearer Bonds in definitive form ("Definitive New Bearer Bonds") (as notified to such depositary by UBS AG, acting through its business group UBS Warburg) and the successors in title to such persons as appearing in the records of Euroclear and Clearstream for the time being.

(2)	The New Global Bond shall be printed or typed in the form or substantially in the form set out in the First Schedule. The New Global Bond shall be in the aggregate principal amount shown therein and shall be signed manually by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The New Global Bond so executed and authenticated shall be a binding and valid obligation of the Issuer.

(3)	The Issuer shall issue the Definitive New Bearer Bonds (together with the unmatured New Coupons attached) in exchange for the New Global Bond in accordance with the provisions thereof. Pending exchange of the entire principal amount of the New Global Bond the holder thereof shall, subject to the terms thereof, be deemed to be the holder of the New Bearer Bonds and the New Coupons represented thereby for all purposes.

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(4)	The Definitive New Bearer Bonds and the New Coupons shall be in the respective forms or substantially in the respective forms set out in the First Schedule and the Definitive New Bearer Bonds shall be issued in the denominations of £1,000, £10,000 and £100,000 each (serially numbered) and shall be endorsed with the Conditions. Title to the Definitive New Bearer Bonds and the New Coupons shall pass by delivery.

(B)	The New Registered Bonds shall be issued in definitive registered form, shall be in the form or substantially in the form set out in the First Schedule in the denomination and transferable in units of £1 each or integral multiples thereof, shall be serially numbered and shall be endorsed with a Form of Transfer in the form or substantially in the form also set out in the Second Schedule and with the Conditions. Title to the New Registered Bonds in definitive form shall pass upon the registration of transfers in respect thereof in accordance with the provisions of these presents.

(C)	The Definitive New Bearer Bonds and the New Registered Bonds in definitive form shall be signed manually or in facsimile by a Director of the Issuer on behalf of the Issuer and, in the case of the Definitive New Bearer Bonds, shall be authenticated by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of any person who at the date such signature is affixed is a Director of the Issuer notwithstanding that at the time of issue of any of the Definitive New Bearer Bonds or New Registered Bonds in definitive form he may have ceased for any reason to be the holder of such office. The New Coupons shall not be signed. The Definitive New Bearer Bonds so executed and authenticated, the New Registered Bonds in definitive form so executed, and the New Coupons, upon execution and authentication of the relevant Definitive New Bearer Bonds, shall be binding and valid obligations of the Issuer.

4.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Second Supplemental Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

5.	GENERAL

(A)	The Subsisting Trust Deeds shall henceforth be read and construed in conjunction with this Second Supplemental Trust Deed as one document.

(B)	A memorandum of this Second Supplemental Trust Deed shall be endorsed by the Trustee on the Original Trust Deed and by the Issuer on the duplicate thereof.

(C)	This Second Supplemental Trust Deed may be executed in counterparts, each of which, taken together, shall constitute one and the same Second Supplemental Trust Deed and any party may enter into this Second Supplemental Trust Deed by executing a counterpart.

IN WITNESS whereof this Second Supplemental Trust Deed has been executed as a deed by the Issuer and the Trustee and entered into the day and year first above written.

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THE FIRST SCHEDULE

PART 1

- FORM OF NEW GLOBAL BOND -

NORWEB plc
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366949)

TEMPORARY GLOBAL BOND

representing

£100,000,000 8.875 PER CENT. BONDS 2026

This Bond is a temporary Global Bond without interest coupons in respect of £100,000,000 in principal amount of a duly authorised issue of Bonds of NORWEB plc (the "Issuer"), designated as specified in the title hereof (the "Bonds"), limited to the aggregate principal amount of One Hundred Million Pounds Sterling (£100,000,000) and constituted by a Second Supplemental Trust Deed of even date herewith (the "Second Supplemental Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. supplemental to the First Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 2nd July, 2001 and the Trust Deed dated 3rd August, 1995 (together with the First and Second Supplemental Trust Deeds, the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee (the trustee for the time being thereof being herein called the "Trustee"). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in the Second Schedule to the Second Supplemental Trust Deed.

1.	Promise to pay

Subject as provided in this temporary Global Bond the Issuer promises to pay to the bearer the principal amount of this temporary Global Bond (being at the date hereof One Hundred Million Pounds Sterling (£100,000,000)) on 25th March, 2026 (or on such earlier date as the said principal amount may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 25th March on the principal amount from time to time of this temporary Global Bond at the rate of 8.875 per cent. per annum (less United Kingdom income tax, if appropriate) together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.	Exchange for definitive Bearer Bonds and purchases

This temporary Global Bond is exchangeable in whole or in part upon the request of the bearer for definitive Bearer Bonds only on and subject to the terms and conditions set out below. The definitive Bearer Bonds to be issued on such exchange will be in bearer form in the denominations of £1,000, £10,000 and £100,000 each with interest coupons and one talon ("Coupons") attached.

On and after 15th August, 2001 this temporary Global Bond may be exchanged in whole or in part at the specified office of the Principal Paying Agent (or such other place as the Trustee may agree) for definitive Bearer Bonds and the Issuer shall procure that the Principal Paying Agent shall issue and deliver, in full or partial exchange for this temporary Global Bond, definitive Bearer Bonds (together with the Coupons appertaining thereto) in an aggregate principal amount equal to the principal amount of this temporary Global Bond submitted for

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exchange Provided that definitive Bearer Bonds will be so issued and delivered only if and to the extent that there shall have been presented to the Issuer a certificate from Euroclear Bank S.A./N.V. as operator of the Euroclear system ("Euroclear") or from Clearstream Banking, société anonyme, as operator of the Clearstream system ("Clearstream") substantially in the form of the certificate attached as Exhibit A.

Any person who would, but for the provisions of this temporary Global Bond and the Trust Deed, otherwise be entitled to receive a definitive Bearer Bond or definitive Bearer Bonds shall not be entitled to require the exchange of an appropriate part of this temporary Global Bond for a definitive Bearer Bond or definitive Bearer Bonds unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Clearstream in Luxembourg and the specified office of each of the Paying Agents).

Upon (i) any exchange of a part of this temporary Global Bond for a definitive Bearer Bond or definitive Bearer Bonds or (ii) the purchase by or on behalf of the Issuer or any Subsidiary of the Issuer and cancellation of a part of this temporary Global Bond in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part II of the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or so purchased and cancelled and, in each case, endorsed.

3.      Payments

Until the entire principal amount of this temporary Global Bond has been extinguished, this temporary Global Bond shall in all respects be entitled to the same benefits as the definitive Bearer Bonds for the time being represented hereby and shall be entitled to the benefit of and be bound by the Trust Deed, except that the holder of this temporary Global Bond shall not (unless upon due presentation of this temporary Global Bond for exchange, delivery of the appropriate number of definitive Bearer Bonds (together with the Coupons appertaining thereto) is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment of interest on this temporary Global Bond except upon certification as hereinafter provided. Upon any payment of principal, premium or interest on this temporary Global Bond the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part I of the Schedule hereto.

Payments of interest in respect of Bonds for the time being represented by this temporary Global Bond shall be made to the bearer only upon presentation to the Issuer of a certificate from Euroclear or from Clearstream substantially in the form of the certificate attached as Exhibit A. Any person who would, but for the provisions of this temporary Global Bond and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Bond shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Clearstream in Luxembourg and the specified office of each of the Paying Agents).

Upon any payment of principal and endorsement of such payment on Part I of the Schedule hereto, the principal amount of this temporary Global Bond shall be reduced for all purposes by the principal amount so paid and endorsed.

All payments of any amounts payable and paid to the bearer of this temporary Global Bond shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Bearer Bonds and Coupons.

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4.      Authentication

This temporary Global Bond shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent.

5.      Governing law

This temporary Global Bond is governed by, and shall be construed in accordance with, the laws of England.

IN WITNESS whereof the Issuer has caused this temporary Global Bond to be signed manually by a person duly authorised on its behalf.

NORWEB plc

By: ..........................................
Duly authorised

Issued in London, England on 6th July, 2001.

Certificate of authentication

This temporary Global Bond is duly authenticated without recourse, warranty or liability.

..................................

Duly authorised
for and on behalf of
Citibank, N.A., London Office
as Principal Paying Agent

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THE SCHEDULE

PART I

PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

The following payments on this temporary Global Bond have been made:

Date	Interest	Premium	Principal	Remaining principal	Notation
made	paid	paid	paid	amount of this	made on
				temporary Global	behalf of
				Bond following	the Issuer
such payment
	£	£	£	£

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PART II

EXCHANGES FOR DEFINITIVE BEARER BONDS AND
PURCHASES AND CANCELLATIONS

The following exchanges of a part of this temporary Global Bond for definitive Bearer Bonds and/or purchases and cancellations of a part of this temporary Global Bond have been made:

Date	Part of principal	Part of principal	Aggregate principal	Notation
made	amount of this	amount of this	amount of this	made on
	temporary	temporary	temporary	behalf of
	Global Bond	Global Bond	Global Bond	the Issuer
	exchanged for	purchased and	following such
	definitive Bearer	cancelled	exchange or purchase
	Bonds		and cancellation

	£	£	£

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EXHIBIT A

NORWEB plc

£100,000,000

8.875 per cent. Bonds 2026

(the "Securities")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the Trust Deed, as of the date hereof, £[                     ] principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Trust Deed.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

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*Dated
[Euroclear Bank S.A./N.V.] [Clearstream Banking, société anonyme]

By: ................................................
Authorised Signatory

*	To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for definitive Bearer Bonds.

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EXHIBIT B

NORWEB plc

£100,000,000

8.875 per cent. Bonds 2026

(the "Securities")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for the purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, (the "Act"), then this is also to certify that, except as set forth below (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to £[                   ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

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We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

* Dated

By: ......................

[Name of person giving certification]
(As, or as agent for, the beneficial
owner(s) of the Securities
to which this certification relates)

*

To be dated no earlier than the fifteenth day before the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for definitive Bearer Bonds.

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THE FIRST SCHEDULE

PART 2

- FORM OF DEFINITIVE NEW BEARER BOND -

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[1,000/10,000/100,000]	XS0058957316	[SERIES]	[Serial No.]

NORWEB plc
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366949)

£100,000,000 8.875 PER CENT. BONDS 2026

(Consolidated, forming a single series and fungible with the £200,000,000 8.875 per cent. Bonds 2026 issued on 3rd August, 1995)

The issue of the Bonds was authorised by resolutions of the Board of Directors of NORWEB plc (the "Issuer") passed on 27th June, 2001.

This Bond forms one of a series of Bonds constituted by a Second Supplemental Trust Deed dated 6th July, 2001 between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Bonds supplemental to the First Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 2nd July, 2001 and the Trust Deed dated 3rd August, 1995 (together with the First and Second Supplemental Trust Deeds, the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. and issued either in bearer form in the denominations of £1,000, £10,000 and £100,000 each with Coupons attached or in registered form in the denomination of £1 each or integral multiples thereof, in an aggregate principal amount of £100,000,000.

The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on 25th March, 2026 (or on such earlier date as the principal sum hereunder mentioned may become repayable in accordance with the said Conditions) the principal sum of:

£[1,000/10,000/100,000] ([One/Ten/One Hundred] Thousand Pounds Sterling)

together with interest on the said principal sum at the rate of 8.875 per cent. per annum payable (less United Kingdom income tax, if appropriate) annually in arrear on 25th March and together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

Neither this Bond nor the Coupons appertaining hereto shall be or become valid or obligatory for any purpose unless and until this Bond has been authenticated by or on behalf of the Principal Paying Agent.

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IN WITNESS whereof this Bond has been executed on behalf of the Issuer.

NORWEB plc

By: ..............................
Director
Dated as of 6th July, 2001

Issued in London, England.

Certificate of authentication

This Bond is duly authenticated without recourse, warranty or liability.

...............................

Duly authorised
for and on behalf of
Citibank, N.A., London office,
as Principal Paying Agent

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- FORM OF NEW COUPON -

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NORWEB plc

£100,000,000 8.875 PER CENT. BONDS 2026

(Consolidated, forming a single series and fungible with the £200,000,000 8.875 per cent. Bonds 2026 issued on 3rd August, 1995)

Coupon appertaining to a Bond in the denomination of £[1,000/10,000/100,000]

[This Coupon is separately	Coupon for
negotiable, payable to bearer,	£ [88.75/887.50/8,875.00]
and subject to the	due on
Conditions of the said Bonds.	25th March, [2026/ ]

[No.]	[1,000/10,000/100,000]	XS0058957316	[Series]	[Serial No.]

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On the back:
PRINCIPAL PAYING AGENT

Citibank, N.A.
P.O. Box 18055
5 Carmelite Street
London EC4Y OPA

OTHER PAYING AGENTS

Citibank International plc c/- The Bank of New York Avenue des Arts 35 Kunstlaan B-1040 Brussels	BNP Paribas S.A. 10A Boulevard Royal L-2093 Luxembourg

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- FORM OF NEW TALON -

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NORWEB plc

£100,000,000 8.875 PER CENT. BONDS 2026

(Consolidated, forming a single series and fungible with the £200,000,000 8.875 per cent. Bonds 2026 issued on 3rd August, 1995)

Talon appertaining to a Bond in the denomination of £[1,000/10,000/100,000]

On and after [                    ], 20[  ], [                ] further Coupons will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Bondholders) upon production and surrender of this Talon.

[No.]	[1,000/10,000/100,000]	XS0058957316	[Series]	[Serial No.]

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On the back:
PRINCIPAL PAYING AGENT

Citibank, N.A.
P.O. Box 18055
5 Carmelite Street
London EC4Y OPA

OTHER PAYING AGENTS
Citibank International plc c/- The Bank of New York Avenue des Arts 35 Kunstlaan B-1040 Brussels	BNP Paribas S.A. 10A Boulevard Royal L-2093 Luxembourg

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THE FIRST SCHEDULE

PART 3

- FORM OF NEW REGISTERED BOND -

XS0058957316	[SERIES]	[SERIAL NO.]

NORWEB plc
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366949)

£100,000,000 8.875 PER CENT. BONDS 2026

(Consolidated, forming a single series and fungible with the £200,000,000 8.875 per cent. Bonds 2026 issued on 3rd August, 1995)

The issue of the Bonds was authorised by resolutions of the Board of Directors of NORWEB plc (the "Issuer") passed on 27th June, 2001.

This Bond forms one of a series of Bonds constituted by a Second Supplemental Trust Deed dated 6th July, 2001 between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Bonds supplemental to the First Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 2nd July, 2001 and the Trust Deed dated 3rd August, 1995 (together with the First and Second Supplemental Trust Deeds, the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. and issued either in bearer form in the denominations of £1,000, £10,000 and £100,000 each with Coupons attached or in registered form in the denomination of £1 each or integral multiples thereof, in an aggregate principal amount of £100,000,000.

THIS IS TO CERTIFY that

is/are the registered holder(s) of one of the above-mentioned Bonds in registered form, such Bond being in the denomination of £[                     ] ([                     ] Pounds Sterling) and is/are entitled on 25th March, 2026 (or on such earlier date as the principal sum hereinafter mentioned may become repayable in accordance with the Conditions endorsed hereon) to the repayment of such principal sum of:

£[ ]([ ]Pounds Sterling)

together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

Interest at the rate of 8.875 per cent. per annum (less United Kingdom income tax, if applicable) is payable on the said principal sum annually in arrear on 25th March in each year, subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

IN WITNESS whereof this Bond has been executed on behalf of the Issuer.

NORWEB plc

By: ..............................
Director
Dated

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- FORM OF TRANSFER OF NEW REGISTERED BOND -

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

£ principal amount of this Bond and all rights hereunder, hereby irrevocably constituting and appointing ......................................................... as attorney to transfer such principal amount of this Bond in the register maintained by NORWEB plc with full power of substitution.

Signature(s)	......................

......................

Date: ..............

N.B.:

1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

2.	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Bond in every particular, without alteration or enlargement or any change whatever.

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THE SECOND SCHEDULE

-TERMS AND CONDITIONS OF THE NEW BONDS -

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The £100,000,000 8.875 per cent. Bonds 2026 (the "Bonds", which expression shall in these Terms and Conditions, unless the context otherwise requires, include any further bonds issued pursuant to Condition 17 and forming a single series with the Bonds) of NORWEB plc (the "Issuer") are constituted by a Second Supplemental Trust Deed dated 6 July 2001 (the "Second Supplemental Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. (the "Trustee", which expression shall include its successors as the trustee under the Trust Deed) as trustee for the holders of the Bonds (the "Bondholders") supplemental to the Principal Trust Deed dated 3 August 1995 (the "Principal Trust Deed") between the Issuer and the Trustee and constituting £200,000,000 8.875 per cent. Bonds 2026 of the Issuer (the "Original Bonds") as supplemented by a First Supplemental Trust Deed dated 2 July 2001 (the "First Supplemental Trust Deed" and, together with the Principal Trust Deed and the Second Supplemental Trust Deed, the "Trust Deed") between the Issuer and the Trustee. The Bonds are consolidated and form a single series with the Original Bonds. The issue of the Bonds was authorised by resolutions of the Board of Directors of the Issuer passed on 27 June 2001. The Bonds are, on issue, listed on the official list of the UK Listing Authority and admitted to trading on the London Stock Exchange plc (the "London Stock Exchange"). The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed and of an Agency Agreement dated 3 August 1995 (the "Principal Agency Agreement") and the First Supplemental Agency Agreement dated 6 July 2001 (together with the Principal Agency Agreement, the "Agency Agreement"), each made between the Issuer, Citibank, N.A. (or in the case of the Principal Agency Agreement, Morgan Guaranty Trust Company of New York, London office but now replaced by Citibank, N.A.), as principal paying agent (the "Principal Paying Agent, which expression shall include any successor), Computershare Investor Services PLC as registrar (the "Registrar", which expression shall include any successor), the other paying agents named therein (together with the Principal Paying Agent, the "Paying Agents", which expression shall include any additional or successor paying agents) and the Trustee are available for inspection during normal business hours by the Bondholders and the holders of the interest coupons appertaining to the Bonds in bearer form (respectively, the "Couponholders" and the "Coupons", which latter expression shall, unless the context otherwise requires, include the Talon referred to below) at the registered office for the time being of the Trustee, being at the date of issue of the Bonds at Fifth Floor, 100 Wood Street, London EC2V 7EX, and at the specified office of each of the Paying Agents and the Registrar. The Bondholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement.

1. FORM, DENOMINATION AND TITLE

The Bonds are in bearer form, serially numbered in the denominations of £1,000, £10,000 and £100,000 each ("Bearer Bonds") with Coupons and one Talon for further Coupons (a "Talon") attached on issue and in registered form in the denominations of £1 and integral multiples thereof ("Registered Bonds") without interest coupons. Title to the Bearer Bonds and to the Coupons will pass by delivery and title to the Registered Bonds will pass upon the registration of transfers in accordance with the provisions of the Agency Agreement and the Trust Deed. Bearer Bonds of one denomination cannot be exchanged for Bearer Bonds of another denomination.

The Issuer, any Paying Agent, the Registrar and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Bearer Bond and the holder of any Coupon and the registered holder of any Registered Bond as the absolute owner for all purposes (whether or not the Bond or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Bond or Coupon or any notice of previous loss or theft of the Bond or Coupon).

On the Closing Date, the Bonds will be issued as Bearer Bonds and will be represented initially by the Global Bond, without Coupons, which will be deposited with a common depositary for Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream, Luxembourg") on or about the Closing Date for credit against payment to the accounts designated by the relevant subscribers with Euroclear or Clearstream, Luxembourg. The Global Bond will be exchangeable on or after a date which is expected to be 15 August 2001 for definitive Bearer Bonds, with Coupons and one Talon attached, upon certification that the beneficial owners of the relevant Bearer Bonds are not U.S. persons or persons who have acquired such Bearer Bonds for resale to any U.S. person.

Unless, upon due presentation of the Global Bond for exchange, delivery of definitive Bearer Bonds is improperly withheld or refused and such withholding or refusal is continuing at the relevant due date for payment thereof, definitive Bearer Bonds with Coupons attached must be obtained before interest can be collected in respect of the relevant Bearer Bonds.

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Bonds (both in bearer and registered form) and Coupons will bear the following legend:

"Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code".

2. TRANSFER AND EXCHANGE

(a) Transfer of Registered Bonds
A Registered Bond may be transferred in whole or in part (in the principal amount of £1 or any integral multiple thereof) by the transferor depositing the Registered Bond for registration of the transfer of the Registered Bond (or the relevant part of the Registered Bond) at the specified office of the Registrar with a form of transfer (in a form approved by the Registrar and the Trustee) duly completed and signed by or on behalf of the transferor and upon the Registrar after due and careful enquiry being satisfied with the evidence of title and the identity of the person making the request and subject to such reasonable regulations as the Issuer and the Registrar may (with the prior approval of the Trustee) prescribe. Subject as provided above and subject to the payment of any sum in respect of any stamp duty, tax or other governmental charge as is referred to in paragraph (e) below, the Registrar will, within three Business Days (as defined below) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), deliver at its specified office to the transferee or (at the risk and, if mailed at the request of the transferee otherwise than by ordinary uninsured mail, at the expense of the transferee) send by mail to such address as the transferee may request a new Registered Bond of a like aggregate principal amount to the Registered Bond (or the relevant part of the Registered Bond) transferred. In the case of the transfer of part only of a Registered Bond, a new Registered Bond in respect of the balance of the Registered Bond not transferred will be so delivered or (at the risk and, if mailed at the request of the transferor otherwise than by ordinary uninsured mail, at the expense of the transferor) sent by mail to the transferor. For the purpose of this Condition 2, "Business Day" means a day on which commercial banks and foreign exchange markets settle payments in London.

(b) Exchange of Bearer Bonds for Registered Bonds
At the option of the holder thereof, upon presentation to the Principal Paying Agent at any time on or after 15 August 2001 (the "Exchange Date") of a duly completed and signed request for exchange (in the form for the time being obtainable from the specified office of the Registrar or the Principal Paying Agent (a "Registration Request")) together with the relevant Bearer Bond(s) and payment of any sum in respect of any such stamp duty, tax or other governmental charge as is referred to in paragraph (e) below, subject to the terms of the Agency Agreement, Bearer Bonds are exchangeable in whole, but not in part, for the same aggregate principal amount of Registered Bonds, provided that all unmatured Coupons relating thereto are attached thereto or are surrendered therewith. Registration Requests may not be presented on or after the Record Date (as defined in Condition 5) in respect of any Interest Payment Date (as defined in Condition 4) up to and including such Interest Payment Date. Interest on a Registered Bond issued on exchange will accrue, and interest on the corresponding Bearer Bond(s) presented for exchange will cease to accrue, as from the immediately preceding Interest Payment Date or, if none, as from 25 March 2001. Registration Requests may only he presented, and Bearer Bonds and Coupons may only he surrendered for exchange for Registered Bonds, at the specified office of the Principal Paying Agent. The Registrar will, within five Business Days of the date of presentation to the Principal Paying Agent of any Registration Request together with the relevant Bearer Bond(s) and Coupons, deliver at its specified office to the Bondholder or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) mail to such address (other than an address in the United States) as may be specified by the Bondholder in the Registration Request a Registered Bond of the same aggregate principal amount as that of the Bearer Bond exchanged.

(c) Exchange of Registered Bonds for Bearer Bonds
At the option of the holder thereof, upon presentation to the Registrar at any time on or after the Exchange Date of a duly completed and signed request for exchange (in the form for the time being obtainable from the specified office of the Registrar or the Principal Paying Agent (a "Bearer Request")) together with the relevant Registered Bond(s) and payment of any sum in respect of any such stamp duty, tax or other governmental charge as is referred to in paragraph (e) below, subject to the terms of the Agency Agreement, Registered

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Bonds are exchangeable in whole or in part in principal amounts of £1,000 or integral multiples thereof for the same aggregate principal amount of Bearer Bonds. Bearer Requests may not be presented on or after the Record Date in respect of any Interest Payment Date up to and including such Interest Payment Date. Bearer Requests may not be presented on or after the date the Issuer validly gives notice to the Bondholders of its intention to redeem Bearer Bonds pursuant to Condition 6(c). Interest on Bearer Bonds issued on exchange will accrue, and interest on the corresponding Registered Bonds presented for exchange will cease to accrue, as from the immediately preceding Interest Payment Date or, if none, 25 March 2001. Bearer Requests may only be presented, and Registered Bonds may only be surrendered for exchange for Bearer Bonds, at the specified office of the Registrar. The Principal Paying Agent will, within five Business Days of the date of presentation to the Registrar of any Bearer Request together with the relevant Registered Bond(s), deliver at its specified office to the Bondholder or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) mail to such address, other than an address in the United States as may be specified by the Bondholder in the Bearer Request, the Bearer Bond or Bearer Bonds requested together with all Coupons in respect of all Interest Payment Dates falling after the date of presentation. In the case of exchange of part only of a Registered Bond, a new Registered Bond for the balance so exchanged will be sent by mail by the Registrar (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) to such address, other than an address in the United States, as may be specified by the Bondholder in the Bearer Request.

(d) Closed Periods
In the event of a partial redemption of Bonds under Condition 6(b), the Issuer shall not be required:

(i)	to register the transfer of Registered Bonds (or parts of Registered Bonds) or to exchange Bearer Bonds for Registered Bonds (or vice versa) during the period beginning on the sixty-fifth day before the date of the partial redemption and ending on the day on which notice is given specifying the serial numbers of Bonds called (in whole or in part) for redemption (both inclusive); or

(ii)	to register the transfer of any Registered Bond, or part of a Registered Bond, called for partial redemption; or

(iii)	to exchange any Registered Bond (or part thereof) or Bearer Bond called for partial redemption;

except that a Registered Bond (or part thereof) or Bearer Bond called for partial redemption may he exchanged for a Bearer Bond or Registered Bond, respectively, which is simultaneously surrendered not later than the relevant Record Date.

(e) Formalities free of charge
Such transfer or exchange will be effected without charge subject to (i) the person making such application for transfer or request for exchange paying or procuring the payment of any stamp duty, tax or other governmental charge, (ii) the Registrar being satisfied with the documents of title and identity of the person making the application or request and (iii) such reasonable regulations as the Issuer may from time to time agree with the Trustee, the Principal Paying Agent and the Registrar. The exchange of Bearer Bonds for Registered Bonds and Registered Bonds for Bearer Bonds will be subject to the provisions of all applicable fiscal or other laws and regulations in effect at the time of such exchange.

(f) Registrar
The name of the initial Registrar and its initial specified office are set out at the end of these Terms and Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of the Registrar and to appoint another Registrar provided that it will at all times maintain a Registrar approved by the Trustee having a specified office in the United Kingdom. Notice of any termination or appointment and of any changes in specified office will be given to the Bondholders promptly by the Issuer in accordance with Condition 14.

3. STATUS

The Bonds and the Coupons are direct, unconditional and unsecured obligations of the Issuer and rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

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4. INTEREST

The Bonds bear interest from (and including) 25 March 2001 at the rate of 8.875 per cent. per annum payable (less United Kingdom income tax, if appropriate) annually in arrear on 25 March in each year (each an "Interest Payment Date").

Each Bond or, in the case of the redemption of part only of a Registered Bond, that part only of the Registered Bond will cease to bear interest from its due date for redemption unless, upon due presentation, payment of the principal in respect of the Bond is improperly withheld or refused or unless default is otherwise made in respect of such payment, in which event interest shall continue to accrue as provided in the Trust Deed.

When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each.

5. PAYMENTS AND EXCHANGE OF TALONS

Payments of principal and interest in respect of each Bearer Bond will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Bearer Bond, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupons, in each case at the specified office of any of the Paying Agents.

Payments in respect of each Bearer Bond will be made at the specified office of any Paying Agent, at the option of the holder, by sterling cheque drawn on, or by transfer to a sterling account maintained by the payee with, a bank in the City of London, subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 8.

Each Bearer Bond should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any relative missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of the relevant Bearer Bond (whether or not the Coupon would otherwise have become void pursuant to Condition 9), or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

If the due date for redemption of any Bearer Bond is not an Interest Payment Date interest accrued on such Bond from (and including) the preceding Interest Payment Date (or, if none, 25 March 2001) up to (but excluding) the date of redemption shall be paid only against presentation and surrender of such Bearer Bond.

Payments of principal in respect of each Registered Bond will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Registered Bond at the specified office of the Registrar in London by sterling cheque drawn on a bank in the City of London. Payments of interest on each Registered Bond will be made by sterling cheque drawn on a bank in the City of London and mailed on the Business Day in the City of London immediately preceding the relevant due date to the holder (or to the first named of joint holders) of the Registered Bond appearing on the register at the close of business on the seventh day before the relevant due date (the "Record Date") at his address shown on the register on the Record Date. Upon application of the holder to the specified office of the Registrar, not less than three Business Days before the due date for any payment in respect of a Registered Bond, the payment may be made (in the case of payment of principal against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Registered Bonds as provided above) by transfer on the due date to a sterling account maintained by the payee with a bank in the City of London. Payments in respect of principal and interest on Registered Bonds are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

A holder shall be entitled to present a Bond or Coupon for payment only on a Presentation Date and shall not be entitled to any further interest or other payment if a Presentation Date is after the due date.

"Presentation Date" means a day which (subject to Condition 9):

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(a)	is or falls after the relevant due date but, if the due date is not or was not a Business Day in the City of London, is or falls after the next following such Business Day; and

(b)	is a Business Day in the place of the specified office of the Paying Agent (or the Registrar in the case of payments of principal in respect of Registered Bonds) at which the Bond or Coupon is presented for payment and, in the case of payment by transfer to a sterling account in the City of London as referred to above, in the City of London.

In this Condition 5, "Business Day" means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments in that place.

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon comprised in the Coupon Sheet may be surrendered at the specified office of any Paying Agent in exchange for a further Coupon sheet (including any appropriate further Talon), subject to the provisions of Condition 9. Each Talon shall, for the purposes of these Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.

The names of the initial Paying Agents and their initial specified office are set out at the end of these Terms and Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that it will at all times maintain at least two Paying Agents having specified offices in separate European cities approved by the Trustee, one of which, so long as the Bonds are listed on the London Stock Exchange, shall be London or such other place as the London Stock Exchange may approve and one of which shall be outside the United Kingdom. Notice of any termination or appointment and of any changes in specified offices will be given to the Bondholders promptly by the Issuer in accordance with Condition 14.

6. REDEMPTION AND PURCHASE

(a)	Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Bonds at their principal amount on 25 March 2026.

(b)	The Issuer may, at any time, having given notice to the Bondholders in accordance with this Condition 6(b) (which notice shall be irrevocable), redeem the Bonds in whole or in part (but if in part, in integral multiples of £1,000,000 in principal amount thereof), at the price which shall be the higher of the following, together with interest accrued up to (but excluding) the date of redemption:

(i)	par; and

(ii)	that price (the "Redemption Price"), expressed as a percentage rounded to three decimal places (0.0005 being rounded down), at which the Gross Redemption Yield on the Bonds, if they were to be purchased at such price on the third dealing prior to the publication of the notice of redemption or, in the case of a partial redemption, the first notice of redemption referred to below, would be equal to the Gross Redemption Yield on such dealing day of the 8 3/4 per cent. Treasury Stock 2017 or of such other United Kingdom Government Stock as the Trustee, with the advice of three leading brokers operating in the gilt-edged market and/or gilt-edged market makers, shall determine to be appropriate (the "Reference Stock") on the basis of the middle market price of the Reference Stock prevailing on such dealing day, as determined by UBS AG, acting through its business group UBS Warburg (or such other person(s) as the Trustee may approve).

The Gross Redemption Yield on the Bonds and the Reference Stock will be expressed as a percentage and will be calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Vol. 105, Part 1, 1978, page 18 or on such other basis as the Trustee may approve.

In the case of a partial redemption of Bonds, Bonds (or, as the case may be, parts of Registered Bonds) to be redeemed will be selected individually by lot in such place as the Trustee may approve and in such manner as the Trustee shall deem to be appropriate and fair without involving any part only of a Bearer Bond, not more than 65 days before the date fixed for redemption. In the case of a redemption of all of the Bonds pursuant to this Condition 6(b), notice will be given to the Bondholders by the Issuer in accordance with Condition 14 once not less than 30 nor more than 60 days before the date fixed for redemption. In the case of a partial redemption, notice will be so given twice, first not less than 80 nor

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more than 95 days, and secondly not less than 30 nor more than 60 days, before the date fixed for redemption. Each notice will specify that date fixed for redemption and the redemption price and, in the case of a partial redemption, the aggregate principal amount of the Bonds to be redeemed, the serial numbers of Bonds previously called (in whole or in part) for redemption and not presented for payment and the aggregate principal amount of the Bonds which will be outstanding after the partial redemption. In addition, in the case of a partial redemption, the first notice will specify the period during which exchanges or transfers of Bonds may not be made as provided in Condition 2 and the second notice will specify the serial numbers of the Bonds called (in whole or, in the case of Registered Bonds, in part) for redemption.

Upon the expiry of any such notice period as is referred to above, the Issuer shall be bound to redeem the Bonds to which the notice refers at the relative redemption price applicable at the date of such redemption together with interest accrued to (but excluding) such date.

(c)	If, as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political sub-division of, or any authority in, or of, the United Kingdom having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after 28 July 1995, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 (and such amendment or change has been evidenced by the delivery by the Issuer to the Trustee (who shall, in the absence of manifest error, accept such certificate and opinion as sufficient evidence thereof) of (i) a certificate signed by two Directors of the Issuer on behalf of the Issuer stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), describing the facts leading thereto and stating that such obligation cannot be avoided by the Issuer taking reasonable measures available to it and (ii) an opinion in a form satisfactory to the Trustee of independent legal advisers of recognised standing to whom the Trustee shall have no reasonable objection to the effect that such amendment or change has occurred (irrespective of whether such amendment or change is then effective)), the Issuer may, at its option, having given not less than 30 nor more than 60 days' notice to the Bondholders in accordance with Condition 14 (which notice shall be irrevocable), redeem all, but not some only, in a case where the requirement to pay such additional amounts results solely from the deduction from payments of interest in respect of Bearer Bonds of any United Kingdom income tax required to be withheld or deducted at source, of only the Bearer Bonds and, in any other case, of the Bonds (other than Bonds in respect of which the Issuer shall have given a notice of redemption pursuant to Condition 6(b) prior to any notice being given under this Condition 6(c)), in each case at their principal amount together with interest accrued to the date of redemption, provided that no notice of redemption shall be given earlier than 90 days before the earliest date on which the Issuer would be required to pay such additional amounts were a payment in respect of the Bonds then due. Any notice to Bondholders pursuant to this Condition 6(c) which applies only to Bearer Bonds shall also inform holders of Bearer Bonds of their right to exchange such Bearer Bonds for Registered Bonds pursuant to Condition 2(b) and the period or periods during which such exchange can take place.

N.B. Holders of Registered Bonds should note that if the Issuer gives a notice under this Condition 6(c) to redeem only the outstanding Bearer Bonds, their right to exchange their Registered Bonds for Bearer Bonds will thereupon cease and there will be no obligation on the Issuer to redeem any Registered Bonds which may be outstanding nor will there be any obligation on the Issuer to maintain in issue any minimum principal amount of Registered Bonds.

Upon the expiry of any such notice period as is referred to above (and subject as provided above), the Issuer shall be bound to redeem the relevant Bonds at their principal amount together with interest accrued to (but excluding) the redemption date.

(d)	The Issuer or any of its Subsidiaries (as defined in Condition 10) may at any time purchase Bonds in any manner and at any price. If purchases are made by tender, tenders must be available to all Bondholders alike.

(e)	All Bonds which are redeemed by the Issuer will forthwith be cancelled (together, in the case of Bearer Bonds, with all relative unmatured Coupons attached to the Bearer Bonds or surrendered with the Bearer Bonds) and may not be reissued or resold. Bonds purchased by the Issuer or any of its Subsidiaries may be held or reissued or resold or surrendered for cancellation.

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7. REDEMPTION AT THE OPTION OF BONDHOLDERS

(a)	(i)	If, at any time while any of the Bonds remains outstanding, a Restructuring Event (as defined below) occurs and prior to the commencement of or during the Restructuring Period (as defined below) an independent financial adviser (as defined below) shall have certified in writing to the Trustee that such Restructuring Event will not be or is not, in its opinion, materially prejudicial to the interests of the Bondholders, the following provisions of this Condition 7 shall cease to have any further effect in relation to such Restructuring Event.

(ii)	If, at any time while any of the Bonds remains outstanding, a Restructuring Event occurs and (subject to Condition 7(a)(i)):

(A)	within the Restructuring Period, either:

(i)	if at the time such Restructuring Event occurs there are Rated Securities (as defined below), a Rating Downgrade (as defined below) in respect of such Restructuring Event also occurs; or

(ii)	if at such time there are no Rated Securities, a Negative Rating Event (as defined below) also occurs; and

(B)	an independent financial adviser shall have certified in writing to the Trustee that such Restructuring Event will be or is, in its opinion, materially prejudicial to the interests of the Bondholders (a "Negative Certification"), then, unless at any time the Issuer shall have given a notice under Condition 6(b) in respect of his Bond or Condition 6(c), in each case expiring prior to the Put Date (as defined below), the holder of each Bond will, upon the giving of a Put Notice (as defined below), have the option (the "Put Option") to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Bond on the Put Date at its principal amount together with (or, where purchased, together with an amount equal to) interest accrued to (but excluding) the Put Date.

A Restructuring Event shall be deemed not to be materially prejudicial to the interests of the Bondholders if, notwithstanding the occurrence of a Rating Downgrade, the rating assigned to the Rated Securities by any Rating Agency (as defined below) is subsequently increased to an investment grade rating (BBB—/ Baa3 or their respective equivalents for the time being, or better) prior to any Negative Certification being issued.

Any certification by an independent financial adviser as aforesaid as to whether or not, in its opinion, any Restructuring Event will be or is materially prejudicial to the interests of the Bondholders shall, in the absence of manifest error, be conclusive and binding on the Trustee, the Issuer and the Bondholders. For the purposes of this Condition 8, an "independent financial adviser" means a financial adviser appointed by the Issuer and approved by the Trustee (such approval not to be unreasonably withheld or delayed) or, if the Issuer shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of such Restructuring Event and the Trustee is indemnified to its satisfaction against the costs of such adviser, appointed by the Trustee following consultation with the Issuer.

(b)	Promptly upon the Issuer becoming aware that a Put Event (as defined below) has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in principal amount of the Bonds then outstanding shall, give notice (a "Put Event Notice") to the Bondholders in accordance with Condition 14 specifying the nature of the Put Event and the procedure for exercising the Put Option.

(c)	To exercise the Put Option, the holder of a Bond must deliver such Bond to the specified office of any Paying Agent, on a day which is a Business Day (as defined in Condition 5) in the City of London and in the place of such specified office falling within the period (the "Put Period") commencing on the date on which a Put Event Notice is given and ending on the 45th day thereafter, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder may specify a bank account complying with the requirements of Condition 5 to which payment is to be made under this

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Condition 7. Each Bearer Bond should be delivered together with all Coupons appertaining thereto maturing after the day (the "Put Date") being the fifteenth day after the date of expiry of the Put Period, failing which an amount equal to the face value of any such missing Coupon will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner provided in Condition 5 against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant missing Coupon at any time before the expiry of 10 years after the Relevant Date in respect of the relevant Bearer Bond (whether or not the Coupon would otherwise have become void pursuant to Condition 9) or, if later, five years after the date on which such Coupon would have become due, but not thereafter. The Paying Agent to which such Bond and Put Notice are delivered shall issue to the Bondholder concerned a non-transferable receipt in respect of the Bond so delivered. Payment in respect of any Bond so delivered shall be made, if the holder duly specifies a bank account in the Put Notice to which payment is to be made on the Put Date, by transfer to that bank account and, in every other case, on or after the Put Date in each case against presentation and surrender or (as the case may be) endorsement of such receipt at any specified office of any Paying Agent, subject in any such case as provided in Condition 5. A Put Notice, once given, shall be irrevocable. For the purposes of Conditions 1, 9, 10, 11, 13 and 15, receipts issued pursuant to this Condition 7 shall be treated as if they were Bonds. The Issuer shall redeem or, at the option of the Issuer, purchase (or procure the purchase of) the relevant Bond on the applicable Put Date unless previously redeemed or purchased.

(d)      For the purposes of these Terms and Conditions:

(i)	A "Negative Rating Event" shall be deemed to have occurred if (A) the Issuer does not either prior to or not later than 14 days after the date of a Negative Certification in respect of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, a rating of the Bonds or any other unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more from a Rating Agency or (B) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating of at least investment grade (BBB—/Baa3, or their respective equivalents for the time being or better).

(ii)	A "Put Event" occurs on the date of the last to occur of (aa) a Restructuring Event, (bb) either a Rating Downgrade or, as the case may be, a Negative Rating Event and (cc) the relevant Negative Certification.

(iii)	"Rating Agency" means Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies Inc. or any of its subsidiaries and their successors ("Standard & Poor's") or Moody's Investors Service Limited or any of its subsidiaries and their successors ("Moody's") or any rating agency substituted for either of them (or any permitted substitute of them) by the Issuer from time to time with the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed).

(iv)	A "Rating Downgrade" shall be deemed to have occurred in respect of a Restructuring Event if the then current rating assigned to the Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB—Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+Ba1, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall then have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category.

(v)	"Rated Securities" means the Bonds, if at any time and for so long as they shall have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more which is rated by a Rating Agency.

(vi)	"Restructuring Event" means the occurrence of any one or more of the following events:

(A)	(aa) the Secretary of State for Trade and Industry (or any successor) giving the Issuer written notice of revocation of the Licence provided that the giving of notice pursuant to paragraph 3 of Part 1 of the PES Licence shall not be deemed to constitute the revocation of the PES Licence and the giving of notice pursuant to the equivalent provision in the Distribution Licence shall

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not be deemed to constitute the revocation of the Distribution Licence or (bb) the Issuer agreeing in writing with the Secretary of State for Trade and Industry (or any successor) to any revocation or surrender of the Licence or (cc) any legislation (whether primary or subordinate) being enacted terminating or revoking the Licence, except in any such case in circumstances where a licence or licences on substantially no less favourable terms is or are granted to the Issuer or a wholly-owned Subsidiary of the Issuer (the "Relevant Subsidiary") and in the case of such Relevant Subsidiary at the time of such grant it either executes in favour of the Trustee an unconditional and irrevocable guarantee in respect of the Bonds in such form as the Trustee may approve (such approval not to be unreasonably withheld or delayed) or becomes the primary obligor under the Bonds in accordance with Condition 12; or

(B)	any modification (other than a modification which is of a formal, minor or technical nature) is made to the terms and conditions of the Licence unless two Directors of the Issuer have certified in good faith to the Trustee that the modified terms and conditions are not materially less favourable to the business of the Issuer provided that any modifications arising from a periodic review shall not constitute a Restructuring Event unless it results in the credit rating assigned to the short term debt of the Issuer by Standard & Poor's or Moody's being either (i) downgraded to a "speculative grade" rating "B" or below in the case of Standard & Poor's or to "not prime" or worse in the case of Moody's or (ii) withdrawn; or

(C)	any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State for Trade and Industry (or any successor) and/or the Gas and Electricity Markets Authority (or any successor) under Section 3(A) of the Electricity Act 1989, unless two Directors of the Issuer have certified in good faith to the Trustee that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of the Issuer;

provided that the replacement of the PES Licence with separate distribution and supply licences pursuant to the provisions of Schedule 7 of the Utilities Act 2000 (including without limitation under a scheme under part II of such Schedule 7) and any notice, agreement, legislation, direction, scheme or modification relating to the implementation of the new regime contained in the Utilities Act 2000 shall not constitute a Restructuring Event.

(vii)	"Restructuring Period" means:

(A)	if at the time a Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which that Restructuring Event occurs; or

(B)	if at the time a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which that Restructuring Event occurs and ending on the day 90 days following the later of (aa) the date on which the Issuer shall seek to obtain a rating pursuant to Condition 7(d)(i) prior to the expiry of the 14 days referred to in the definition of Negative Rating Event and (bb) the date on which a Negative Certification shall have been given to the Issuer in respect of that Restructuring Event.

(viii)	A Rating Downgrade or a Negative Rating Event or a non-investment grade rating shall be deemed not to have occurred as a result or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, declining to assign a rating of at least investment grade as provided in this Condition 7 does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction or, where applicable, declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.

The Trust Deed provides that the Trustee is under no obligation to ascertain whether a Restructuring Event, a Negative Rating Event or any event which could lead to the occurrence of or could constitute a Restructuring Event has occurred and until it shall have actual knowledge or express notice pursuant to the Trust Deed to the contrary, the Trustee may assume that no Restructuring Event, Negative Rating Event or other such event has occurred.

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8. TAXATION

All payment in respect of the Bonds (other than payments of interest in respect of Registered Bonds which will be made subject to the deduction of any United Kingdom income tax required to be withheld or deducted at source) by the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the United Kingdom, or any political sub-division of, or any authority in, or of, the United Kingdom having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event (other than where the deduction or withholding is in respect of Registered Bonds as aforesaid), the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the Bondholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Bonds or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Bond or Coupon:

(a)	to, or to a third party on behalf of, a holder who is liable to the Taxes in respect of the Bond or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Bond or Coupon; or

(b)	where the Coupon is presented for payment in the United Kingdom; or

(c)	presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days; or

(d)	to, or to a third party on behalf of, a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority.

As used herein, "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received in London by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to the effect shall have been duly given to the Bondholders by the Issuer in accordance with Condition 14.

Any reference in these Terms and Conditions to any amounts in respect of the Bonds shall he deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.

9. PRESCRIPTION

Bonds (whether in bearer or registered form) and Coupons (which for this purpose shall not include Talons) will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Bonds or, as the case may be, the Coupons, subject to the provisions of Conditions 5 or 7(c). There shall not be included in any Coupon sheet issued upon exchange of a Talon any Coupon which would be void upon issue under this Condition or Conditions 5 or 7(c).

10. EVENTS OF DEFAULT

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders shall (subject in each case to being indemnified to its satisfaction), (but, in the case of the happening of any of the events mentioned in sub-paragraphs (b), (c), (e), (f), (g) and (h) below, only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Bondholders), give notice to the Issuer that the Bonds are, and they shall accordingly thereby forthwith become, immediately due and repayable at their principal amount together with accrued interest (as provided in the Trust Deed) if any of the following events (each an "Event of Default") shall have occurred (unless such Event of Default has been remedied to the satisfaction of the Trustee):

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(a)	if default is made for a period of 14 days or more in the payment of any principal or the purchase price due in respect of any Bond pursuant to Condition 7 or 21 days or more in the payment of any interest due in respect of the Bonds or any of them; or

(b)	if the Issuer fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Bonds or the Trust Deed and (except where the Trustee shall have certified to the Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will he required) such failure continues for the period of 60 days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(c)	if (i) any other indebtedness for borrowed money of the Issuer or any Principal Subsidiary becomes due and repayable prior to its stated maturity by reason of an event of default (howsoever described) or (ii) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grade period (as originally provided) or (iii) the Issuer or any Principal Subsidiary fails to pay when due (or, as the case may be, within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money of any person or (iv) any security given by the Issuer or any Principal Subsidiary for any indebtedness for borrowed money of any person or any guarantee or indemnity of indebtedness for borrowed money of any person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant indebtedness for borrowed money or any such guarantee or indemnity as aforesaid shall he due and payable, provided that the aggregate amount of the relevant indebtedness for borrowed money in respect of which any one or more of the events mentioned above in this sub-paragraph (c) has or have occurred equals or exceeds £20,000,000 or its equivalent in other currencies (as determined by the Trustee) or, if greater, 3 per cent. of the Capital and Reserves, and for the purposes of this subparagraph (c), "indebtedness for borrowed money" shall exclude Project Finance Indebtedness; or

(d)	if any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of the Issuer, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders; or

(e)	if any order shall he made by any competent court or any resolution shall be passed for the winding up or dissolution of a Principal Subsidiary, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (i) not involving or arising out of the insolvency of such Principal Subsidiary and under which all the surplus assets of such Principal Subsidiary are transferred to the Issuer or any of its other Subsidiaries or (ii) the terms of which have previously been approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders; or

(f)	if the Issuer or any Principal Subsidiary shall cease to carry on the whole or substantially the whole of its business, save in each case for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (i) not involving or arising out of the insolvency of the Issuer or such Principal Subsidiary and under which all or substantially all of its assets are transferred to another member of the Group or (ii) under which all or substantially all of its assets are transferred to a third party or parties (whether associates or not) for full consideration by the Issuer or a Principal Subsidiary on an arm's length basis or (iii) where the transferee is or immediately upon such transfer becomes a Principal Subsidiary or (iv) the terms of which have previously been approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders, provided that if the Issuer shall cease to hold or shall transfer the Licence other than where the Issuer ceases to hold the PES Licence (or the PES Licence has effect as separate distribution and supply licences) pursuant (in either case) to the provisions of Schedule 7 of the Utilities Act 2000 (including without limitation under a scheme under part II of such Schedule 7) it shall he deemed to have ceased to carry on the whole or substantially the whole of its business (and none of exceptions (i) to (iii) shall apply) unless the transferee assumes all the Issuer's obligations under the Bonds and the Trust Deed as primary obligor or gives a guarantee in form and substance acceptable to the Trustee in respect of the obligations of the Issuer under the Bonds and the Trust Deed; or

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(g)	if the Issuer or any Principal Subsidiary shall suspend or shall threaten to suspend payment of its debts generally or shall he declared or adjudicated by a competent court to be unable, or shall admit in writing its inability, to pay its debts (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986) as they fall due, or shall be adjudicated or found insolvent by a competent court or shall enter into any composition or other similar arrangement with its creditors under Section 1 of the Insolvency Act 1986; or

(h)	if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Issuer or any Principal Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 90 days (or such longer period as the Trustee may in its absolute discretion permit).

For the purposes of sub-paragraph (g) above, Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "£750" there was substituted "£250,000" or such higher figure as the Gas and Electricity Markets Authority (or any successor) may from time to time determine by notice in writing to the Secretary of State for Trade and Industry (or any successor) and the Issuer.

Neither the Issuer nor any Principal Subsidiary shall be deemed to be unable to pay its debts for the purposes of sub-paragraph (g) above if any such demand as is mentioned in Section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the Issuer or the relevant Principal Subsidiary with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Trustee under the first paragraph of this Condition 10.

For the purposes of these Terms and Conditions:

(A)	"Principal Subsidiary" at any time shall mean a Subsidiary of the Issuer (not being an Excluded Subsidiary or any other Subsidiary of the Issuer more than 70 per cent. of whose indebtedness for borrowed money is Project Finance Indebtedness):

(i)	whose (a) net profits before tax or (b) gross assets represent 20 per cent. or more of the consolidated net profits before tax of the Group or consolidated gross assets of the Group respectively, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated in the case of a company which itself has Subsidiaries and which, in the normal course, prepares consolidated accounts) and the then latest audited consolidated financial statements of the Group; or

(ii)	to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (ii) (but without prejudice to the provisions of sub-paragraph (i) above), upon publication of its next audited financial statements;

all as more fully defined in the Trust Deed.

A report by the Auditors that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, he conclusive and binding on all parties;

(B)	"Capital and Reserves" means the aggregate of:

(i)	the amount paid up or credited as paid up on the share capital of the Issuer; and

(ii)	the total of the capital, revaluation and revenue reserves of the Group, including any share premium account, capital redemption reserve and credit balance on the profit and loss account but excluding sums set aside for taxation and amounts attributable to outside shareholders in Subsidiary Undertakings (as defined below) and deducting any debit balance on the profit and loss account,

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all as shown in the then latest audited consolidated balance sheet of the Group prepared in accordance with the historical cost convention (as modified by the revaluation of certain fixed assets) for the purposes of the Companies Act 1985, but adjusted as may he necessary in respect of any variation in the paid up share capital or share premium account of the Issuer since the date of that balance sheet and further adjusted as may be necessary to reflect any change since the date of that balance sheet in the Subsidiary Undertakings comprising the Group and/or as the Auditors (as defined in the Trust Deed) may consider appropriate.

A report by the Auditors as to the amount of the Capital and Reserves at any given time shall, in the absence of manifest error, be conclusive and binding on all parties;

(C)	"Excluded Subsidiary" means any Subsidiary of the Issuer (other than a Licensed Subsidiary):

(i)	which is a company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset whether directly or indirectly;

(ii)	none of whose indebtedness for borrowed money in respect of the financing of such ownership, acquisition, development and/or operation of an asset is subject to any recourse whatsoever to any member of the Group (other than the Subsidiary itself or another Excluded Subsidiary) in respect of the repayment thereof, except as expressly referred to in paragraph (G)(ii)(c); and

	(iii)	which has been designated as such by the Issuer by written notice to the Trustee, provided that the Issuer may given written notice to the Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary, whereupon it shall cease to be an Excluded Subsidiary;

(D)	"Group" means the Issuer and the Subsidiary Undertakings;

(E)	"Subsidiary Undertaking" shall have the meaning given to it by Section 258 of the Companies Act 1985 (but shall exclude any undertakings (as defined in the Companies Act 1985) whose accounts are not included in the then latest published audited consolidated accounts of the Issuer, nor (in the case of an undertaking which has first become a subsidiary undertaking of a member of the Group since the date as at which any such audited accounts were prepared) would its accounts have been so included or consolidated if it had become so on or before that date);

(F)	"indebtedness for borrowed money" means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition, consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash;

(G)	"Project Finance Indebtedness" means any indebtedness for borrowed money to finance the ownership, acquisition, development and/or operation of an asset;

(i)	which is incurred by an Excluded Subsidiary; or

(ii)	in respect of which the person or persons to whom any such indebtedness for borrowed money is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment thereof other than:

(a)	recourse to such borrower for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or

(b)	recourse to such borrower for the purpose only of enabling amounts to be claimed in respect of such indebtedness for borrowed money in an enforcement of any encumbrance given by such borrower over such asset or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure such indebtedness for borrowed money, provided that (aa) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement, and (bb) such person or persons are not entitled, by virtue of

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any right or claim arising out of or in connection with such indebtedness for borrowed money, to commence proceedings for the winding up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (save for the assets the subject of such encumbrance); and/or

(c)	recourse to such borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available;

(H)	"Subsidiary" means a subsidiary within the meaning of Section 736 of the Companies Act, 1985;

(I)	"Licensed Subsidiary" means any Subsidiary of the Issuer which holds a public electricity supply licence granted under the Electricity Act 1989 or a distribution licence granted under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000;

(J)	"Licence" means the PES Licence until such time as the Secretary of State for Trade and Industry (or any successor) makes a scheme under Section 13(2)(a) of Schedule 7 of the Utilities Act 2000 for the PES Licence to have effect as if it were a distribution licence and a supply licence granted under Section 6(1)(c) and 6(1)(d) respectively of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000 from which point on it means the Distribution Licence;

(K)	"PES Licence" means the public electricity supply licence granted by the Secretary of State for Energy to the Issuer under the Electricity Act 1989 in relation to its authorised area and excluding any second tier supply licence; and

(L)	"Distribution Licence" means either the distribution licence granted to the Issuer under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000 or the licence of the Issuer having effect as if it were a distribution licence granted under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000, as appropriate.

11. ENFORCEMENT

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed, the Bonds and the Coupons but it shall not be bound to take any proceedings or any other action in relation to the Trust Deed, the Bonds or the Coupons unless (a) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (b) it shall have been indemnified to its satisfaction. No Bondholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure shall be continuing.

12. SUBSTITUTION

The Trustee may, without the consent of the Bondholders or Couponholders, agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Bonds, the Coupons and the Trust Deed of any Subsidiary of the Issuer, subject to (a) the Bonds being unconditionally and irrevocably guaranteed by the Issuer (save where the Issuer has transferred the Licence to the substituted Subsidiary), (b) the Trustee being satisfied that the interests of the Bondholders will not he materially prejudiced by the substitution, and (c) certain other conditions set out in the Trust Deed being complied with.

13. REPLACEMENT OF BONDS AND COUPONS

Should any Bond or Coupon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying Agent in London, in the case of a Bearer Bond or Coupon, or the Registrar, in the case of a Registered Bond, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds or Coupons must he surrendered before replacements will be issued.

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14. NOTICES

Notices to holders of Registered Bonds will he mailed to them at their respective addresses in the Register and deemed to have been given on the fourth day (excluding Sundays) after the date of mailing, provided that, if at any time by reason of suspension or curtailment (or expected suspension or curtailment) of postal services within the United Kingdom or elsewhere, the Issuer is unable effectively to give notice to holders of Registered Bonds through the post, notices to holders of Registered Bonds will be valid if given in the same manner as other notices set out below.

Other notices to the Bondholders (including notices to holders of Bearer Bonds) will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve. Any notice shall be deemed to have been given on the date of publication or, if so published more than once, on the date of the first publication. It is expected that publication will normally be made in the Financial Times. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

15. MEETINGS OF BONDHOLDERS, MODIFICATION, WAIVER AND AUTHORISATION

(a)	The Trust Deed contains provisions for convening meeting of the Bondholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions for the Trust Deed. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the principal amount of the Bonds held or represented by him or them, except that at any meeting, the business of which includes the modification of certain of the provisions of these Terms and Conditions and certain of the provisions of the Trust Deed, the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, of the principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Bondholders will be binding on all Bondholders, whether or not they are present at the meeting, and on all Couponholders.

(b)	The Trustee may agree, without the consent of the Bondholders or Couponholders, to any modification (subject to certain exceptions) of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders or to any modification which is of a formal, minor or technical nature or to correct a manifest error.

(c)	In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorisation or substitution), the Trustee shall have regard to the interests of the Bondholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Bondholders and Couponholders resulting from their being for any purpose domiciled or resident in or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

(d)	Any modification, waiver or authorisation shall he binding on the Bondholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Issuer to the Bondholders as soon as practicable thereafter in accordance with Condition 14.

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16. INDEMNIFICATION OF THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

17. FURTHER ISSUES

The Issuer is at liberty from time to time, without the consent of the Bondholders or Couponholders, to create and issue further bonds or notes (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any supplemental deed or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may determine at the time of the issue. Any further bonds or notes which are to form a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any supplemental deed shall, and any other further bonds or notes may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of bonds or notes of other series in certain circumstances where the Trustee so decides.

18. THIRD PARTY RIGHTS

The Bonds confer no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Bonds, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

19. GOVERNING LAW

The Trust Deed, the Bonds and the Coupons are governed by, and will be construed in accordance with, English law.

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PRINCIPAL PAYING AGENT

Citibank, N.A.
P.O. Box 18055
5 Carmelite Street
London EC4Y 0PA

OTHER PAYING AGENTS

Citibank International plc
c/- The Bank of New York
Avenue des Arts 35
Kunstlaan
B-1040 Brussels

BNP Paribas S.A.
10A Boulevard Royal
L-2093 Luxembourg

and/or such other or further Principal Paying Agent and other Paying Agents and/or specified offices as may from time to time be appointed by the Issuer with the approval of the Trustee and notice of which has been given to the Bondholders.

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THE COMMON SEAL of	)
NORWEB plc	)
was affixed to this deed`	)
in the presence of	)

…………………………………
Director

…………………………………
Director / Secretary

THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c.	)
was affixed to this deed	)
in the presence of:	)

…………………………………
Director

…………………………………
Authorised Signatory

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DATED 6th July, 2001

NORWEB plc

- and -

THE LAW DEBENTURE TRUST
CORPORATION p.l.c.
_______________________________________

SECOND SUPPLEMENTAL TRUST DEED

constituting

£100,000,000
8.875 per cent. Bonds 2026
_______________________________________

For the Issuer:

SLAUGHTER AND MAY
35 Basinghall Street
London EC2V 5DB

For the Trustee:

ALLEN & OVERY
One New Change
London EC4M 9QQ

DATED 20TH DECEMBER, 2001

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

- and -

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

_______________________________________

THIRD SUPPLEMENTAL TRUST DEED

constituting

£50,000,000
8.875 per cent. Bonds 2026

_______________________________________

For the Issuer:
SLAUGHTER AND MAY
35 Basinghall Street
London EC2V 5DB

For the Trustee:
ALLEN & OVERY
One New Change
London EC4M 9QQ

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THIS THIRD SUPPLEMENTAL TRUST DEED is made on 20th December, 2001 BETWEEN UNITED UTILITIES ELECTRICITY PLC (formerly NORWEB plc), a company incorporated under the laws of England and Wales with company number 2366949, whose registered office is at Dawson House, Great Sankey, Warrington WA5 3LW, England (hereinafter called the "Issuer") of the one part and THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales with company number 1675231, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (hereinafter called the "Trustee", which expression shall, wherever the context so admits, include such company and any other trustee or trustees for the time being of these presents) of the other part.

WHEREAS:

(1)	This Third Supplemental Trust Deed is supplemental to:

(A)	the Trust Deed dated 3rd August, 1995 (the "Original Trust Deed") made between the Issuer and the Trustee and constituting the £200,000,000 8.875 per cent. Bonds 2026 of the Issuer (the "Original Bonds");

(B)	the First Supplemental Trust Deed dated 2nd July, 2001 (the "First Supplemental Trust Deed") made between the Issuer and the Trustee modifying the Original Trust Deed; and

(C)	the Second Supplemental Trust Deed dated 6th July, 2001 (the "Second Supplemental Trust Deed" and, together with the Original Trust Deed and the First Supplemental Trust Deed, the "Subsisting Trust Deeds") made between the Issuer and the Trustee and constituting the £100,000,000 8.875 per cent. Bonds 2026 of the Issuer.

(2)	By virtue of Clause 2(D)(i) of the Original Trust Deed the Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Holders or Couponholders to create and issue further bonds or notes (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the Original Bonds and/or the Further Securities of any series or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of the issue thereof determine.

(3)	By resolutions of the Board of Directors of the Issuer passed on 13th December, 2001 the Issuer has resolved to issue £50,000,000 8.875 per cent. Bonds 2026 of the Issuer to be constituted by this Third Supplemental Trust Deed and to be consolidated and form a single series with both the Original Bonds and the £100,000,000 8.875 per cent. Bonds 2026 of the Issuer constituted by the Second Supplemental Trust Deed from (and including) 30th January, 2002.

(4)	By virtue of Clause 18(B) of the Original Trust Deed the Trustee may, without the consent or sanction of the Holders or Couponholders, at any time and from time to time concur with the Issuer in making any modification (i) to these presents (other than the proviso to paragraph 5 of the Fourth Schedule to the Original Trust Deed or any matters referred to in that proviso) which in the opinion of the Trustee it may be proper to make provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Holders or (ii) to these presents if, in the opinion of the Trustee, such modification is of a formal, minor or technical nature or to correct a manifest error.

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(5)	The Trustee has concurred with the Issuer that the Trust Deed shall be modified in the manner hereinafter appearing and the Trustee, as evidenced by its execution hereof, is of the opinion that such modifications are of a formal, minor or technical nature.

(6)	The New Bonds when issued as definitive bonds in exchange for the New Global Bond (as defined below) will be in bearer form with New Coupons (as defined below) and talons attached.

NOW THIS THIRD SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	DEFINITIONS

(A)	All expressions defined in the Subsisting Trust Deeds shall, unless there is anything in the subject or context inconsistent therewith, have the same meanings in this Third Supplemental Trust Deed.

(B)	In this Third Supplemental Trust Deed, unless there is anything in the subject or context inconsistent therewith, the following expressions shall have the following meanings:

"New Bearer Bonds" means those of the New Bonds which are for the time being in bearer form;

"New Bondholders" means the several persons who are for the time being holders of the New Bonds;

"New Bonds" means the bonds (whether in bearer or registered form) comprising the said £50,000,000 8.875 per cent. Bonds 2026 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for New Bonds (whether in bearer or registered form, as the case may be) issued pursuant to Condition 13 and (except for the purposes of Clause 2) the New Global Bond; and

"New Couponholders" means the several persons who are for the time being holders of the New Coupons;

"New Coupons" means the Coupons appertaining to the New Bearer Bonds;

"New Global Bond" means the temporary global bond in respect of the New Bonds to be issued pursuant to Clause 3(A) in the form or substantially in the form set out in the First Schedule; and

"New Registered Bonds" means those of the New Bonds which are for the time being in registered form.

(C)	In this Third Supplemental Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall, unless there is anything in the subject or context inconsistent therewith, be construed as references to the Schedules to this Third Supplemental Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Third Supplemental Trust Deed respectively.

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2.	COVENANT TO REPAY AND TO PAY INTEREST ON NEW BONDS

(A)	The aggregate principal amount of the New Bonds constituted hereunder is limited to £50,000,000. The New Bonds, as and when issued, shall be further securities but shall, on and from 30th January 2002, be consolidated and form a single series with the Original Bonds.

(B)	The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the New Bonds provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and payable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in Pounds Sterling in London in immediately available funds the principal amount of the New Bonds repayable on that date together with the applicable premium and shall in the mean time and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the New Bonds at the rate of 8.875 per cent. per annum payable (less United Kingdom income tax, if appropriate) annually in arrear on 25th March in each year PROVIDED THAT

(i)	every payment of principal, premium (if any) or interest in respect of the New Bearer Bonds and every payment of principal and premium (if any) in respect of the New Registered Bonds to, or to the account of, the Principal Paying Agent in the manner provided in the Agency Agreement as amended shall operate in satisfaction pro tanto of the relevant covenant by the Issuer in this Clause, except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant New Bondholders or New Couponholders (as the case may be);

(ii)	every payment of interest in respect of the New Registered Bonds to the relevant New Bondholders as provided in the Conditions (whether by the Issuer or the Registrar) shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this Clause;

(iii)	in any case where payment of principal or premium (if any) is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on such premium (both before and after any judgment or any other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the New Bondholders in respect thereof as stated in a notice given to the New Bondholders in accordance with Condition 14 (such date to be not later than 30 days after the day on which the whole of such principal amount and premium (if any), together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and

(iv)	in any case where payment of the whole or any part of the principal amount of, or premium (if any) on, any New Bond is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (iii) above) interest shall accrue on that principal amount or premium payment of which has been so withheld or refused (both before and after any judgment or other order of a court

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of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant New Bond, payment of the full amount (including interest as aforesaid) in Pounds Sterling payable in respect of such New Bond is made or (if earlier) the seventh day after notice is given to the relevant New Bondholder (either individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in Pounds Sterling payable in respect of such New Bond is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the New Bondholders and New Couponholders and itself in accordance with these presents.

3.	FORM AND ISSUE OF NEW BONDS AND NEW COUPONS

(A)	(1)	The New Bearer Bonds shall be represented initially by the New Global Bond which the Issuer shall issue to a bank depositary common to both Euroclear and Clearstream on terms that such depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the New Bearer Bonds in definitive form ("Definitive New Bearer Bonds") (as notified to such depositary by UBS AG, acting through its business group UBS Warburg) and the successors in title to such persons as appearing in the records of Euroclear and Clearstream for the time being.

(2)	The New Global Bond shall be printed or typed in the form, or substantially in the form, set out in the First Schedule. The New Global Bond shall be in the aggregate principal amount shown therein and shall be signed manually by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The New Global Bond so executed and authenticated shall be a binding and valid obligation of the Issuer.

(3)	The Issuer shall issue the Definitive New Bearer Bonds (together with the unmatured New Coupons attached) in exchange for the New Global Bond in accordance with the provisions thereof. Pending exchange of the entire principal amount of the New Global Bond the holder thereof shall, subject to the terms thereof, be deemed to be the holder of the New Bearer Bonds and the New Coupons represented thereby for all purposes.

(4)	The Definitive New Bearer Bonds and the New Coupons shall be in the respective forms or substantially in the respective forms set out in the First Schedule and the Definitive New Bearer Bonds shall be issued in the denominations of £1,000, £10,000 and £100,000 each (serially numbered) and shall be endorsed with the Conditions. Title to the Definitive New Bearer Bonds and the New Coupons shall pass by delivery.

(B)	The New Registered Bonds shall be issued in definitive registered form, shall be in the form or substantially in the form set out in the First Schedule in the denomination and transferable in units of £1 each or integral multiples thereof, shall be serially numbered and shall be endorsed with a Form of Transfer in the form, or substantially in the form, also set out in the Second Schedule and with the Conditions. Title to the New Registered Bonds in definitive form shall pass upon the registration of transfers in respect thereof in accordance with the provisions of these presents.

(C)	The Definitive New Bearer Bonds and the New Registered Bonds in definitive form shall be signed manually or in facsimile by a Director of the Issuer on behalf of the Issuer and, in the case of the Definitive New Bearer Bonds, shall be authenticated by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of any person who, at the date such signature is affixed, is a Director of the Issuer, notwithstanding that at the time of issue of any of the Definitive New Bearer Bonds or New Registered Bonds in definitive form he may have ceased for any reason to be the holder of such office. The New Coupons shall not be signed. The Definitive New Bearer Bonds so executed and authenticated, the New Registered Bonds in definitive form so executed, and the New Coupons, upon execution and authentication of the relevant Definitive New Bearer Bonds, shall be binding and valid obligations of the Issuer.

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4.	MODIFICATIONS

(A)	The provisions of the Original Trust Deed are hereby modified with immediate effect by the deletion of Clause 11(A) and the substitution therefor of the words "The Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal, premium (if any) and interest on the Securities of any series in some or one of the investments hereinafter authorised for such periods as it may consider expedient with power from time to time at the like discretion to vary such investments and to accumulate such investments and the resulting interest and other income derived therefrom. The accumulated investments shall be applied under Clause 9. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clauses 14 and/or 15(J) to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Holders of the Securities of such series or the holders of the related Coupons, as the case may be.".

(B)	All references in the Trust Deed to "NORWEB plc" shall, unless the context otherwise requires, be amended so as to be read as and deemed to be references to "United Utilities Electricity PLC".

5.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Third Supplemental Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Third Supplemental Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

6.	GENERAL

(A)	The Subsisting Trust Deeds shall henceforth be read and construed in conjunction with this Third Supplemental Trust Deed as one document.

(B)	A memorandum of this Third Supplemental Trust Deed shall be endorsed by the Trustee on the Original Trust Deed and by the Issuer on the duplicate thereof.

(C)	This Third Supplemental Trust Deed may be executed in counterparts, each of which, taken together, shall constitute one and the same Third Supplemental Trust Deed and any party may enter into this Third Supplemental Trust Deed by executing a counterpart.

IN WITNESS whereof this Third Supplemental Trust Deed has been executed as a deed by the Issuer and the Trustee and entered into the day and year first above written.

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THE FIRST SCHEDULE

PART 1

- FORM OF NEW GLOBAL BOND -

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366949)

TEMPORARY GLOBAL BOND

representing

£50,000,000 8.875 PER CENT. BONDS 2026

This Bond is a temporary Global Bond without interest coupons in respect of £50,000,000 in principal amount of a duly authorised issue of Bonds of United Utilities Electricity PLC (formerly NORWEB plc) (the "Issuer"), designated as specified in the title hereof (the "Bonds"), limited to the aggregate principal amount of Fifty Million Pounds Sterling (£50,000,000) and constituted by a Third Supplemental Trust Deed of even date herewith (the "Third Supplemental Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. supplemental to the Second Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 6th July, 2001 (the "Second Supplemental Trust Deed"), the First Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 2nd July, 2001 (the "First Supplemental Trust Deed") and the Trust Deed dated 3rd August, 1995 (together with the First, Second and Third Supplemental Trust Deeds, the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee (the trustee for the time being thereof being herein called the "Trustee"). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in the Second Schedule to the Third Supplemental Trust Deed.

1.	Promise to pay

Subject as provided in this temporary Global Bond the Issuer promises to pay to the bearer the principal amount of this temporary Global Bond (being at the date hereof Fifty Million Pounds Sterling (£50,000,000)) on 25th March, 2026 (or on such earlier date as the said principal amount may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 25th March on the principal amount from time to time of this temporary Global Bond at the rate of 8.875 per cent. per annum (less United Kingdom income tax, if appropriate) together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.	Exchange for definitive Bearer Bonds and purchases

This temporary Global Bond is exchangeable in whole or in part upon the request of the bearer for definitive Bearer Bonds only on and subject to the terms and conditions set out below. The definitive Bearer Bonds to be issued on such exchange will be in bearer form in the denominations of £1,000, £10,000 and £100,000 each with interest coupons and one talon ("Coupons") attached.

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On and after 30th January, 2002 this temporary Global Bond may be exchanged in whole or in part at the specified office of the Principal Paying Agent (or such other place as the Trustee may agree) for definitive Bearer Bonds and the Issuer shall procure that the Principal Paying Agent shall issue and deliver, in full or partial exchange for this temporary Global Bond, definitive Bearer Bonds (together with the Coupons appertaining thereto) in an aggregate principal amount equal to the principal amount of this temporary Global Bond submitted for exchange Provided that definitive Bearer Bonds will be so issued and delivered only if, and to the extent that, there shall have been presented to the Issuer a certificate from Euroclear Bank S.A./N.V. as operator of the Euroclear system ("Euroclear") or from Clearstream Banking, société anonyme, as operator of the Clearstream system ("Clearstream") substantially in the form of the certificate attached as Exhibit A.

Any person who would, but for the provisions of this temporary Global Bond and the Trust Deed, otherwise be entitled to receive a definitive Bearer Bond or definitive Bearer Bonds shall not be entitled to require the exchange of an appropriate part of this temporary Global Bond for a definitive Bearer Bond or definitive Bearer Bonds unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Clearstream in Luxembourg and the specified office of each of the Paying Agents).

Upon (i) any exchange of a part of this temporary Global Bond for a definitive Bearer Bond or definitive Bearer Bonds or (ii) the purchase by or on behalf of the Issuer or any Subsidiary of the Issuer and cancellation of a part of this temporary Global Bond in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part II of the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or so purchased and cancelled and, in each case, endorsed.

3.	Payments

Until the entire principal amount of this temporary Global Bond has been extinguished, this temporary Global Bond shall in all respects be entitled to the same benefits as the definitive Bearer Bonds for the time being represented hereby and shall be entitled to the benefit of, and be bound by, the Trust Deed, except that the holder of this temporary Global Bond shall not (unless upon due presentation of this temporary Global Bond for exchange, delivery of the appropriate number of definitive Bearer Bonds (together with the Coupons appertaining thereto) is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment of interest on this temporary Global Bond except upon certification as hereinafter provided. Upon any payment of principal, premium or interest on this temporary Global Bond the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part I of the Schedule hereto.

Payments of interest in respect of Bonds for the time being represented by this temporary Global Bond shall be made to the bearer only upon presentation to the Issuer of a certificate from Euroclear or from Clearstream substantially in the form of the certificate attached as Exhibit A. Any person who would, but for the provisions of this temporary Global Bond and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Bond shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Clearstream in Luxembourg and the specified office of each of the Paying Agents).

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Upon any payment of principal and endorsement of such payment on Part I of the Schedule hereto, the principal amount of this temporary Global Bond shall be reduced for all purposes by the principal amount so paid and endorsed.

All payments of any amounts payable and paid to the bearer of this temporary Global Bond shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Bearer Bonds and Coupons.

4.	Authentication

This temporary Global Bond shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent.

5.	Governing law

This temporary Global Bond is governed by, and shall be construed in accordance with, the laws of England.

IN WITNESS whereof the Issuer has caused this temporary Global Bond to be signed manually by a person duly authorised on its behalf.

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

By: ..........................................
Duly authorised

Issued in London, England on 20th December, 2001.

Certificate of authentication

This temporary Global Bond is duly authenticated without recourse, warranty or liability.

..................................

Duly authorised
for and on behalf of
Citibank, N.A., London Office
as Principal Paying Agent

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THE SCHEDULE

PART I

PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

The following payments on this temporary Global Bond have been made:

Date	Interest	Premium	Principal	Remaining principal	Notation
made	paid	paid	paid	amount of this	made on
				temporary Global	behalf of
				Bond following	the Issuer
such payment
	£	£	£	£

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PART II

EXCHANGES FOR DEFINITIVE BEARER BONDS AND
PURCHASES AND CANCELLATIONS

The following exchanges of a part of this temporary Global Bond for definitive Bearer Bonds and/or purchases and cancellations of a part of this temporary Global Bond have been made:

Date	Part of principal	Part of principal	Aggregate principal	Notation
made	amount of this	amount of this	amount of this	made on
	temporary	temporary	temporary	behalf of
	Global Bond	Global Bond	Global Bond	the Issuer
	exchanged for	purchased and	following such
	definitive Bearer	cancelled	exchange or purchase
	Bonds		and cancellation

	£	£	£

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EXHIBIT A

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

£50,000,000

8.875 per cent. Bonds 2026

(the "Securities")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the Trust Deed, as of the date hereof, £[   ] principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Trust Deed.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

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*Dated

[Euroclear Bank S.A./N.V.] [Clearstream Banking, société anonyme]

By: ................................................
Authorised Signatory

*	To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for definitive Bearer Bonds.

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EXHIBIT B

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

£50,000,000

8.875 per cent. Bonds 2026

(the "Securities")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for the purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, (the "Act"), then this is also to certify that, except as set forth below (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to £[                   ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

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We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

*Dated

By: ......................

[Name of person giving certification]
(As, or as agent for, the beneficial
owner(s) of the Securities
to which this certification relates)

*

To be dated no earlier than the fifteenth day before the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for definitive Bearer Bonds.

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THE FIRST SCHEDULE

PART 2

- FORM OF DEFINITIVE NEW BEARER BOND -

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[1,000/10,000/100,000]	XS0058957316	[SERIES]	[Serial No.]

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366949)

£50,000,000 8.875 PER CENT. BONDS 2026

(Consolidated, forming a single series and fungible with the £200,000,000 8.875 per cent. Bonds 2026 issued on 3rd August, 1995 and the £100,000,000 8.875 per cent. Bonds 2026 issued on 6th July, 2001)

The issue of the Bonds was authorised by resolutions of the Board of Directors of UNITED UTILITIES ELECTRICITY PLC (formerly NORWEB plc) (the "Issuer") passed on 13th December, 2001.

This Bond forms one of a series of Bonds constituted by a Third Supplemental Trust Deed dated 20th December, 2001 (the "Third Supplemental Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Bonds supplemental to the Second Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 6th July, 2001 (the "Second Supplemental Trust Deed"), the First Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 2nd July, 2001 (the "First Supplemental Trust Deed") and the Trust Deed dated 3rd August, 1995 (together with the First, Second and Third Supplemental Trust Deeds, the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. and issued either in bearer form in the denominations of £1,000, £10,000 and £100,000 each with Coupons attached or in registered form in the denomination of £1 each or integral multiples thereof, in an aggregate principal amount of £50,000,000.

The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on 25th March, 2026 (or on such earlier date as the principal sum hereunder mentioned may become repayable in accordance with the said Conditions) the principal sum of:

£[1,000/10,000/100,000] ([One/Ten/One Hundred] Thousand Pounds Sterling)

together with interest on the said principal sum at the rate of 8.875 per cent. per annum payable (less United Kingdom income tax, if appropriate) annually in arrear on 25th March and together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

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Neither this Bond nor the Coupons appertaining hereto shall be or become valid or obligatory for any purpose unless and until this Bond has been authenticated by or on behalf of the Principal Paying Agent.

IN WITNESS whereof this Bond has been executed on behalf of the Issuer.

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

By: ..............................
Director
Dated as of 20th December, 2001

Issued in London, England.

Certificate of authentication

This Bond is duly authenticated without recourse, warranty or liability.

...............................

Duly authorised
for and on behalf of
Citibank, N.A., London office,
as Principal Paying Agent

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- FORM OF NEW COUPON -

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

£50,000,000 8.875 PER CENT. BONDS 2026

(Consolidated, forming a single series and fungible with the £200,000,000 8.875 per cent. Bonds 2026 issued on 3rd August, 1995 and the £100,000,000 8.875 per cent. Bonds 2026 issued on 6th July, 2001)

Coupon appertaining to a Bond in the denomination of £[1,000/10,000/100,000]
[This Coupon is separately	Coupon for
negotiable, payable to bearer,	£ [88.75/887.50/8,875.00]
and subject to the	due on
Conditions of the said Bonds.	25th March, [ ]

[No.]	[1,000/10,000/100,000]	XS0058957316	[Series]	[Serial No.]

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On the back:

PRINCIPAL PAYING AGENT

Citibank, N.A.
P.O. Box 18055
5 Carmelite Street
London EC4Y OPA

OTHER PAYING AGENTS

Citibank International plc c/- The Bank of New York Avenue des Arts 35 Kunstlaan B-1040 Brussels	BNP Paribas S.A. 10A Boulevard Royal L-2093 Luxembourg

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- FORM OF NEW TALON -

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

£50,000,000 8.875 PER CENT. BONDS 2026

(Consolidated, forming a single series and fungible with the £200,000,000 8.875 per cent. Bonds 2026 issued on 3rd August, 1995 and the £100,000,000 8.875 per cent. Bonds 2026 issued on 6th July, 2001)

Talon appertaining to a Bond in the denomination of £[1,000/10,000/100,000]

On and after [                    ], 20[  ], [                ] further Coupons will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Bondholders) upon production and surrender of this Talon.

[No.]	[1,000/10,000/100,000]	XS0058957316	[Series]	[Serial No.]

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On the back:

PRINCIPAL PAYING AGENT

Citibank, N.A.
P.O. Box 18055
5 Carmelite Street
London EC4Y OPA

OTHER PAYING AGENTS

Citibank International plc c/- The Bank of New York Avenue des Arts 35 Kunstlaan B-1040 Brussels	BNP Paribas S.A. 10A Boulevard Royal L-2093 Luxembourg

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THE FIRST SCHEDULE

PART 3

- FORM OF NEW REGISTERED BOND -

XS0058957316	[SERIES]	[SERIAL NO.]

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366949)

£50,000,000 8.875 PER CENT. BONDS 2026

(Consolidated, forming a single series and fungible with the £200,000,000 8.875 per cent. Bonds 2026 issued on 3rd August, 1995 and the £100,000,000 8.875 per cent. Bonds 2026 issued on 6th July, 2001)

The issue of the Bonds was authorised by resolutions of the Board of Directors of UNITED UTILITIES ELECTRICITY PLC (formerly NORWEB plc) (the "Issuer") passed on 13th December, 2001.

This Bond forms one of a series of Bonds constituted by a Third Supplemental Trust Deed dated 20th December, 2001 (the "Third Supplemental Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Bonds supplemental to the Second Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 6th July, 2001 (the "Second Supplemental Trust Deed"), the First Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 2nd July, 2001 (the "First Supplemental Trust Deed") and the Trust Deed dated 3rd August, 1995 (together with the First, Second and Third Supplemental Trust Deeds, the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. and issued either in bearer form in the denominations of £1,000, £10,000 and £100,000 each with Coupons attached or in registered form in the denomination of £1 each or integral multiples thereof, in an aggregate principal amount of £50,000,000.

THIS IS TO CERTIFY that

is/are the registered holder(s) of one of the above-mentioned Bonds in registered form, such Bond being in the denomination of £[                     ] ([   ] Pounds Sterling) and is/are entitled on 25th March, 2026 (or on such earlier date as the principal sum hereinafter mentioned may become repayable in accordance with the Conditions endorsed hereon) to the repayment of such principal sum of:

£[ ]([ ]Pounds Sterling)

together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

Interest at the rate of 8.875 per cent. per annum (less United Kingdom income tax, if applicable) is payable on the said principal sum annually in arrear on 25th March in each year, subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

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IN WITNESS whereof this Bond has been executed on behalf of the Issuer.
UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

By: ..............................
Director
Dated

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- FORM OF TRANSFER OF NEW REGISTERED BOND -

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

£   principal amount of this Bond and all rights hereunder, hereby irrevocably constituting and appointing ......................................................... as attorney to transfer such principal amount of this Bond in the register maintained by UNITED UTILITIES ELECTRICITY PLC (formerly NORWEB plc) with full power of substitution.

Signature(s)	......................

......................
Date: ..............

N.B.:

1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

2.	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Bond in every particular, without alteration or enlargement or any change whatever.

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THE SECOND SCHEDULE

-TERMS AND CONDITIONS OF THE NEW BONDS -

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Terms and Conditions of the Bonds

The £50,000,000 8.875 per cent. Bonds 2026 (the "Bonds", which expression shall in these Terms and Conditions, unless the context otherwise requires, include any further bonds issued pursuant to Condition 17 and forming a single series with the Bonds) of United Utilities Electricity PLC (formerly NORWEB plc) (the "Issuer") are constituted by a Third Supplemental Trust Deed dated 20 December 2001 between the Issuer and The Law Debenture Trust Corporation p.l.c. (the "Third Supplemental Trust Deed" and the "Trustee", which expression shall include its successors as the trustee under the Trust Deed, respectively) as trustee for the holders of the Bonds (the "Bondholders") supplemental to the Trust Deed dated 3 August 1995 between NORWEB plc and the Trustee (the "Original Trust Deed") constituting £200,000,000 8.875 per cent. Bonds 2026 of NORWEB plc (the "Original Bonds") as supplemented by a First Supplemental Trust Deed dated 2 July 2001 between NORWEB plc and the Trustee (the "First Supplemental Trust Deed") modifying the Original Trust Deed and by a Second Supplemental Trust Deed dated 6 July 2001 between NORWEB plc and the Trustee (the "Second Supplemental Trust Deed", and, together with the Original Trust Deed and the First Supplemental Trust Deed, the "Subsisting Trust Deeds" and, together with the Original Trust Deed, the First Supplemental Trust Deed and the Third Supplemental Trust Deed, the "Trust Deed") constituting £100,000,000 8.875 per cent. Bonds 2026 of NORWEB plc (such bonds, together with the Original Bonds, the "Existing Bonds"). The Bonds are consolidated and form a single series with the Existing Bonds. The issue of the Bonds was authorised by resolutions of the Board of Directors of the Issuer passed on 13 December 2001. The Bonds are, on issue, listed on the official list of the UK Listing Authority and admitted to trading on the London Stock Exchange plc (the "London Stock Exchange"). The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed and of an Agency Agreement dated 3 August 1995 (the "Principal Agency Agreement") and the First Supplemental Agency Agreement dated 6 July 2001 (the "First Supplemental Agency Agreement") and the Second Supplemental Agency Agreement dated 20 December 2001 (together with the Principal Agency Agreement and the First Supplemental Agency Agreement, the "Agency Agreement"), each made between the Issuer, Citibank, N.A. (or in the case of the Principal Agency Agreement, Morgan Guaranty Trust Company of New York, London office but now replaced by Citibank, N.A.), as principal paying agent (the "Principal Paying Agent", which expression shall include any successor), Computershare Investor Services PLC as registrar (the "Registrar", which expression shall include any successor), the other paying agents named therein (together with the Principal Paying Agent, the "Paying Agents", which expression shall include any additional or successor paying agents) and the Trustee are available for inspection during normal business hours by the Bondholders and the holders of the interest coupons appertaining to the Bonds in bearer form (respectively, the "Couponholders" and the "Coupons", which latter expression shall, unless the context otherwise requires, include the Talon referred to below) at the registered office for the time being of the Trustee, being at the date of issue of the Bonds at Fifth Floor, 100 Wood Street, London EC2V 7EX, and at the specified office of each of the Paying Agents and the Registrar. The Bondholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement.

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1.	FORM, DENOMINATION AND TITLE

The Bonds are in bearer form, serially numbered in the denominations of £1,000, £10,000 and £100,000 each ("Bearer Bonds") with Coupons and one Talon for further Coupons (a "Talon") attached on issue and in registered form in the denominations of £1 and integral multiples thereof ("Registered Bonds") without interest coupons. Title to the Bearer Bonds and to the Coupons will pass by delivery and title to the Registered Bonds will pass upon the registration of transfers in accordance with the provisions of the Agency Agreement and the Trust Deed. Bearer Bonds of one denomination cannot be exchanged for Bearer Bonds of another denomination.

The Issuer, any Paying Agent, the Registrar and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Bearer Bond and the holder of any Coupon and the registered holder of any Registered Bond as the absolute owner for all purposes (whether or not the Bond or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Bond or Coupon or any notice of previous loss or theft of the Bond or Coupon).

On the Closing Date, the Bonds will be issued as Bearer Bonds and will be represented initially by the Global Bond, without Coupons, which will be deposited with a common depositary for Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream, Luxembourg") on or about the Closing Date for credit against payment to the accounts designated by the relevant subscribers with Euroclear or Clearstream, Luxembourg. The Global Bond will be exchangeable on or after a date which is expected to be 30 January 2002 for definitive Bearer Bonds, with Coupons and one Talon attached, upon certification that the beneficial owners of the relevant Bearer Bonds are not U.S. persons or persons who have acquired such Bearer Bonds for resale to any U.S. person.

Unless, upon due presentation of the Global Bond for exchange, delivery of definitive Bearer Bonds is improperly withheld or refused and such withholding or refusal is continuing at the relevant due date for payment thereof, definitive Bearer Bonds with Coupons attached must be obtained before interest can be collected in respect of the relevant Bearer Bonds.

Bonds (both in bearer and registered form) and Coupons will bear the following legend:

"Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code".

2.	TRANSFER AND EXCHANGE

(a)	Transfer of Registered Bonds
A Registered Bond may be transferred in whole or in part (in the principal amount of £1 or any integral multiple thereof) by the transferor depositing the Registered Bond for registration of the transfer of the Registered Bond (or the relevant part of the Registered Bond) at the specified office of the Registrar with a form of transfer (in a form approved by the Registrar and the Trustee) duly completed and signed by or on behalf of the transferor and upon the Registrar after due and careful enquiry being satisfied with the evidence of title and the identity of the person making the request and subject to such reasonable regulations as the Issuer and the Registrar may (with the prior approval of the Trustee) prescribe. Subject as provided above and subject to the payment of any sum in respect of any stamp duty, tax or other governmental charge as is referred to in paragraph (e) below, the Registrar will, within three Business Days (as defined below) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), deliver at its specified office to the transferee or (at the risk and, if mailed at the request of the transferee otherwise than by ordinary uninsured mail, at the expense of the transferee) send by mail to such address as the transferee may request a new Registered Bond of a like aggregate principal amount to the Registered Bond (or the relevant part of the Registered Bond) transferred. In the case of the transfer of part only of a Registered Bond, a new Registered Bond in respect of the balance of the Registered Bond not transferred will be so delivered or (at the risk and, if mailed at the request of the transferor otherwise than by ordinary uninsured mail, at the expense of the transferor) sent by mail to the transferor. For the purpose of this Condition 2, "Business Day" means a day on which commercial banks and foreign exchange markets settle payments in London.

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(b)	Exchange of Bearer Bonds for Registered Bonds
At the option of the holder thereof, upon presentation to the Principal Paying Agent at any time on or after 30 January 2002 (the "Exchange Date") of a duly completed and signed request for exchange (in the form for the time being obtainable from the specified office of the Registrar or the Principal Paying Agent (a "Registration Request")) together with the relevant Bearer Bond(s) and payment of any sum in respect of any such stamp duty, tax or other governmental charge as is referred to in paragraph (e) below, subject to the terms of the Agency Agreement, Bearer Bonds are exchangeable in whole, but not in part, for the same aggregate principal amount of Registered Bonds, provided that all unmatured Coupons relating thereto are attached thereto or are surrendered therewith. Registration Requests may not be presented on or after the Record Date (as defined in Condition 5) in respect of any Interest Payment Date (as defined in Condition 4) up to and including such Interest Payment Date. Interest on a Registered Bond issued on exchange will accrue, and interest on the corresponding Bearer Bond(s) presented for exchange will cease to accrue, as from the immediately preceding Interest Payment Date or, if none, as from 25 March 2001. Registration Requests may only be presented, and Bearer Bonds and Coupons may only be surrendered for exchange for Registered Bonds, at the specified office of the Principal Paying Agent. The Registrar will, within five Business Days of the date of presentation to the Principal Paying Agent of any Registration Request together with the relevant Bearer Bond(s) and Coupons, deliver at its specified office to the Bondholder or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) mail to such address (other than an address in the United States) as may be specified by the Bondholder in the Registration Request a Registered Bond of the same aggregate principal amount as that of the Bearer Bond exchanged.

(c)	Exchange of Registered Bonds for Bearer Bonds
At the option of the holder thereof, upon presentation to the Registrar at any time on or after the Exchange Date of a duly completed and signed request for exchange (in the form for the time being obtainable from the specified office of the Registrar or the Principal Paying Agent (a "Bearer Request")) together with the relevant Registered Bond(s) and payment of any sum in respect of any such stamp duty, tax or other governmental charge as is referred to in paragraph (e) below, subject to the terms of the Agency Agreement, Registered Bonds are exchangeable in whole or in part in principal amounts of £1,000 or integral multiples thereof for the same aggregate principal amount of Bearer Bonds. Bearer Requests may not be presented on or after the Record Date in respect of any Interest Payment Date up to and including such Interest Payment Date. Bearer Requests may not be presented on or after the date the Issuer validly gives notice to the Bondholders of its intention to redeem Bearer Bonds pursuant to Condition 6(c). Interest on Bearer Bonds issued on exchange will accrue, and interest on the corresponding Registered Bonds presented for exchange will cease to accrue, as from the immediately preceding Interest Payment Date or, if none, 25 March 2001. Bearer Requests may only be presented, and Registered Bonds may only be surrendered for exchange for Bearer Bonds, at the specified office of the Registrar. The Principal Paying Agent will, within five Business Days of the date of presentation to the Registrar of any Bearer Request together with the relevant Registered Bond(s), deliver at its specified office to the Bondholder or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) mail to such address, other than an address in the United States as may be specified by the Bondholder in the Bearer Request, the Bearer Bond or Bearer Bonds requested together with all Coupons in respect of all Interest Payment Dates falling after the date of presentation. In the case of exchange of part only of a Registered Bond, a new Registered Bond for the balance so exchanged will be sent by mail by the Registrar (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) to such address, other than an address in the United States, as may be specified by the Bondholder in the Bearer Request.

(d)	Closed Periods
In the event of a partial redemption of Bonds under Condition 6(b), the Issuer shall not be required:

(i)	to register the transfer of Registered Bonds (or parts of Registered Bonds) or to exchange Bearer Bonds for Registered Bonds (or vice versa) during the period beginning on the sixty-fifth day before the date of the partial redemption and ending on the day on which notice is given specifying the serial numbers of Bonds called (in whole or in part) for redemption (both inclusive); or

(ii)	to register the transfer of any Registered Bond, or part of a Registered Bond, called for partial redemption; or

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(iii)	to exchange any Registered Bond (or part thereof) or Bearer Bond called for partial redemption;

except that a Registered Bond (or part thereof) or Bearer Bond called for partial redemption may be exchanged for a Bearer Bond or Registered Bond, respectively, which is simultaneously surrendered not later than the relevant Record Date.

(e)	Formalities free of charge
Such transfer or exchange will be effected without charge subject to (i) the person making such application for transfer or request for exchange paying or procuring the payment of any stamp duty, tax or other governmental charge, (ii) the Registrar being satisfied with the documents of title and identity of the person making the application or request and (iii) such reasonable regulations as the Issuer may from time to time agree with the Trustee, the Principal Paying Agent and the Registrar. The exchange of Bearer Bonds for Registered Bonds and Registered Bonds for Bearer Bonds will be subject to the provisions of all applicable fiscal or other laws and regulations in effect at the time of such exchange.

(f)	Registrar
The name of the initial Registrar and its initial specified office are set out at the end of these Terms and Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of the Registrar and to appoint another Registrar provided that it will at all times maintain a Registrar approved by the Trustee having a specified office in the United Kingdom. Notice of any termination or appointment and of any changes in specified office will be given to the Bondholders promptly by the Issuer in accordance with Condition 14.

3.	STATUS

The Bonds and the Coupons are direct, unconditional and unsecured obligations of the Issuer and rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

4.	INTEREST

The Bonds bear interest from (and including) 25 March 2001 at the rate of 8.875 per cent. per annum payable (less United Kingdom income tax, if appropriate) annually in arrear on 25 March in each year (each an "Interest Payment Date").

Each Bond or, in the case of the redemption of part only of a Registered Bond, that part only of the Registered Bond will cease to bear interest from its due date for redemption unless, upon due presentation, payment of the principal in respect of the Bond is improperly withheld or refused or unless default is otherwise made in respect of such payment, in which event interest shall continue to accrue as provided in the Trust Deed.

When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each.

5.	PAYMENTS AND EXCHANGE OF TALONS

Payments of principal and interest in respect of each Bearer Bond will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Bearer Bond, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupons, in each case at the specified office of any of the Paying Agents.

Payments in respect of each Bearer Bond will be made at the specified office of any Paying Agent, at the option of the holder, by sterling cheque drawn on, or by transfer to a sterling account maintained by the payee with, a bank in the City of London, subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 8.

Each Bearer Bond should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any relative missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so

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deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of the relevant Bearer Bond (whether or not the Coupon would otherwise have become void pursuant to Condition 9), or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

If the due date for redemption of any Bearer Bond is not an Interest Payment Date interest accrued on such Bond from (and including) the preceding Interest Payment Date (or, if none, 25 March 2001) up to (but excluding) the date of redemption shall be paid only against presentation and surrender of such Bearer Bond.

Payments of principal in respect of each Registered Bond will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Registered Bond at the specified office of the Registrar in London by sterling cheque drawn on a bank in the City of London. Payments of interest on each Registered Bond will be made by sterling cheque drawn on a bank in the City of London and mailed on the Business Day in the City of London immediately preceding the relevant due date to the holder (or to the first named of joint holders) of the Registered Bond appearing on the register at the close of business on the seventh day before the relevant due date (the "Record Date") at his address shown on the register on the Record Date. Upon application of the holder to the specified office of the Registrar, not less than three Business Days before the due date for any payment in respect of a Registered Bond, the payment may be made (in the case of payment of principal against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Registered Bonds as provided above) by transfer on the due date to a sterling account maintained by the payee with a bank in the City of London. Payments in respect of principal and interest on Registered Bonds are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

A holder shall be entitled to present a Bond or Coupon for payment only on a Presentation Date and shall not be entitled to any further interest or other payment if a Presentation Date is after the due date.

"Presentation Date" means a day which (subject to Condition 9):

(a)	is or falls after the relevant due date but, if the due date is not or was not a Business Day in the City of London, is or falls after the next following such Business Day; and

(b)	is a Business Day in the place of the specified office of the Paying Agent (or the Registrar in the case of payments of principal in respect of Registered Bonds) at which the Bond or Coupon is presented for payment and, in the case of payment by transfer to a sterling account in the City of London as referred to above, in the City of London.

In this Condition 5, "Business Day" means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments in that place.

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon comprised in the Coupon Sheet may he surrendered at the specified office of any Paying Agent in exchange for a further Coupon sheet (including any appropriate further Talon), subject to the provisions of Condition 9. Each Talon shall, for the purposes of these Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.

The names of the initial Paying Agents and their initial specified office are set out at the end of these Terms and Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that it will at all times maintain at least two Paying Agents having specified offices in separate European cities approved by the Trustee, one of which, so long as the Bonds are listed on the London Stock Exchange, shall be London or such other place as the London Stock Exchange may approve and one of which shall be outside the United Kingdom. Notice of any termination or appointment and of any changes in specified offices will be given to the Bondholders promptly by the Issuer in accordance with Condition 14.

6.	REDEMPTION AND PURCHASE

(a)	Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Bonds at their principal amount on 25 March 2026.

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(b)	The Issuer may, at any time, having given notice to the Bondholders in accordance with this Condition 6(b) (which notice shall be irrevocable), redeem the Bonds in whole or in part (but if in part, in integral multiples of £1,000,000 in principal amount thereof), at the price which shall be the higher of the following, together with interest accrued up to (but excluding) the date of redemption:

(i)	par; and

(ii)	that price (the "Redemption Price"), expressed as a percentage rounded to three decimal places (0.0005 being rounded down), at which the Gross Redemption Yield on the Bonds, if they were to be purchased at such price on the third dealing prior to the publication of the notice of redemption or, in the case of a partial redemption, the first notice of redemption referred to below, would be equal to the Gross Redemption Yield on such dealing day of the 8¾ per cent. Treasury Stock 2017 or of such other United Kingdom Government Stock as the Trustee, with the advice of three leading brokers operating in the gilt-edged market and/or gilt-edged market makers, shall determine to be appropriate (the "Reference Stock") on the basis of the middle market price of the Reference Stock prevailing on such dealing day, as determined by UBS AG, acting through its business group UBS Warburg (or such other person(s) as the Trustee may approve).

The Gross Redemption Yield on the Bonds and the Reference Stock will be expressed as a percentage and will be calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Vol. 105, Part 1, 1978, page 18 or on such other basis as the Trustee may approve.

In the case of a partial redemption of Bonds, Bonds (or, as the case may be, parts of Registered Bonds) to be redeemed will be selected individually by lot in such place as the Trustee may approve and in such manner as the Trustee shall deem to be appropriate and fair without involving any part only of a Bearer Bond, not more than 65 days before the date fixed for redemption. In the case of a redemption of all of the Bonds pursuant to this Condition 6(b), notice will be given to the Bondholders by the Issuer in accordance with Condition 14 once not less than 30 nor more than 60 days before the date fixed for redemption. In the case of a partial redemption, notice will be so given twice, first not less than 80 nor more than 95 days, and secondly not less than 30 nor more than 60 days, before the date fixed for redemption. Each notice will specify that date fixed for redemption and the redemption price and, in the case of a partial redemption, the aggregate principal amount of the Bonds to be redeemed, the serial numbers of Bonds previously called (in whole or in part) for redemption and not presented for payment and the aggregate principal amount of the Bonds which will be outstanding after the partial redemption. In addition, in the case of a partial redemption, the first notice will specify the period during which exchanges or transfers of Bonds may not be made as provided in Condition 2 and the second notice will specify the serial numbers of the Bonds called (in whole or, in the case of Registered Bonds, in part) for redemption.

Upon the expiry of any such notice period as is referred to above, the Issuer shall be bound to redeem the Bonds to which the notice refers at the relative redemption price applicable at the date of such redemption together with interest accrued to (but excluding) such date.

(c)	If, as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political sub-division of, or any authority in, or of, the United Kingdom having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after 28 July 1995, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 (and such amendment or change has been evidenced by the delivery by the Issuer to the Trustee (who shall, in the absence of manifest error, accept such certificate and opinion as sufficient evidence thereof) of (i) a certificate signed by two Directors of the Issuer on behalf of the Issuer stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), describing the facts leading thereto and stating that such obligation cannot be avoided by the Issuer taking reasonable measures available to it and (ii) an opinion in a form satisfactory to the Trustee of independent legal advisers of recognised standing to whom the Trustee shall have no reasonable objection to the effect that such amendment or change has occurred (irrespective of whether such amendment or change is then effective)), the Issuer may, at its option, having given not less than 30 nor more than 60 days' notice to the Bondholders in accordance with Condition 14 (which notice shall be irrevocable), redeem all, but not some only, in a case where the requirement to pay such additional amounts results solely from the deduction from payments of interest

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in respect of Bearer Bonds of any United Kingdom income tax required to be withheld or deducted at source, of only the Bearer Bonds and, in any other case, of the Bonds (other than Bonds in respect of which the Issuer shall have given a notice of redemption pursuant to Condition 6(b) prior to any notice being given under this Condition 6(c)), in each case at their principal amount together with interest accrued to the date of redemption, provided that no notice of redemption shall be given earlier than 90 days before the earliest date on which the Issuer would be required to pay such additional amounts were a payment in respect of the Bonds then due. Any notice to Bondholders pursuant to this Condition 6(c) which applies only to Bearer Bonds shall also inform holders of Bearer Bonds of their right to exchange such Bearer Bonds for Registered Bonds pursuant to Condition 2(b) and the period or periods during which such exchange can take place.

N.B. Holders of Registered Bonds should note that if the Issuer gives a notice under this Condition 6(c) to redeem only the outstanding Bearer Bonds, their right to exchange their Registered Bonds for Bearer Bonds will thereupon cease and there will be no obligation on the Issuer to redeem any Registered Bonds which may be outstanding nor will there be any obligation on the Issuer to maintain in issue any minimum principal amount of Registered Bonds.

Upon the expiry of any such notice period as is referred to above (and subject as provided above), the Issuer shall be bound to redeem the relevant Bonds at their principal amount together with interest accrued to (but excluding) the redemption date.

(d)	The Issuer or any of its Subsidiaries (as defined in Condition 10) may at any time purchase Bonds in any manner and at any price. If purchases are made by tender, tenders must be available to all Bondholders alike.

(e)	All Bonds which are redeemed by the Issuer will forthwith be cancelled (together, in the case of Bearer Bonds, with all relative unmatured Coupons attached to the Bearer Bonds or surrendered with the Bearer Bonds) and may not be reissued or resold. Bonds purchased by the Issuer or any of its Subsidiaries may be held or reissued or resold or surrendered for cancellation.

7.	REDEMPTION AT THE OPTION OF BONDHOLDERS

(a)	(i)	If, at any time while any of the Bonds remains outstanding, a Restructuring Event (as defined below) occurs and prior to the commencement of or during the Restructuring Period (as defined below) an independent financial adviser (as defined below) shall have certified in writing to the Trustee that such Restructuring Event will not be or is not, in its opinion, materially prejudicial to the interests of the Bondholders, the following provisions of this Condition 7 shall cease to have any further effect in relation to such Restructuring Event.

(ii)	If, at any time while any of the Bonds remains outstanding, a Restructuring Event occurs and (subject to Condition 7(a)(i)):

(A)	within the Restructuring Period, either:

(i)	if at the time such Restructuring Event occurs there are Rated Securities (as defined below), a Rating Downgrade (as defined below) in respect of such Restructuring Event also occurs; or

(ii)	if at such time there are no Rated Securities, a Negative Rating Event (as defined below) also occurs; and

(B)	an independent financial adviser shall have certified in writing to the Trustee that such Restructuring Event will be or is, in its opinion, materially prejudicial to the interests of the Bondholders (a "Negative Certification"), then, unless at any time the Issuer shall have given a notice under Condition 6(b) in respect of his Bond or Condition 6(c), in each case expiring prior to the Put Date (as defined below), the holder of each Bond will, upon the giving of a Put Notice (as defined below), have the option (the "Put Option") to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Bond on the Put Date at its principal amount together with (or, where purchased, together with an amount equal to) interest accrued to (but excluding) the Put Date.

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A Restructuring Event shall be deemed not to be materially prejudicial to the interests of the Bondholders if, notwithstanding the occurrence of a Rating Downgrade, the rating assigned to the Rated Securities by any Rating Agency (as defined below) is subsequently increased to an investment grade rating (BBB–/ Baa3 or their respective equivalents for the time being, or better) prior to any Negative Certification being issued.

Any certification by an independent financial adviser as aforesaid as to whether or not, in its opinion, any Restructuring Event will be or is materially prejudicial to the interests of the Bondholders shall, in the absence of manifest error, he conclusive and binding on the Trustee, the Issuer and the Bondholders. For the purposes of this Condition 8, an "independent financial adviser" means a financial adviser appointed by the Issuer and approved by the Trustee (such approval not to be unreasonably withheld or delayed) or, if the Issuer shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of such Restructuring Event and the Trustee is indemnified to its satisfaction against the costs of such adviser, appointed by the Trustee following consultation with the Issuer.

(b)	Promptly upon the Issuer becoming aware that a Put Event (as defined below) has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in principal amount of the Bonds then outstanding shall, give notice (a "Put Event Notice") to the Bondholders in accordance with Condition 14 specifying the nature of the Put Event and the procedure for exercising the Put Option.

(c)	To exercise the Put Option, the holder of a Bond must deliver such Bond to the specified office of any Paying Agent, on a day which is a Business Day (as defined in Condition 5) in the City of London and in the place of such specified office falling within the period (the "Put Period") commencing on the date on which a Put Event Notice is given and ending on the 45th day thereafter, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder may specify a bank account complying with the requirements of Condition 5 to which payment is to be made under this Condition 7. Each Bearer Bond should be delivered together with all Coupons appertaining thereto maturing after the day (the "Put Date") being the fifteenth day after the date of expiry of the Put Period, failing which an amount equal to the face value of any such missing Coupon will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner provided in Condition 5 against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant missing Coupon at any time before the expiry of 10 years after the Relevant Date in respect of the relevant Bearer Bond (whether or not the Coupon would otherwise have become void pursuant to Condition 9) or, if later, five years after the date on which such Coupon would have become due, but not thereafter. The Paying Agent to which such Bond and Put Notice are delivered shall issue to the Bondholder concerned a non-transferable receipt in respect of the Bond so delivered. Payment in respect of any Bond so delivered shall be made, if the holder duly specifies a bank account in the Put Notice to which payment is to be made on the Put Date, by transfer to that bank account and, in every other case, on or after the Put Date in each case against presentation and surrender or (as the case may be) endorsement of such receipt at any specified office of any Paying Agent, subject in any such case as provided in Condition 5. A Put Notice, once given, shall be irrevocable. For the purposes of Conditions 1, 9, 10, 11, 13 and 15, receipts issued pursuant to this Condition 7 shall be treated as if they were Bonds. The Issuer shall redeem or, at the option of the Issuer, purchase (or procure the purchase of) the relevant Bond on the applicable Put Date unless previously redeemed or purchased.

(d)	For the purposes of these Terms and Conditions:

(i)	A "Negative Rating Event" shall be deemed to have occurred if (A) the Issuer does not either prior to or not later than 14 days after the date of a Negative Certification in respect of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, a rating of the Bonds or any other unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more from a Rating Agency or (B) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating of at least investment grade (BBB–/Baa3, or their respective equivalents for the time being or better).

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(ii)	A "Put Event" occurs on the date of the last to occur of (aa) a Restructuring Event, (bb) either a Rating Downgrade or, as the case may be, a Negative Rating Event and (cc) the relevant Negative Certification.

(iii)	"Rating Agency" means Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies Inc. or any of its subsidiaries and their successors ("Standard & Poor's") or Moody's Investors Service Limited or any of its subsidiaries and their successors ("Moody's") or any rating agency substituted for either of them (or any permitted substitute of them) by the Issuer from time to time with the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed).

(iv)	A "Rating Downgrade" shall he deemed to have occurred in respect of a Restructuring Event if the then current rating assigned to the Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB–/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+Bal, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall then have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category.

(v)	"Rated Securities" means the Bonds, if at any time and for so long as they shall have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more which is rated by a Rating Agency.

(vi)	"Restructuring Event" means the occurrence of any one or more of the following events:

(A)	(aa) the Secretary of State for Trade and Industry (or any successor) giving the Issuer written notice of revocation of the Licence provided that the giving of notice pursuant to paragraph 3 of Part 1 of the PES Licence shall not be deemed to constitute the revocation of the PES Licence and the giving of notice pursuant to the equivalent provision in the Distribution Licence shall not be deemed to constitute the revocation of the Distribution Licence or (bb) the Issuer agreeing in writing with the Secretary of State for Trade and Industry (or any successor) to any revocation or surrender of the Licence or (cc) any legislation (whether primary or subordinate) being enacted terminating or revoking the Licence, except in any such case in circumstances where a licence or licences on substantially no less favourable terms is or are granted to the Issuer or a wholly-owned Subsidiary of the Issuer (the "Relevant Subsidiary") and in the case of such Relevant Subsidiary at the time of such grant it either executes in favour of the Trustee an unconditional and irrevocable guarantee in respect of the Bonds in such form as the Trustee may approve (such approval not to be unreasonably withheld or delayed) or becomes the primary obligor under the Bonds in accordance with Condition 12; or

(B)	any modification (other than a modification which is of a formal, minor or technical nature) is made to the terms and conditions of the Licence unless two Directors of the Issuer have certified in good faith to the Trustee that the modified terms and conditions are not materially less favourable to the business of the Issuer provided that any modifications arising from a periodic review shall not constitute a Restructuring Event unless it results in the credit rating assigned to the short term debt of the Issuer by Standard & Poor's or Moody's being either (i) downgraded to a "speculative grade" rating "B" or below in the case of Standard & Poor's or to "not prime" or worse in the case of Moody's or (ii) withdrawn; or

(C)	any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State for Trade and Industry (or any successor) and/or the Gas and Electricity Markets Authority (or any successor) under Section 3(A) of the Electricity Act 1989, unless two Directors of the Issuer have certified in good faith to the Trustee that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of the Issuer;

provided that the replacement of the PES Licence with separate distribution and supply licences pursuant to the provisions of Schedule 7 of the Utilities Act 2000 (including without limitation under a scheme under part II of such Schedule 7) and any notice, agreement, legislation, direction, scheme or modification relating to the implementation of the new regime contained in the Utilities Act 2000 shall not constitute a Restructuring Event.

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(vii)	"Restructuring Period" means:

	(A)	if at the time a Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which that Restructuring Event occurs; or

	(B)	if at the time a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which that Restructuring Event occurs and ending on the day 90 days following the later of (aa) the date on which the Issuer shall seek to obtain a rating pursuant to Condition 7(d)(i) prior to the expiry of the 14 days referred to in the definition of Negative Rating Event and (bb) the date on which a Negative Certification shall have been given to the Issuer in respect of that Restructuring Event.

(viii)	A Rating Downgrade or a Negative Rating Event or a non-investment grade rating shall be deemed not to have occurred as a result or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, declining to assign a rating of at least investment grade as provided in this Condition 7 does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction or, where applicable, declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.

The Trust Deed provides that the Trustee is under no obligation to ascertain whether a Restructuring Event, a Negative Rating Event or any event which could lead to the occurrence of or could constitute a Restructuring Event has occurred and until it shall have actual knowledge or express notice pursuant to the Trust Deed to the contrary, the Trustee may assume that no Restructuring Event, Negative Rating Event or other such event has occurred.

8.	TAXATION

All payments in respect of the Bonds (other than payments of interest in respect of Registered Bonds which will be made subject to the deduction of any United Kingdom income tax required to be withheld or deducted at source) by the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the United Kingdom, or any political sub-division of, or any authority in, or of, the United Kingdom having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event (other than where the deduction or withholding is in respect of Registered Bonds as aforesaid), the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the Bondholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Bonds or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Bond or Coupon:

(a)	to, or to a third party on behalf of, a holder who is liable to the Taxes in respect of the Bond or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Bond or Coupon; or

(b)	where the Coupon is presented for payment in the United Kingdom; or

(c)	presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days; or

(d)	to, or to a third party on behalf of, a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority.

As used herein, "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received in London by the Principal Paying Agent or the Trustee

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on or before the due date, it means the date on which, the full amount of the money having been so received, notice to the effect shall have been duly given to the Bondholders by the Issuer in accordance with Condition 14.

Any reference in these Terms and Conditions to any amounts in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.

9.	PRESCRIPTION

Bonds (whether in bearer or registered form) and Coupons (which for this purpose shall not include Talons) will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Bonds or, as the case may be, the Coupons, subject to the provisions of Conditions 5 or 7(c). There shall not be included in any Coupon sheet issued upon exchange of a Talon any Coupon which would be void upon issue under this Condition or Conditions 5 or 7(c).

10.	EVENTS OF DEFAULT

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders shall (subject in each case to being indemnified to its satisfaction), (but, in the case of the happening of any of the events mentioned in sub-paragraphs (b), (c), (e), (f), (g) and (h) below, only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Bondholders), give notice to the Issuer that the Bonds are, and they shall accordingly thereby forthwith become, immediately due and repayable at their principal amount together with accrued interest (as provided in the Trust Deed) if any of the following events (each an "Event of Default") shall have occurred (unless such Event of Default has been remedied to the satisfaction of the Trustee):

(a)	if default is made for a period of 14 days or more in the payment of any principal or the purchase price due in respect of any Bond pursuant to Condition 7 or 21 days or more in the payment of any interest due in respect of the Bonds or any of them; or

(b)	if the Issuer fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Bonds or the Trust Deed and (except where the Trustee shall have certified to the Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 60 days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(c)	if (i) any other indebtedness for borrowed money of the Issuer or any Principal Subsidiary becomes due and repayable prior to its stated maturity by reason of an event of default (howsoever described) or (ii) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period (as originally provided) or (iii) the Issuer or any Principal Subsidiary fails to pay when due (or, as the case may be, within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money of any person or (iv) any security given by the Issuer or any Principal Subsidiary for any indebtedness for borrowed money of any person or any guarantee or indemnity of indebtedness for borrowed money of any person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant indebtedness for borrowed money or any such guarantee or indemnity as aforesaid shall be due and payable, provided that the aggregate amount of the relevant indebtedness for borrowed money in respect of which any one or more of the events mentioned above in this sub-paragraph (c) has or have occurred equals or exceeds £20,000,000 or its equivalent in other currencies (as determined by the Trustee) or, if greater, 3 per cent. of the Capital and Reserves, and for the purposes of this subparagraph (c), "indebtedness for borrowed money" shall exclude Project Finance Indebtedness; or

(d)	if any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of the Issuer, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders; or

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(e)	if any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of a Principal Subsidiary, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (i) not involving or arising out of the insolvency of such Principal Subsidiary and under which all the surplus assets of such Principal Subsidiary are transferred to the Issuer or any of its other Subsidiaries or (ii) the terms of which have previously been approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders; or

(f)	if the Issuer or any Principal Subsidiary shall cease to carry on the whole or substantially the whole of its business, save in each case for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (i) not involving or arising out of the insolvency of the Issuer or such Principal Subsidiary and under which all or substantially all of its assets are transferred to another member of the Group or (ii) under which all or substantially all of its assets are transferred to a third party or parties (whether associates or not) for full consideration by the Issuer or a Principal Subsidiary on an arm's length basis or (iii) where the transferee is or immediately upon such transfer becomes a Principal Subsidiary or (iv) the terms of which have previously been approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders, provided that if the Issuer shall cease to hold or shall transfer the Licence other than where the Issuer ceases to hold the PES Licence (or the PES Licence has effect as separate distribution and supply licences) pursuant (in either case) to the provisions of Schedule 7 of the Utilities Act 2000 (including without limitation under a scheme under part II of such Schedule 7) it shall be deemed to have ceased to carry on the whole or substantially the whole of its business (and none of exceptions (i) to (iii) shall apply) unless the transferee assumes all the Issuer's obligations under the Bonds and the Trust Deed as primary obligor or gives a guarantee in form and substance acceptable to the Trustee in respect of the obligations of the Issuer under the Bonds and the Trust Deed; or

(g)	if the Issuer or any Principal Subsidiary shall suspend or shall threaten to suspend payment of its debts generally or shall be declared or adjudicated by a competent court to be unable, or shall admit in writing its inability, to pay its debts (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986) as they fall due, or shall be adjudicated or found insolvent by a competent court or shall enter into any composition or other similar arrangement with its creditors under Section 1 of the Insolvency Act 1986; or

(h)	if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Issuer or any Principal Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 90 days (or such longer period as the Trustee may in its absolute discretion permit).

For the purposes of sub-paragraph (g) above, Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "£750" there was substituted "£250,000" or such higher figure as the Gas and Electricity Markets Authority (or any successor) may from time to time determine by notice in writing to the Secretary of State for Trade and Industry (or any successor) and the Issuer.

Neither the Issuer nor any Principal Subsidiary shall be deemed to be unable to pay its debts for the purposes of sub-paragraph (g) above if any such demand as is mentioned in Section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the Issuer or the relevant Principal Subsidiary with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Trustee under the first paragraph of this Condition 10.

For the purposes of these Terms and Conditions:

(A)	"Principal Subsidiary" at any time shall mean a Subsidiary of the Issuer (not being an Excluded Subsidiary or any other Subsidiary of the Issuer more than 70 per cent. of whose indebtedness for borrowed money is Project Finance Indebtedness):

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(i)	whose (a) net profits before tax or (b) gross assets represent 20 per cent. or more of the consolidated net profits before tax of the Group or consolidated gross assets of the Group respectively, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated in the case of a company which itself has Subsidiaries and which, in the normal course, prepares consolidated accounts) and the then latest audited consolidated financial statements of the Group; or

(ii)	to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (ii) (but without prejudice to the provisions of sub-paragraph (i) above), upon publication of its next audited financial statements;

all as more fully defined in the Trust Deed.

A report by the Auditors that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

(B)	"Capital and Reserves" means the aggregate of:

	(i)	the amount paid up or credited as paid up on the share capital of the Issuer; and

	(ii)	the total of the capital, revaluation and revenue reserves of the Group, including any share premium account, capital redemption reserve and credit balance on the profit and loss account but excluding sums set aside for taxation and amounts attributable to outside shareholders in Subsidiary Undertakings (as defined below) and deducting any debit balance on the profit and loss account, all as shown in the then latest audited consolidated balance sheet of the Group prepared in accordance with the historical cost convention (as modified by the revaluation of certain fixed assets) for the purposes of the Companies Act 1985, but adjusted as may be necessary in respect of any variation in the paid up share capital or share premium account of the Issuer since the date of that balance sheet and further adjusted as may be necessary to reflect any change since the date of that balance sheet in the Subsidiary Undertakings comprising the Group and/or as the Auditors (as defined in the Trust Deed) may consider appropriate.

A report by the Auditors as to the amount of the Capital and Reserves at any given time shall, in the absence of manifest error, be conclusive and binding on all parties;

(C)	"Excluded Subsidiary" means any Subsidiary of the Issuer (other than a Licensed Subsidiary):

	(i)	which is a company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset whether directly or indirectly;

	(ii)	none of whose indebtedness for borrowed money in respect of the financing of such ownership, acquisition, development and/or operation of an asset is subject to any recourse whatsoever to any member of the Group (other than the Subsidiary itself or another Excluded Subsidiary) in respect of the repayment thereof, except as expressly referred to in paragraph (G)(ii)(c); and

	(iii)	which has been designated as such by the Issuer by written notice to the Trustee, provided that the Issuer may given written notice to the Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary, whereupon it shall cease to be an Excluded Subsidiary;

(D)	"Group" means the Issuer and the Subsidiary Undertakings;

(E)	"Subsidiary Undertaking" shall have the meaning given to it by Section 258 of the Companies Act 1985 (but shall exclude any undertakings (as defined in the Companies Act 1985) whose accounts are not included in the then latest published audited consolidated accounts of the Issuer, nor (in the case of an undertaking which has first become a subsidiary undertaking of a member of the Group since the date as at which any such audited accounts were prepared) would its accounts have been so included or consolidated if it had become so on or before that date);

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(F)	"indebtedness for borrowed money" means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition, consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash;

(G)	"Project Finance Indebtedness" means any indebtedness for borrowed money to finance the ownership, acquisition, development and/or operation of an asset:

(i)	which is incurred by an Excluded Subsidiary; or

(ii)	in respect of which the person or persons to whom any such indebtedness for borrowed money is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment thereof other than:

	(a)	recourse to such borrower for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or

	(b)	recourse to such borrower for the purpose only of enabling amounts to be claimed in respect of such indebtedness for borrowed money in an enforcement of any encumbrance given by such borrower over such asset or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure such indebtedness for borrowed money, provided that (aa) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement, and (bb) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness for borrowed money, to commence proceedings for the winding up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (save for the assets the subject of such encumbrance); and/or

	(c)	recourse to such borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available;

(H)	"Subsidiary" means a subsidiary within the meaning of Section 736 of the Companies Act, 1985;

(I)	"Licensed Subsidiary" means any Subsidiary of the Issuer which holds a public electricity supply licence granted under the Electricity Act 1989 or a distribution licence granted under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000;

(J)	"Licence" means the PES Licence until such time as the Secretary of State for Trade and Industry (or any successor) makes a scheme under Section 13(2)(a) of Schedule 7 of the Utilities Act 2000 for the PES Licence to have effect as if it were a distribution licence and a supply licence granted under Section 6(1)(c) and 6(1)(d) respectively of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000 from which point on it means the Distribution Licence;

(K)	"PES Licence" means the public electricity supply licence granted by the Secretary of State for Energy to the Issuer under the Electricity Act 1989 in relation to its authorised area and excluding any second tier supply licence; and

(L)	"Distribution Licence" means either the distribution licence granted to the Issuer under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000 or the licence of the Issuer having effect as if it were a distribution licence granted under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000, as appropriate.

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11.	ENFORCEMENT

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed, the Bonds and the Coupons but it shall not be bound to take any proceedings or any other action in relation to the Trust Deed, the Bonds or the Coupons unless (a) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (b) it shall have been indemnified to its satisfaction. No Bondholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure shall be continuing.

12.	SUBSTITUTION

The Trustee may, without the consent of the Bondholders or Couponholders, agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Bonds, the Coupons and the Trust Deed of any Subsidiary of the Issuer, subject to (a) the Bonds being unconditionally and irrevocably guaranteed by the Issuer (save where the Issuer has transferred the Licence to the substituted Subsidiary), (b) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution, and (c) certain other conditions set out in the Trust Deed being complied with.

13.	REPLACEMENT OF BONDS AND COUPONS

Should any Bond or Coupon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying Agent in London, in the case of a Bearer Bond or Coupon, or the Registrar, in the case of a Registered Bond, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds or Coupons must be surrendered before replacements will be issued.

14.	NOTICES

Notices to holders of Registered Bonds will be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth day (excluding Sundays) after the date of mailing, provided that, if at any time by reason of suspension or curtailment (or expected suspension or curtailment) of postal services within the United Kingdom or elsewhere, the Issuer is unable effectively to give notice to holders of Registered Bonds through the post, notices to holders of Registered Bonds will be valid if given in the same manner as other notices set out below.

Other notices to the Bondholders (including notices to holders of Bearer Bonds) will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve. Any notice shall be deemed to have been given on the date of publication or, if so published more than once, on the date of the first publication. It is expected that publication will normally be made in the Financial Times. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

15.	MEETINGS OF BONDHOLDERS, MODIFICATION, WAIVER AND AUTHORISATION

(a)	The Trust Deed contains provisions for convening meeting of the Bondholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions for the Trust Deed. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the principal amount of the Bonds held or represented by him or them, except that at any meeting, the business of which includes the modification of certain of the provisions of these Terms and Conditions and certain of the provisions of the Trust Deed, the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, of the principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Bondholders will be binding on all Bondholders, whether or not they are present at the meeting, and on all Couponholders.

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(b)	The Trustee may agree, without the consent of the Bondholders or Couponholders, to any modification (subject to certain exceptions) of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders or to any modification which is of a formal, minor or technical nature or to correct a manifest error.

(c)	In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorisation or substitution), the Trustee shall have regard to the interests of the Bondholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Bondholders and Couponholders resulting from their being for any purpose domiciled or resident in or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

(d)	Any modification, waiver or authorisation shall be binding on the Bondholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Issuer to the Bondholders as soon as practicable thereafter in accordance with Condition 14.

16.	INDEMNIFICATION OF THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

17.	FURTHER ISSUES

The Issuer is at liberty from time to time, without the consent of the Bondholders or Couponholders, to create and issue further bonds or notes (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any supplemental deed or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may determine at the time of the issue. Any further bonds or notes which are to form a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any supplemental deed shall, and any other further bonds or notes may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of bonds or notes of other series in certain circumstances where the Trustee so decides.

18.	THIRD PARTY RIGHTS

The Bonds confer no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Bonds, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

19.	GOVERNING LAW

The Trust Deed, the Bonds and the Coupons are governed by, and will be construed in accordance with, English law.

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PRINCIPAL PAYING AGENT

Citibank, N.A.
P.O. Box 18055
5 Carmelite Street
London EC4Y 0PA

OTHER PAYING AGENTS

Citibank International plc c/- The Bank of New York Avenue des Arts 35 Kunstlaan B-1040 Brussels	BNP Paribas S.A. 10A Boulevard Royal L-2093 Luxembourg

and/or such other or further Principal Paying Agent and other Paying Agents and/or specified offices as may from time to time be appointed by the Issuer with the approval of the Trustee and notice of which has been given to the Bondholders.

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EXECUTED as a deed by	)
UNITED UTILITIES ELECTRICITY PLC	)
acting by	)	………………………
and	)	Director

………………………
Director/Secretary

THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c.	)
was affixed to this deed	)
in the presence of:	)

………………………
Director

………………………
Authorised Signatory

41

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DATED 20TH DECEMBER, 2001

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

- and -

THE LAW DEBENTURE TRUST
CORPORATION p.l.c.

_______________________________________

THIRD SUPPLEMENTAL TRUST DEED

constituting

£50,000,000
8.875 per cent. Bonds 2026
_______________________________________

For the Issuer:
SLAUGHTER AND MAY
35 Basinghall Street
London EC2V 5DB

For the Trustee:
ALLEN & OVERY
One New Change
London EC4M 9QQ

DATED 15TH FEBRUARY, 2002

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

- and -

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

_______________________________________

FOURTH SUPPLEMENTAL TRUST DEED

constituting

£100,000,000
8.875 per cent. Bonds 2026

_______________________________________

For the Issuer:
SLAUGHTER AND MAY
35 Basinghall Street
London EC2V 5DB

For the Trustee:
ALLEN & OVERY
One New Change
London EC4M 9QQ

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THIS FOURTH SUPPLEMENTAL TRUST DEED is made on 15th February, 2002 BETWEEN UNITED UTILITIES ELECTRICITY PLC (formerly NORWEB plc), a company incorporated under the laws of England and Wales with company number 2366949, whose registered office is at Dawson House, Great Sankey, Warrington WA5 3LW, England (hereinafter called the "Issuer") of the one part and THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales with company number 1675231, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (hereinafter called the "Trustee", which expression shall, wherever the context so admits, include such company and any other trustee or trustees for the time being of these presents) of the other part.

WHEREAS:

(1)	This Fourth Supplemental Trust Deed is supplemental to:

(A)	the Trust Deed dated 3rd August, 1995 (the "Original Trust Deed") made between the Issuer and the Trustee and constituting the £200,000,000 8.875 per cent. Bonds 2026 of the Issuer (the "Original Bonds");

(B)	the First Supplemental Trust Deed dated 2nd July, 2001 (the "First Supplemental Trust Deed") made between the Issuer and the Trustee modifying the Original Trust Deed;

(C)	the Second Supplemental Trust Deed dated 6th July, 2001 (the "Second Supplemental Trust Deed") made between the Issuer and the Trustee and constituting the £100,000,000 8.875 per cent. Bonds 2026 of the Issuer; and

(D)	the Third Supplemental Trust Deed dated 20th December, 2001 (the "Third Supplemental Trust Deed" and, together with the Original Trust Deed, the First Supplemental Trust Deed and the Second Supplemental Trust Deed, the "Subsisting Trust Deeds") made between the Issuer and the Trustee and constituting the £50,000,000 8.875 per cent. Bonds 2026 of the Issuer.

(2)	By virtue of Clause 2(D)(i) of the Original Trust Deed the Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Holders or Couponholders to create and issue further bonds or notes (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the Original Bonds and/or the Further Securities of any series or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of the issue thereof determine.

(3)	By resolutions of the Board of Directors of the Issuer passed on • February, 2002 the Issuer has resolved to issue £100,000,000 8.875 per cent. Bonds 2026 of the Issuer to be constituted by this Fourth Supplemental Trust Deed and to be consolidated and form a single series with the Original Bonds, the £100,000,000 8.875 per cent. Bonds 2026 of the Issuer constituted by the Second Supplemental Trust Deed and the £50,000,000 8.875 per cent. Bonds 2026 of the Issuer constituted by the Third Supplemental Trust Deed from (and including) 27th March, 2002.

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(4)	By virtue of Clause 18(B) of the Original Trust Deed the Trustee may, without the consent or sanction of the Holders or Couponholders, at any time and from time to time concur with the Issuer in making any modification to these presents if, in the opinion of the Trustee, such modification is of a formal, minor or technical nature.

(5)	The Trustee has concurred with the Issuer that the Original Trust Deed (as previously modified) shall be modified in the manner hereinafter appearing and the Trustee, as evidenced by its execution hereof, is of the opinion that such modification is of a formal, minor or technical nature.

(6)	The New Bonds (as defined below) when issued as definitive bonds in exchange for the New Global Bond (as defined below) will be in bearer form with New Coupons (as defined below) and talons attached.

NOW THIS FOURTH SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	DEFINITIONS

(A)	All expressions defined in the Subsisting Trust Deeds shall, unless there is anything in the subject or context inconsistent therewith, have the same meanings in this Fourth Supplemental Trust Deed.

(B)	In this Fourth Supplemental Trust Deed, unless there is anything in the subject or context inconsistent therewith, the following expressions shall have the following meanings:

"New Bearer Bonds" means those of the New Bonds which are for the time being in bearer form;

"New Bondholders" means the several persons who are for the time being holders of the New Bonds;

"New Bonds" means the bonds (whether in bearer or registered form) comprising the said £100,000,000 8.875 per cent. Bonds 2026 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for New Bonds (whether in bearer or registered form, as the case may be) issued pursuant to Condition 13 and (except for the purposes of Clause 2) the New Global Bond; and

"New Couponholders" means the several persons who are for the time being holders of the New Coupons;

"New Coupons" means the Coupons appertaining to the New Bearer Bonds;

"New Global Bond" means the temporary global bond in respect of the New Bonds to be issued pursuant to Clause 3(A) in the form or substantially in the form set out in the First Schedule; and

"New Registered Bonds" means those of the New Bonds which are for the time being in registered form.

2

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(C)	In this Fourth Supplemental Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall, unless there is anything in the subject or context inconsistent therewith, be construed as references to the Schedules to this Fourth Supplemental Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Fourth Supplemental Trust Deed respectively.

2.	COVENANT TO REPAY AND TO PAY INTEREST ON NEW BONDS

(A)	The aggregate principal amount of the New Bonds constituted hereunder is limited to £100,000,000. The New Bonds, as and when issued, shall be further securities but shall, on and from 27th March 2002, be consolidated and form a single series with the Original Bonds.

(B)	The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the New Bonds provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and payable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in Pounds Sterling in London in immediately available funds the principal amount of the New Bonds repayable on that date together with the applicable premium and shall in the mean time and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the New Bonds at the rate of 8.875 per cent. per annum payable (less United Kingdom income tax, if appropriate) annually in arrear on 25th March in each year PROVIDED THAT

(i)	every payment of principal, premium (if any) or interest in respect of the New Bearer Bonds and every payment of principal and premium (if any) in respect of the New Registered Bonds to, or to the account of, the Principal Paying Agent in the manner provided in the Agency Agreement as amended shall operate in satisfaction pro tanto of the relevant covenant by the Issuer in this Clause, except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant New Bondholders or New Couponholders (as the case may be);

(ii)	every payment of interest in respect of the New Registered Bonds to the relevant New Bondholders as provided in the Conditions (whether by the Issuer or the Registrar) shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this Clause;

(iii)	in any case where payment of principal or premium (if any) is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on such premium (both before and after any judgment or any other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the New Bondholders in respect thereof as stated in a notice given to the New Bondholders in accordance with Condition 14 (such date to be not later than 30 days after the day on which the whole of such principal amount and premium (if any), together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and

(iv)	in any case where payment of the whole or any part of the principal amount of, or premium (if any) on, any New Bond is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (iii) above)

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interest shall accrue on that principal amount or premium payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant New Bond, payment of the full amount (including interest as aforesaid) in Pounds Sterling payable in respect of such New Bond is made or (if earlier) the seventh day after notice is given to the relevant New Bondholder (either individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in Pounds Sterling payable in respect of such New Bond is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the New Bondholders and New Couponholders and itself in accordance with these presents.

3.	FORM AND ISSUE OF NEW BONDS AND NEW COUPONS

(A)	(1)	The New Bearer Bonds shall be represented initially by the New Global Bond which the Issuer shall issue to a bank depositary common to both Euroclear and Clearstream on terms that such depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the New Bearer Bonds in definitive form ("Definitive New Bearer Bonds") (as notified to such depositary by The Royal Bank of Scotland plc) and the successors in title to such persons as appearing in the records of Euroclear and Clearstream for the time being.

(2)	The New Global Bond shall be printed or typed in the form, or substantially in the form, set out in the First Schedule. The New Global Bond shall be in the aggregate principal amount shown therein and shall be signed manually by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The New Global Bond so executed and authenticated shall be a binding and valid obligation of the Issuer.

(3)	The Issuer shall issue the Definitive New Bearer Bonds (together with the unmatured New Coupons attached) in exchange for the New Global Bond in accordance with the provisions thereof. Pending exchange of the entire principal amount of the New Global Bond the holder thereof shall, subject to the terms thereof, be deemed to be the holder of the New Bearer Bonds and the New Coupons represented thereby for all purposes.

(4)	The Definitive New Bearer Bonds and the New Coupons shall be in the respective forms or substantially in the respective forms set out in the First Schedule and the Definitive New Bearer Bonds shall be issued in the denominations of £1,000, £10,000 and £100,000 each (serially numbered) and shall be endorsed with the Conditions. Title to the Definitive New Bearer Bonds and the New Coupons shall pass by delivery.

(B)	The New Registered Bonds shall be issued in definitive registered form, shall be in the form or substantially in the form set out in the First Schedule in the denomination and transferable in units of £1 each or integral multiples thereof, shall be serially numbered and shall be endorsed with a Form of Transfer in the form, or substantially in the form, also set out in the Second Schedule and with the Conditions. Title to the New Registered Bonds in definitive form shall pass upon the registration of transfers in respect thereof in accordance with the provisions of these presents.

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(C)	The Definitive New Bearer Bonds and the New Registered Bonds in definitive form shall be signed manually or in facsimile by a Director of the Issuer on behalf of the Issuer and, in the case of the Definitive New Bearer Bonds, shall be authenticated by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of any person who, at the date such signature is affixed, is a Director of the Issuer, notwithstanding that at the time of issue of any of the Definitive New Bearer Bonds or New Registered Bonds in definitive form he may have ceased for any reason to be the holder of such office. The New Coupons shall not be signed. The Definitive New Bearer Bonds so executed and authenticated, the New Registered Bonds in definitive form so executed, and the New Coupons, upon execution and authentication of the relevant Definitive New Bearer Bonds, shall be binding and valid obligations of the Issuer.

4.	MODIFICATIONS

(A)	The provisions of the Original Trust Deed are hereby modified with immediate effect by the deletion from Clause 13(xiv) of the words "(such approval, unless so expressed, not to constitute approval for the purposes of Section 57 of the Financial Services Act 1986 of the United Kingdom of any such notice which is an investment advertisement (as therein defined))" and the substitution therefor of the words "(such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of Great Britain (the "FSMA") of a communication within the meaning of Section 21 of the FSMA".

5.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Fourth Supplemental Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Fourth Supplemental Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

6.	GENERAL

(A)	The Subsisting Trust Deeds shall henceforth be read and construed in conjunction with this Fourth Supplemental Trust Deed as one document.

(B)	A memorandum of this Fourth Supplemental Trust Deed shall be endorsed by the Trustee on the Original Trust Deed and by the Issuer on the duplicate thereof.

(C)	This Fourth Supplemental Trust Deed may be executed in counterparts, each of which, taken together, shall constitute one and the same Fourth Supplemental Trust Deed and any party may enter into this Fourth Supplemental Trust Deed by executing a counterpart.

IN WITNESS whereof this Fourth Supplemental Trust Deed has been executed as a deed by the Issuer and the Trustee and entered into the day and year first above written.

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THE FIRST SCHEDULE

PART 1

- FORM OF NEW GLOBAL BOND -

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366949)

TEMPORARY GLOBAL BOND

representing

£100,000,000 8.875 PER CENT. BONDS 2026

This Bond is a temporary Global Bond without interest coupons in respect of £100,000,000 in principal amount of a duly authorised issue of Bonds of United Utilities Electricity PLC (formerly NORWEB plc) (the "Issuer"), designated as specified in the title hereof (the "Bonds"), limited to the aggregate principal amount of One Hundred Million Pounds Sterling (£100,000,000) and constituted by a Fourth Supplemental Trust Deed of even date herewith (the "Fourth Supplemental Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. supplemental to the Third Supplemental Trust Deed between the Issuer and the Law Debenture Trust Corporation p.l.c. dated 20th December, 2001 (the "Third Supplemental Trust Deed"), the Second Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 6th July, 2001 (the "Second Supplemental Trust Deed"), the First Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 2nd July, 2001 (the "First Supplemental Trust Deed") and the Trust Deed dated 3rd August, 1995 (together with the First, Second, Third and Fourth Supplemental Trust Deeds, the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee (the trustee for the time being thereof being herein called the "Trustee"). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in the Second Schedule to the Fourth Supplemental Trust Deed.

1.	Promise to pay

Subject as provided in this temporary Global Bond the Issuer promises to pay to the bearer the principal amount of this temporary Global Bond (being at the date hereof One Hundred Million Pounds Sterling (£100,000,000)) on 25th March, 2026 (or on such earlier date as the said principal amount may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 25th March on the principal amount from time to time of this temporary Global Bond at the rate of 8.875 per cent. per annum (less United Kingdom income tax, if appropriate) together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.	Exchange for definitive Bearer Bonds and purchases

This temporary Global Bond is exchangeable in whole or in part upon the request of the bearer for definitive Bearer Bonds only on and subject to the terms and conditions set out below. The definitive Bearer Bonds to be issued on such exchange will be in bearer form in the denominations of £1,000, £10,000 and £100,000 each with interest coupons and one talon ("Coupons") attached.

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On and after 27th March, 2002 this temporary Global Bond may be exchanged in whole or in part at the specified office of the Principal Paying Agent (or such other place as the Trustee may agree) for definitive Bearer Bonds and the Issuer shall procure that the Principal Paying Agent shall issue and deliver, in full or partial exchange for this temporary Global Bond, definitive Bearer Bonds (together with the Coupons appertaining thereto) in an aggregate principal amount equal to the principal amount of this temporary Global Bond submitted for exchange Provided that definitive Bearer Bonds will be so issued and delivered only if, and to the extent that, there shall have been presented to the Issuer a certificate from Euroclear Bank S.A./N.V. as operator of the Euroclear system ("Euroclear") or from Clearstream Banking, société anonyme, as operator of the Clearstream system ("Clearstream")substantially in the form of the certificate attached as Exhibit A.

Any person who would, but for the provisions of this temporary Global Bond and the Trust Deed, otherwise be entitled to receive a definitive Bearer Bond or definitive Bearer Bonds shall not be entitled to require the exchange of an appropriate part of this temporary Global Bond for a definitive Bearer Bond or definitive Bearer Bonds unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Clearstream in Luxembourg and the specified office of each of the Paying Agents).

Upon (i) any exchange of a part of this temporary Global Bond for a definitive Bearer Bond or definitive Bearer Bonds or (ii) the purchase by or on behalf of the Issuer or any Subsidiary of the Issuer and cancellation of a part of this temporary Global Bond in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part II of the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or so purchased and cancelled and, in each case, endorsed.

3.	Payments

Until the entire principal amount of this temporary Global Bond has been extinguished, this temporary Global Bond shall in all respects be entitled to the same benefits as the definitive Bearer Bonds for the time being represented hereby and shall be entitled to the benefit of, and be bound by, the Trust Deed, except that the holder of this temporary Global Bond shall not (unless upon due presentation of this temporary Global Bond for exchange, delivery of the appropriate number of definitive Bearer Bonds (together with the Coupons appertaining thereto) is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment of interest on this temporary Global Bond except upon certification as hereinafter provided. Upon any payment of principal, premium or interest on this temporary Global Bond the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part I of the Schedule hereto.

Payments of interest in respect of Bonds for the time being represented by this temporary Global Bond shall be made to the bearer only upon presentation to the Issuer of a certificate from Euroclear or from Clearstream substantially in the form of the certificate attached as Exhibit A. Any person who would, but for the provisions of this temporary Global Bond and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Bond shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Clearstream in Luxembourg and the specified office of each of the Paying Agents).

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Upon any payment of principal and endorsement of such payment on Part I of the Schedule hereto, the principal amount of this temporary Global Bond shall be reduced for all purposes by the principal amount so paid and endorsed.

All payments of any amounts payable and paid to the bearer of this temporary Global Bond shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Bearer Bonds and Coupons.

4.	Authentication

This temporary Global Bond shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent.

5.	Governing law

This temporary Global Bond is governed by, and shall be construed in accordance with, the laws of England.

IN WITNESS whereof the Issuer has caused this temporary Global Bond to be signed manually by a person duly authorised on its behalf.

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

By: ..........................................
Duly authorised

Issued in London, England on 15th February, 2002.

Certificate of authentication

This temporary Global Bond is duly authenticated without recourse, warranty or liability.

..................................

Duly authorised
for and on behalf of
Citibank, N.A., London Office
as Principal Paying Agent

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THE SCHEDULE

PART I

PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

The following payments on this temporary Global Bond have been made:

Date	Interest	Premium	Principal	Remaining principal	Notation
made	paid	paid	paid	amount of this	made on
				temporary Global	behalf of
				Bond following	the Issuer
such payment

	£	£	£	£

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PART II

EXCHANGES FOR DEFINITIVE BEARER BONDS AND
PURCHASES AND CANCELLATIONS

The following exchanges of a part of this temporary Global Bond for definitive Bearer Bonds and/or purchases and cancellations of a part of this temporary Global Bond have been made:

Date	Part of principal	Part of principal	Aggregate principal	Notation
made	amount of this	amount of this	amount of this	made on
	temporary	temporary	temporary	behalf of
	Global Bond	Global Bond	Global Bond	the Issuer
	exchanged for	purchased and	following such
	definitive Bearer	cancelled	exchange or purchase
	Bonds		and cancellation

	£	£	£

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EXHIBIT A

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

£100,000,000

8.875 per cent. Bonds 2026

(the "Securities")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the Trust Deed, as of the date hereof, £[                     ] principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Trust Deed.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

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*Dated

[Euroclear Bank S.A./N.V.] [Clearstream Banking, société anonyme]

By: ................................................
Authorised Signatory

*	To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for definitive Bearer Bonds.

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EXHIBIT B

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

£100,000,000

8.875 per cent. Bonds 2026

(the "Securities")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for the purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, (the "Act"), then this is also to certify that, except as set forth below (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to £[                   ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

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We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

* Dated

By: ......................

[Name of person giving certification]
(As, or as agent for, the beneficial
owner(s) of the Securities
to which this certification relates)

*

To be dated no earlier than the fifteenth day before the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for definitive Bearer Bonds.

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THE FIRST SCHEDULE

PART 2

- FORM OF DEFINITIVE NEW BEARER BOND -

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[1,000/10,000/100,000] XS0058957316 [SERIES] [Serial No.]

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366949)

£100,000,000 8.875 PER CENT. BONDS 2026

(Consolidated, forming a single series and fungible with the £200,000,000 8.875 per cent. Bonds 2026 issued on 3rd August, 1995, the £100,000,000 8.875 per cent. Bonds 2026 issued on 6th July, 2001 and the £50,000,000 8.875 per cent. Bonds 2026 issued on 20th December, 2001)

The issue of the Bonds was authorised by resolutions of the Board of Directors of UNITED UTILITIES ELECTRICITY PLC (formerly NORWEB plc) (the "Issuer") passed on • February, 2002.

This Bond forms one of a series of Bonds constituted by a Fourth Supplemental Trust Deed dated 15th February, 2002 (the "Fourth Supplemental Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Bonds supplemental to the Third Supplemental Trust Deed between the Issuer and the Law Debenture Trust Corporation p.l.c. dated 20th December, 2001 (the "Third Supplemental Trust Deed"), the Second Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 6th July, 2001 (the "Second Supplemental Trust Deed"), the First Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 2nd July, 2001 (the "First Supplemental Trust Deed") and the Trust Deed dated 3rd August, 1995 (together with the First, Second, Third and Fourth Supplemental Trust Deeds, the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. and issued either in bearer form in the denominations of £1,000, £10,000 and £100,000 each with Coupons attached or in registered form in the denomination of £1 each or integral multiples thereof, in an aggregate principal amount of £100,000,000.

The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on 25th March, 2026 (or on such earlier date as the principal sum hereunder mentioned may become repayable in accordance with the said Conditions) the principal sum of:

£[1,000/10,000/100,000] ([One/Ten/One Hundred] Thousand Pounds Sterling)

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together with interest on the said principal sum at the rate of 8.875 per cent. per annum payable (less United Kingdom income tax, if appropriate) annually in arrear on 25th March and together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

Neither this Bond nor the Coupons appertaining hereto shall be or become valid or obligatory for any purpose unless and until this Bond has been authenticated by or on behalf of the Principal Paying Agent.

IN WITNESS whereof this Bond has been executed on behalf of the Issuer.
UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

By: ..............................
Director

Dated as of 15th February, 2002

Issued in London, England.

Certificate of authentication

This Bond is duly authenticated without recourse, warranty or liability.

...............................

Duly authorised
for and on behalf of
Citibank, N.A., London office,
as Principal Paying Agent

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- FORM OF NEW COUPON -

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

£100,000,000 8.875 PER CENT. BONDS 2026

(Consolidated, forming a single series and fungible with the £200,000,000 8.875 per cent. Bonds 2026 issued on 3rd August, 1995, the £100,000,000 8.875 per cent. Bonds 2026 issued on 6th July, 2001 and the £50,000,000 8.875 per cent. Bonds 2026 issued on 20th December, 2001)

Coupon appertaining to a Bond in the denomination of £[1,000/10,000/100,000]

[This Coupon is separately	Coupon for
negotiable, payable to bearer,	£ [88.75/887.50/8,875.00]
and subject to the	due on
Conditions of the said Bonds.	25th March, [ ]

[No.] [1,000/10,000/100,000] XS0058957316 [Series] [Serial No.]

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On the back:
PRINCIPAL PAYING AGENT

Citibank, N.A.
P.O. Box 18055
5 Carmelite Street
London EC4Y OPA

OTHER PAYING AGENTS
Citibank International plc c/- The Bank of New York Avenue des Arts 35 Kunstlaan B-1040 Brussels	BNP Paribas S.A. 10A Boulevard Royal L-2093 Luxembourg

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- FORM OF NEW TALON -

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

£100,000,000 8.875 PER CENT. BONDS 2026

(Consolidated, forming a single series and fungible with the £200,000,000 8.875 per cent. Bonds 2026 issued on 3rd August, 1995, the £100,000,000 8.875 per cent. Bonds 2026 issued on 6th July, 2001 and the £50,000,000 8.875 per cent. Bonds 2026 issued on 20th December, 2001)

Talon appertaining to a Bond in the denomination of £[1,000/10,000/100,000]

On and after [                    ], 20[  ], [                ] further Coupons will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Bondholders) upon production and surrender of this Talon.

[No.] [1,000/10,000/100,000] XS0058957316 [Series] [Serial No.]

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On the back:
PRINCIPAL PAYING AGENT

Citibank, N.A.
P.O. Box 18055
5 Carmelite Street
London EC4Y OPA

OTHER PAYING AGENTS
Citibank International plc c/- The Bank of New York Avenue des Arts 35 Kunstlaan B-1040 Brussels	BNP Paribas S.A. 10A Boulevard Royal L-2093 Luxembourg

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THE FIRST SCHEDULE

PART 3

- FORM OF NEW REGISTERED BOND -

XS0058957316 [SERIES] [SERIAL NO.]

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)
(Incorporated in England with limited liability under the Companies Act 1985 with registered number 2366949)

£100,000,000 8.875 PER CENT. BONDS 2026

(Consolidated, forming a single series and fungible with the £200,000,000 8.875 per cent. Bonds 2026 issued on 3rd August, 1995, the £100,000,000 8.875 per cent. Bonds 2026 issued on 6th July, 2001 and the £50,000,000 8.875 per cent. Bonds 2026 issued on 20th December, 2001)

The issue of the Bonds was authorised by resolutions of the Board of Directors of UNITED UTILITIES ELECTRICITY PLC (formerly NORWEB plc) (the "Issuer") passed on • February, 2002.

This Bond forms one of a series of Bonds constituted by a Fourth Supplemental Trust Deed dated 15th February, 2002 (the "Fourth Supplemental Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Bonds supplemental to the Third Supplemental Trust Deed between the Issuer and the Law Debenture Trust Corporation p.l.c. dated 20th December, 2001 (the "Third Supplemental Trust Deed"), the Second Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 6th July, 2001 (the "Second Supplemental Trust Deed"), the First Supplemental Trust Deed between the Issuer and The Law Debenture Trust Corporation p.l.c. dated 2nd July, 2001 (the "First Supplemental Trust Deed") and the Trust Deed dated 3rd August, 1995 (together with the First, Second, Third and Fourth Supplemental Trust Deeds, the "Trust Deed") between the Issuer and The Law Debenture Trust Corporation p.l.c. and issued either in bearer form in the denominations of £1,000, £10,000 and £100,000 each with Coupons attached or in registered form in the denomination of £1 each or integral multiples thereof, in an aggregate principal amount of £100,000,000.

THIS IS TO CERTIFY that

is/are the registered holder(s) of one of the above-mentioned Bonds in registered form, such Bond being in the denomination of £[                     ] ([ ] Pounds Sterling) and is/are entitled on 25th March, 2026 (or on such earlier date as the principal sum hereinafter mentioned may become repayable in accordance with the Conditions endorsed hereon) to the repayment of such principal sum of:

£[ ]([ ]Pounds Sterling)

together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

Interest at the rate of 8.875 per cent. per annum (less United Kingdom income tax, if applicable) is payable on the said principal sum annually in arrear on 25th March in each year, subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

IN WITNESS whereof this Bond has been executed on behalf of the Issuer.

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UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

By: ..............................
Director
Dated

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- FORM OF TRANSFER OF NEW REGISTERED BOND -

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

£        principal amount of this Bond and all rights hereunder, hereby irrevocably constituting and appointing ......................................................... as attorney to transfer such principal amount of this Bond in the register maintained by UNITED UTILITIES ELECTRICITY PLC (formerly NORWEB plc) with full power of substitution.

Signature(s)	......................

......................

Date: ..............

N.B.:

1.	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

2.	The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Bond in every particular, without alteration or enlargement or any change whatever.

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THE SECOND SCHEDULE

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Terms and Conditions of the Bonds

The £100,000,000 8.875 per cent. Bonds 2026 (the "Bonds", which expression shall in these Terms and Conditions, unless the context otherwise requires, include any further bonds issued pursuant to Condition 17 and forming a single series with the Bonds) of United Utilities Electricity PLC (formerly NORWEB plc) (the "Issuer") are constituted by a Fourth Supplemental Trust Deed dated 15 February 2002 between the Issuer and The Law Debenture Trust Corporation p.l.c. (the "Fourth Supplemental Trust Deed" and the "Trustee", which expression shall include its successors as the trustee under the Trust Deed, respectively) as trustee for the holders of the Bonds (the "Bondholders") supplemental to the Trust Deed dated 3 August 1995 between NORWEB plc and the Trustee (the "Original Trust Deed") constituting £200,000,000 8.875 per cent. Bonds 2026 of NORWEB plc (the "Original Bonds") as supplemented by a First Supplemental Trust Deed dated 2 July 2001 between NORWEB plc and the Trustee (the "First Supplemental Trust Deed") modifying the Original Trust Deed, by a Second Supplemental Trust Deed dated 6 July 2001 between NORWEB plc and the Trustee (the "Second Supplemental Trust Deed") constituting £100,000,000 8.875 per cent. Bonds 2026 of NORWEB plc (the "Tranche No. 2 Bonds") and by a Third Supplemental Trust Deed dated 20 December 2001 between the Issuer and the Trustee (the "Third Supplemental Trust Deed" and, together with the Original Trust Deed, the First Supplemental Trust Deed, the Second Supplemental Trust Deed and the Fourth Supplemental Trust Deed, the "Trust Deed") constituting £50,000,000 8.875 per cent. Bonds 2026 of the Issuer (such bonds, together with the Original Bonds and the Tranche No. 2 Bonds, the "Existing Bonds"). The Bonds are consolidated and form a single series with the Existing Bonds. The issue of the Bonds was authorised by resolutions of the Board of Directors of the Issuer passed on 7 February 2002. The Bonds are, on issue, admitted to the official list of the UK Listing Authority and admitted to trading on the London Stock Exchange plc (the "London Stock Exchange"). The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed and of an Agency Agreement dated 3 August 1995 (the "Principal Agency Agreement"), the First Supplemental Agency Agreement dated 6 July 2001 (the "First Supplemental Agency Agreement"), the Second Supplemental Agency Agreement dated 20 December 2001 (the "Second Supplemental Agency Agreement") and the Third Supplemental Agency Agreement dated 15 February 2002 (together with the Principal Agency Agreement, the First Supplemental Agency Agreement and the Second Supplemental Agency Agreement, the "Agency Agreement"), each made between the Issuer, Citibank, N.A. (or in the case of the Principal Agency Agreement, Morgan Guaranty Trust Company of New York, London office but now replaced by Citibank, N.A.), as principal paying agent (the "Principal Paying Agent", which expression shall include any successor), Computershare Investor Services PLC as registrar (the "Registrar", which expression shall include any successor), the other paying agents named therein (together with the Principal Paying Agent, the "Paying Agents", which expression shall include any additional or successor paying agents) and the Trustee are available for inspection during normal business hours by the Bondholders and the holders of the interest coupons appertaining to the Bonds in bearer form (respectively, the "Couponholders" and the "Coupons", which latter expression shall, unless the context otherwise requires, include the Talon referred to below) at the registered office for the time being of the Trustee, being at the date of issue of the Bonds at Fifth Floor, 100 Wood Street, London EC2V 7EX, and at the specified office of each of the Paying Agents and the Registrar. The Bondholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement.

1.	FORM, DENOMINATION AND TITLE

The Bonds are in bearer form, serially numbered in the denominations of £1,000, £10,000 and £100,000 each ("Bearer Bonds") with Coupons and one Talon for further Coupons (a "Talon") attached on issue and in registered form in the denominations of £1 and integral multiples thereof ("Registered Bonds") without interest coupons. Title to the Bearer Bonds and to the Coupons will pass by delivery and title to the Registered Bonds will pass upon the registration of transfers in accordance with the provisions of the Agency Agreement and the Trust Deed. Bearer Bonds of one denomination cannot be exchanged for Bearer Bonds of another denomination.

The Issuer, any Paying Agent, the Registrar and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Bearer Bond and the holder of any Coupon and the registered holder of any Registered Bond as the absolute owner for all purposes (whether or not the Bond or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Bond or Coupon or any notice of previous loss or theft of the Bond or Coupon).

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On the Closing Date, the Bonds will be issued as Bearer Bonds and will be represented initially by the Global Bond, without Coupons, which will be deposited with a common depositary for Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream, Luxembourg") on or about the Closing Date for credit against payment to the accounts designated by the relevant subscribers with Euroclear or Clearstream, Luxembourg. The Global Bond will be exchangeable on or after a date which is expected to be 27 March 2002 for definitive Bearer Bonds, with Coupons and one Talon attached, upon certification that the beneficial owners of the relevant Bearer Bonds are not U.S. persons or persons who have acquired such Bearer Bonds for resale to any U.S. person.

Unless, upon due presentation of the Global Bond for exchange, delivery of definitive Bearer Bonds is improperly withheld or refused and such withholding or refusal is continuing at the relevant due date for payment thereof definitive Bearer Bonds with Coupons attached must be obtained before interest can be collected in respect of the relevant Bearer Bonds.

Bonds (both in bearer and registered form) and Coupons will bear the following legend:

"Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code".

2.	TRANSFER AND EXCHANGE

(a)	Transfer of Registered Bonds
A Registered Bond may be transferred in whole or in part (in the principal amount of £1 or any integral multiple thereof) by the transferor depositing the Registered Bond for registration of the transfer of the Registered Bond (or the relevant part of the Registered Bond) at the specified office of the Registrar with a form of transfer (in a form approved by the Registrar and the Trustee) duly completed and signed by or on behalf of the transferor and upon the Registrar after due and careful enquiry being satisfied with the evidence of title and the identity of the person making the request and subject to such reasonable regulations as the Issuer and the Registrar may (with the prior approval of the Trustee) prescribe. Subject as provided above and subject to the payment of any sum in respect of any stamp duty, tax or other governmental charge as is referred to in paragraph (e) below, the Registrar will, within three Business Days (as defined below) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), deliver at its specified office to the transferee or (at the risk and, if mailed at the request of the transferee otherwise than by ordinary uninsured mail, at the expense of the transferee) send by mail to such address as the transferee may request a new Registered Bond of a like aggregate principal amount to the Registered Bond (or the relevant part of the Registered Bond) transferred. In the case of the transfer of part only of a Registered Bond, a new Registered Bond in respect of the balance of the Registered Bond not transferred will be so delivered or (at the risk and, if mailed at the request of the transferor otherwise than by ordinary uninsured mail, at the expense of the transferor) sent by mail to the transferor. For the purpose of this Condition 2, "Business Day" means a day on which commercial banks and foreign exchange markets settle payments in London.

(b)	Exchange of Bearer Bonds for Registered Bonds
At the option of the holder thereof, upon presentation to the Principal Paying Agent at any time on or after 27 March 2002 (the "Exchange Date") of a duly completed and signed request for exchange (in the form for the time being obtainable from the specified office of the Registrar or the Principal Paying Agent (a "Registration Request")) together with the relevant Bearer Bond(s) and payment of any sum in respect of any such stamp duty, tax or other governmental charge as is referred to in paragraph (e) below, subject to the terms of the Agency Agreement, Bearer Bonds are exchangeable in whole, but not in part, for the same aggregate principal amount of Registered Bonds, provided that all unmatured Coupons relating thereto are attached thereto or are surrendered therewith. Registration Requests may not be presented on or after the Record Date (as defined in Condition 5) in respect of any Interest Payment Date (as defined in Condition 4) up to and including such Interest Payment Date. Interest on a Registered Bond issued on exchange will accrue, and interest on the corresponding Bearer Bond(s) presented for exchange will cease to accrue, as from the immediately preceding Interest Payment Date or, if none, as from 25 March 2001. Registration Requests may only be presented, and Bearer Bonds and Coupons may only be surrendered for exchange for Registered Bonds, at the specified office of the Principal Paying Agent. The Registrar will, within five Business Days of the date of presentation to the Principal Paying Agent of any Registration Request together with the relevant Bearer Bond(s) and Coupons, deliver at its specified office to the Bondholder or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) mail to such address (other than an address in the United States) as may be specified by the Bondholder in the Registration Request a Registered Bond of the same aggregate principal amount as that of the Bearer Bond exchanged.

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(c)	Exchange of Registered Bonds for Bearer Bonds
At the option of the holder thereof, upon presentation to the Registrar at any time on or after the Exchange Date of a duly completed and signed request for exchange (in the form for the time being obtainable from the specified office of the Registrar or the Principal Paying Agent (a "Bearer Request")) together with the relevant Registered Bond(s) and payment of any sum in respect of any such stamp duty, tax or other governmental charge as is referred to in paragraph (e) below, subject to the terms of the Agency Agreement, Registered Bonds are exchangeable in whole or in part in principal amounts of £1,000 or integral multiples thereof for the same aggregate principal amount of Bearer Bonds. Bearer Requests may not be presented on or after the Record Date in respect of any Interest Payment Date up to and including such Interest Payment Date. Bearer Requests may not be presented on or after the date the Issuer validly gives notice to the Bondholders of its intention to redeem Bearer Bonds pursuant to Condition 6(c). Interest on Bearer Bonds issued on exchange will accrue, and interest on the corresponding Registered Bonds presented for exchange will cease to accrue, as from the immediately preceding Interest Payment Date or, if none, 25 March 2001. Bearer Requests may only be presented, and Registered Bonds may only be surrendered for exchange for Bearer Bonds, at the specified office of the Registrar. The Principal Paying Agent will, within five Business Days of the date of presentation to the Registrar of any Bearer Request together with the relevant Registered Bond(s), deliver at its specified office to the Bondholder or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) mail to such address, other than an address in the United States, as may be specified by the Bondholder in the Bearer Request, the Bearer Bond or Bearer Bonds requested together with all Coupons in respect of all Interest Payment Dates falling after the date of presentation. In the case of exchange of part only of a Registered Bond, a new Registered Bond for the balance so exchanged will be sent by mail by the Registrar (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) to such address, other than an address in the United States, as may be specified by the Bondholder in the Bearer Request.

(d)	Closed Periods
In the event of a partial redemption of Bonds under Condition 6(b), the Issuer shall not be required:

(i)	to register the transfer of Registered Bonds (or parts of Registered Bonds) or to exchange Bearer Bonds for Registered Bonds (or vice versa) during the period beginning on the sixty-fifth day before the date of the partial redemption and ending on the day on which notice is given specifying the serial numbers of Bonds called (in whole or in part) for redemption (both inclusive); or

(ii)	to register the transfer of any Registered Bond, or part of a Registered Bond, called for partial redemption; or

(iii)	to exchange any Registered Bond (or part thereof) or Bearer Bond called for partial redemption;

except that a Registered Bond (or part thereof) or Bearer Bond called for partial redemption may be exchanged for a Bearer Bond or Registered Bond, respectively, which is simultaneously surrendered not later than the relevant Record Date.

(e)	Formalities free of charge
Such transfer or exchange will be effected without charge subject to (i) the person making such application for transfer or request for exchange paying or procuring the payment of any stamp duty, tax or other governmental charge, (ii) the Registrar being satisfied with the documents of title and identity of the person making the application or request and (iii) such reasonable regulations as the Issuer may from time to time agree with the Trustee, the Principal Paying Agent and the Registrar. The exchange of Bearer Bonds for Registered Bonds and Registered Bonds for Bearer Bonds will be subject to the provisions of all applicable fiscal or other laws and regulations in effect at the time of such exchange.

(f)	Registrar
The name of the initial Registrar and its initial specified office are set out at the end of these Terms and Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of the Registrar and to appoint another Registrar provided that it will at all times maintain a Registrar approved by the Trustee having a specified office in the United Kingdom. Notice of any termination or appointment and of any changes in specified office will be given to the Bondholders promptly by the Issuer in accordance with Condition 14.

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3.	STATUS

The Bonds and the Coupons are direct, unconditional and unsecured obligations of the Issuer and rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

4.	INTEREST

The Bonds bear interest from (and including) 25 March 2001 at the rate of 8.875 per cent. per annum payable (less United Kingdom income tax, if appropriate) annually in arrear on 25 March in each year (each an "Interest Payment Date").

Each Bond or, in the case of the redemption of part only of a Registered Bond, that part only of the Registered Bond will cease to bear interest from its due date for redemption unless, upon due presentation, payment of the principal in respect of the Bond is improperly withheld or refused or unless default is otherwise made in respect of such payment, in which event interest shall continue to accrue as provided in the Trust Deed.

When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each.

5.	PAYMENTS AND EXCHANGE OF TALONS

Payments of principal and interest in respect of each Bearer Bond will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Bearer Bond, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupons, in each case at the specified office of any of the Paying Agents.

Payments in respect of each Bearer Bond will be made at the specified office of any Paying Agent, at the option of the holder, by sterling cheque drawn on, or by transfer to a sterling account maintained by the payee with, a bank in the City of London, subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 8.

Each Bearer Bond should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any relative missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of the relevant Bearer Bond (whether or not the Coupon would otherwise have become void pursuant to Condition 9), or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

If the due date for redemption of any Bearer Bond is not an Interest Payment Date interest accrued on such Bond from (and including) the preceding Interest Payment Date (or, if none, 25 March 2001) up to (but excluding) the date of redemption shall be paid only against presentation and surrender of such Bearer Bond.

Payments of principal in respect of each Registered Bond will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Registered Bond at the specified office of the Registrar in London by sterling cheque drawn on a bank in the City of London. Payments of interest on each Registered Bond will be made by sterling cheque drawn on a bank in the City of London and mailed on the Business Day in the City of London immediately preceding the relevant due date to the holder (or to the first named of joint holders) of the Registered Bond appearing on the register at the close of business on the seventh day before the relevant due date (the "Record Date") at his address shown on the register on the Record Date. Upon application of the holder to the specified office of the Registrar, not less than three Business Days before the due date for any payment in respect of a Registered Bond, the payment may be

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made (in the case of payment of principal against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Registered Bonds as provided above) by transfer on the due date to a sterling account maintained by the payee with a bank in the City of London. Payments in respect of principal and interest on Registered Bonds are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

A holder shall be entitled to present a Bond or Coupon for payment only on a Presentation Date and shall not be entitled to any further interest or other payment if a Presentation Date is after the due date.

"Presentation Date" means a day which (subject to Condition 9):

(a) is or falls after the relevant due date but, if the due date is not or was not a Business Day in the City of London, is or falls after the next following such Business Day; and

(b) is a Business Day in the place of the specified office of the Paying Agent (or the Registrar in the case of payments of principal in respect of Registered Bonds) at which the Bond or Coupon is presented for payment and, in the case of payment by transfer to a sterling account in the City of London as referred to above, in the City of London.

In this Condition 5, "Business Day" means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments in that place.

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon comprised in the Coupon Sheet may be surrendered at the specified office of any Paying Agent in exchange for a further Coupon sheet (including any appropriate further Talon), subject to the provisions of Condition 9. Each Talon shall, for the purposes of these Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.

The names of the initial Paying Agents and their initial specified office are set out at the end of these Terms and Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that it will at all times maintain at least two Paying Agents having specified offices in separate European cities approved by the Trustee, one of which, so long as the Bonds are listed on the London Stock Exchange, shall be London or such other place as the London Stock Exchange may approve and one of which shall be outside the United Kingdom. Notice of any termination or appointment and of any changes in specified offices will be given to the Bondholders promptly by the Issuer in accordance with Condition 14.

6.	REDEMPTION AND PURCHASE

(a)	Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Bonds at their principal amount on 25 March 2026.

(b)	The Issuer may, at any time, having given notice to the Bondholders in accordance with this Condition 6(b) (which notice shall be irrevocable), redeem the Bonds in whole or in part (but if in part, in integral multiples of £1,000,000 in principal amount thereof), at the price which shall be the higher of the following, together with interest accrued up to (but excluding) the date of redemption:

(i)	par; and)

(ii)	that price (the "Redemption Price"), expressed as a percentage rounded to three decimal places (0.0005 being rounded down), at which the Gross Redemption Yield on the Bonds, if they were to be purchased at such price on the third dealing day prior to the publication of the notice of redemption or, in the case of a partial redemption, the first notice of redemption referred to below, would be equal to the Gross Redemption Yield on such dealing day of the 8¾, per cent. Treasury Stock 2017 or of such other United Kingdom Government Stock as the Trustee, with the advice of three leading brokers operating in the gilt-edged market and/or gilt-edged market makers, shall determine to be appropriate (the "Reference Stock") on the basis of the middle market price of the Reference Stock prevailing on such dealing day, as determined by UBS AG, acting through its business group UBS Warburg (or such other person(s) as the Trustee may approve).

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The Gross Redemption Yield on the Bonds and the Reference Stock will be expressed as a percentage and will be calculated on the basis indicated by the joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the journal of the Institute of Actuaries, Vol. 105, Part 1, 1978, page 18 or on such other basis as the Trustee may approve.

In the case of a partial redemption of Bonds, Bonds (or, as the case may be, parts of Registered Bonds) to be redeemed will be selected individually by lot in such place as the Trustee may approve and in such manner as the Trustee shall deem to be appropriate and fair without involving any part only of a Bearer Bond, not more than 65 days before the date fixed for redemption. In the case of a redemption of all of the Bonds pursuant to this Condition 6(b), notice will be given to the Bondholders by the Issuer in accordance with Condition 14 once not less than 30 nor more than 60 days before the date fixed for redemption. In the case of a partial redemption, notice will be so given twice, first not less than 80 nor more than 95 days, and secondly not less than 30 nor more than 60 days, before the date fixed for redemption. Each notice will specify that date fixed for redemption and the redemption price and, in the case of a partial redemption, the aggregate principal amount of the Bonds to be redeemed, the serial numbers of Bonds previously called (in whole or in part) for redemption and not presented for payment and the aggregate principal amount of the Bonds which will be outstanding after the partial redemption. In addition, in the case of a partial redemption, the first notice will specify the period during which exchanges or transfers of Bonds may not be made as provided in Condition 2 and the second notice will specify the serial numbers of the Bonds called (in whole or, in the case of Registered Bonds, in part) for redemption.

Upon the expiry of any such notice period as is referred to above, the Issuer shall be bound to redeem the Bonds to which the notice refers at the relative redemption price applicable at the date of such redemption together with interest accrued to (but excluding) such date.

(c)	If, as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political sub-division of, or any authority in, or of, the United Kingdom having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after 28 July 1995, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 (and such amendment or change has been evidenced by the delivery by the Issuer to the Trustee (who shall, in the absence of manifest error, accept such certificate and opinion as sufficient evidence thereof) of (i) a certificate signed by two Directors of the Issuer on behalf of the Issuer stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), describing the facts leading thereto and stating that such obligation cannot be avoided by the Issuer taking reasonable measures available to it and (ii) an opinion in a form satisfactory to the Trustee of independent legal advisers of recognised standing to whom the Trustee shall have no reasonable objection to the effect that such amendment or change has occurred (irrespective of whether such amendment or change is then effective)), the Issuer may, at its option, having given not less than 30 nor more than 60 days' notice to the Bondholders in accordance with Condition 14 (which notice shall be irrevocable), redeem all, but not some only, in a case where the requirement to pay such additional amounts results solely from the deduction from payments of interest in respect of Bearer Bonds of any United Kingdom income tax required to be withheld or deducted at source, of only the Bearer Bonds and, in any other case, of the Bonds (other than Bonds in respect of which the Issuer shall have given a notice of redemption pursuant to Condition 6(b) prior to any notice being given under this Condition 6(c)), in each case at their principal amount together with interest accrued to the date of redemption, provided that no notice of redemption shall be given earlier than 90 days before the earliest date on which the Issuer would be required to pay such additional amounts were a payment in respect of the Bonds then due. Any notice to Bondholders pursuant to this Condition 6(c) which applies only to Bearer Bonds shall also inform holders of Bearer Bonds of their right to exchange such Bearer Bonds for Registered Bonds pursuant to Condition 2(b) and the period or periods during which such exchange can take place.

N.B. Holders of Registered Bonds should note that if the Issuer gives a notice under this Condition 6(c) to redeem only the outstanding Bearer Bonds, their right to exchange their Registered Bonds for Bearer Bonds will thereupon cease and there will be no obligation on the Issuer to redeem any Registered Bonds which may be outstanding nor will there be any obligation on the Issuer to maintain in issue any minimum principal amount of Registered Bonds.

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Upon the expiry of any such notice period as is referred to above (and subject as provided above), the Issuer shall be bound to redeem the relevant Bonds at their principal amount together with interest accrued to (but excluding) the redemption date.

(d)	The Issuer or any of its Subsidiaries (as defined in Condition 10) may at any time purchase Bonds in any manner and at any price. If purchases are made by tender, tenders must be available to all Bondholders alike.

(e)	All Bonds which are redeemed by the Issuer will forthwith be cancelled (together, in the case of Bearer Bonds, with all relative unmatured Coupons attached to the Bearer Bonds or surrendered with the Bearer Bonds) and may not be reissued or resold. Bonds purchased by the Issuer or any of its Subsidiaries may be held or reissued or resold or surrendered for cancellation.

7.	REDEMPTION AT THE OPTION OF BONDHOLDERS

(a)	(i)	If, at any time while any of the Bonds remains outstanding, a Restructuring Event (as defined below) occurs and prior to the commencement of or during the Restructuring Period (as defined below) an independent financial adviser (as defined below) shall have certified in writing to the Trustee that such Restructuring Event will not be or is not, in its opinion, materially prejudicial to the interests of the Bondholders, the following provisions of this Condition 7 shall cease to have any further effect in relation to such Restructuring Event.

	(ii)	If, at any time while any of the Bonds remains outstanding, a Restructuring Event occurs and (subject to Condition 7(a)(i)):

		(A)	within the Restructuring Period, either:

			(i)	if at the time such Restructuring Event occurs there are Rated Securities (as defined below), a Rating Downgrade (as defined below) in respect of such Restructuring Event also occurs; or

			(ii)	if at such time there are no Rated Securities, a Negative Rating Event (as defined below) also occurs; and

		(B)	an independent financial adviser shall have certified in writing to the Trustee that such Restructuring Event will be or is, in its opinion, materially prejudicial to the interests of the Bondholders (a "Negative Certification"), then, unless at any time the Issuer shall have given a notice under Condition 6(b) in respect of his Bond or Condition 6(c), in each case expiring prior to the Put Date (as defined below), the holder of each Bond will, upon the giving of a Put Notice (as defined below), have the option (the "Put Option") to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Bond on the Put Date at its principal amount together with (or, where purchased, together with an amount equal to) interest accrued to (but excluding) the Put Date.

A Restructuring Event shall be deemed not to be materially prejudicial to the interests of the Bondholders if, notwithstanding the occurrence of a Rating Downgrade, the rating assigned to the Rated Securities by any Rating Agency (as defined below) is subsequently increased to an investment grade rating (BBB–/ Baa3 or their respective equivalents for the time being, or better) prior to any Negative Certification being issued.

Any certification by an independent financial adviser as aforesaid as to whether or not, in its opinion, any Restructuring Event will be or is materially prejudicial to the interests of the Bondholders shall, in the absence of manifest error, be conclusive and binding on the Trustee, the Issuer and the Bondholders. For the purposes of this Condition 8, an "independent financial adviser" means a financial adviser appointed by the Issuer and approved by the Trustee (such approval not to be unreasonably withheld or delayed) or, if the Issuer shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of such Restructuring Event and the Trustee is indemnified to its satisfaction against the costs of such adviser, appointed by the Trustee following consultation with the Issuer.

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(b)	Promptly upon the Issuer becoming aware that a Put Event (as defined below) has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in principal amount of the Bonds then outstanding shall, give notice (a "Put Event Notice") to the Bondholders in accordance with Condition 14 specifying the nature of the Put Event and the procedure for exercising the Put Option.

(c)	To exercise the Put Option, the holder of a Bond must deliver such Bond to the specified office of any Paying Agent, on a day which is a Business Day (as defined in Condition 5) in the City of London and in the place of such specified office falling within the period (the "Put Period") commencing on the date on which a Put Event Notice is given and ending on the 45th day thereafter, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder may specify a bank account complying with the requirements of Condition 5 to which payment is to be made under this Condition 7. Each Bearer Bond should be delivered together with all Coupons appertaining thereto maturing after the day (the "Put Date") being the fifteenth day after the date of expiry of the Put Period, failing which an amount equal to the face value of any such missing Coupon will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner provided in Condition 5 against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant missing Coupon at any time before the expiry of 10 years after the Relevant Date in respect of the relevant Bearer Bond (whether or not the Coupon would otherwise have become void pursuant to Condition 9) or, if later, five years after the date on which such Coupon would have become due, but not thereafter. The Paying Agent to which such Bond and Put Notice are delivered shall issue to the Bondholder concerned a non-transferable receipt in respect of the Bond so delivered. Payment in respect of any Bond so delivered shall be made, if the holder duly specifies a bank account in the Put Notice to which payment is to be made on the Put Date, by transfer to that bank account and, in every other case, on or after the Put Date in each case against presentation and surrender or (as the case may be) endorsement of such receipt at any specified office of any Paying Agent, subject in any such case as provided in Condition 5. A Put Notice, once given, shall be irrevocable. For the purposes of Conditions 1, 9, 10, 11, 13 and 15, receipts issued pursuant to this Condition 7 shall be treated as if they were Bonds. The Issuer shall redeem or, at the option of the Issuer, purchase (or procure the purchase of) the relevant Bond on the applicable Put Date unless previously redeemed or purchased.

(d)	For the purposes of these Terms and Conditions:

	(i)	A "Negative Rating Event" shall be deemed to have occurred if (A) the Issuer does not either prior to or not later than 14 days after the date of a Negative Certification in respect of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, a rating of the Bonds or any other unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more from a Rating Agency or (B) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating of at least investment grade (BBB–Baa3, or their respective equivalents for the time being or better).

	(ii)	A "Put Event" occurs on the date of the last to occur of (aa) a Restructuring Event, (bb) either a Rating Downgrade or, as the case may be, a Negative Rating Event and (cc) the relevant Negative Certification.

	(iii)	"Rating Agency" means Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies Inc. or any of its subsidiaries and their successors ("Standard & Poor's") or Moody's Investors Service Limited or any of its subsidiaries and their successors ("Moody's") or any rating agency substituted for either of them (or any permitted substitute of them) by the Issuer from time to time with the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed).

	(iv)	A "Rating Downgrade" shall be deemed to have occurred in respect of a Restructuring Event if the then current rating assigned to the Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB –Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Ba1, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall then have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category.

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(v)	"Rated Securities" means the Bonds, if at any time and for so long as they shall have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt of the Issuer (or of any Subsidiary of the Issuer and which is guaranteed on an unsecured and unsubordinated basis by the Issuer) having an initial maturity of five years or more which is rated by a Rating Agency.

(vi)	"Restructuring Event" means the occurrence of any one or more of the following events:

(A)	(aa) the Secretary of State for Trade and Industry (or any successor) giving the Issuer written notice of revocation of the Licence provided that the giving of notice pursuant to paragraph 3 of Part 1 of the PES Licence shall not be deemed to constitute the revocation of the PES Licence and the giving of notice pursuant to the equivalent provision in the Distribution Licence shall not be deemed to constitute the revocation of the Distribution Licence or (bb) the Issuer agreeing in writing with the Secretary of State for Trade and Industry (or any successor) to any revocation or surrender of the Licence or (cc) any legislation (whether primary or subordinate) being enacted terminating or revoking the Licence, except in any such case in circumstances where a licence or licences on substantially no less favourable terms is or are granted to the Issuer or a wholly-owned Subsidiary of the Issuer (the "Relevant Subsidiary") and in the case of such Relevant Subsidiary at the time of such grant it either executes in favour of the Trustee an unconditional and irrevocable guarantee in respect of the Bonds in such form as the Trustee may approve (such approval not to be unreasonably withheld or delayed) or becomes the primary obligor under the Bonds in accordance with Condition 12; or

(B)	any modification (other than a modification which is of a formal, minor or technical nature) is made to the terms and conditions of the Licence unless two Directors of the Issuer have certified in good faith to the Trustee that the modified terms and conditions are not materially less favourable to the business of the Issuer provided that any modifications arising from a periodic review shall not constitute a Restructuring Event unless it results in the credit rating assigned to the short term debt of the Issuer by Standard & Poor's or Moody's being either (i) downgraded to a "speculative grade" rating "B" or below in the case of Standard & Poor's or to "not prime" or worse in the case of Moody's or (ii) withdrawn; or

(C)	any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State for Trade and Industry (or any successor) and/or the Gas and Electricity Markets Authority (or any successor) under Section 3(A) of the Electricity Act 1989, unless two Directors of the Issuer have certified in good faith to the Trustee that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of the Issuer;

provided that the replacement of the PES Licence with separate distribution and supply licences pursuant to the provisions of Schedule 7 of the Utilities Act 2000 (including without limitation under a scheme under part II of such Schedule 7) and any notice, agreement, legislation, direction, scheme or modification relating to the implementation of the new regime contained in the Utilities Act 2000 shall not constitute a Restructuring Event.

(vii)	"Restructuring Period" means:

	(A)	if at the time a Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which that Restructuring Event occurs; or

	(B)	if at the time a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which that Restructuring Event occurs and ending on the day 90 days following the later of (aa) the date on which the Issuer shall seek to obtain a rating pursuant to Condition 7(d)(i) prior to the expiry of the 14 days referred to in the definition of Negative Rating Event and (bb) the date on which a Negative Certification shall have been given to the Issuer in respect of that Restructuring Event.

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(viii)	A Rating Downgrade or a Negative Rating Event or a non-investment grade rating shall be deemed not to have occurred as a result or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, declining to assign a rating of at least investment grade as provided in this Condition 7 does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction or, where applicable, declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.

The Trust Deed provides that the Trustee is under no obligation to ascertain whether a Restructuring Event, a Negative Rating Event or any event which could lead to the occurrence of or could constitute a Restructuring Event has occurred and until it shall have actual knowledge or express notice pursuant to the Trust Deed to the contrary, the Trustee may assume that no Restructuring Event, Negative Rating Event or other such event has occurred.

8.	TAXATION

All payments in respect of the Bonds (other than payments of interest in respect of Registered Bonds which will be made subject to the deduction of any United Kingdom income tax required to be withheld or deducted at source) by the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the United Kingdom, or any political sub-division of, or any authority in, or of, the United Kingdom having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event (other than where the deduction or withholding is in respect of Registered Bonds as aforesaid), the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the Bondholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Bonds or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Bond or Coupon:

(a)	to, or to a third party on behalf of, a holder who is liable to the Taxes in respect of the Bond or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Bond or Coupon; or

(b)	where the Coupon is presented for payment in the United Kingdom; or

(c)	presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days; or

(d)	to, or to a third party on behalf of, a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority.

As used herein, "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received in London by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to the effect shall have been duly given to the Bondholders by the Issuer in accordance with Condition 14.

Any reference in these Terms and Conditions to any amounts in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.

9.	PRESCRIPTION

Bonds (whether in bearer or registered form) and Coupons (which for this purpose shall not include Talons) will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Bonds or, as the case may be, the Coupons, subject to the provisions of Conditions 5 or 7(c). There shall not be included in any Coupon sheet issued upon exchange of a Talon any Coupon which would be void upon issue under this Condition or Conditions 5 or 7(c).

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10.	EVENTS OF DEFAULT

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders shall (subject in each case to being indemnified to its satisfaction), (but, in the case of the happening of any of the events mentioned in sub-paragraphs (b), (c), (e), (f), (g) and (h) below, only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Bondholders), give notice to the Issuer that the Bonds are, and they shall accordingly thereby forthwith become, immediately due and repayable at their principal amount together with accrued interest (as provided in the Trust Deed) if any of the following events (each an "Event of Default") shall have occurred (unless such Event of Default has been remedied to the satisfaction of the Trustee):

(a)	if default is made for a period of 14 days or more in the payment of any principal or the purchase price due in respect of any Bond pursuant to Condition 7 or 21 days or more in the payment of any interest due in respect of the Bonds or any of them; or

(b)	if the Issuer fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Bonds or the Trust Deed and (except where the Trustee shall have certified to the Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 60 days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(c)	if (i) any other indebtedness for borrowed money of the Issuer or any Principal Subsidiary becomes due and repayable prior to its stated maturity by reason of an event of default (howsoever described) or (ii) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period (as originally provided) or (iii) the Issuer or any Principal Subsidiary fails to pay when due (or, as the case may be, within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money of any person or (iv) any security given by the Issuer or any Principal Subsidiary for any indebtedness for borrowed money of any person or any guarantee or indemnity of indebtedness for borrowed money of any person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant indebtedness for borrowed money or any such guarantee or indemnity as aforesaid shall be due and payable, provided that the aggregate amount of the relevant indebtedness for borrowed money in respect of which any one or more of the events mentioned above in this sub-paragraph (c) has or have occurred equals or exceeds £20,000,000 or its equivalent in other currencies (as determined by the Trustee) or, if greater, 3 per cent. of the Capital and Reserves, and for the purposes of this subparagraph (c), "indebtedness for borrowed money" shall exclude Project Finance Indebtedness; or

(d)	if any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of the Issuer, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders; or

(e)	if any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of a Principal Subsidiary, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (i) not involving or arising out of the insolvency of such Principal Subsidiary and under which all the surplus assets of such Principal Subsidiary are transferred to the Issuer or any of its other Subsidiaries or (ii) the terms of which have previously been approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders; or

(f)	if the Issuer or any Principal Subsidiary shall cease to carry on the whole or substantially the whole of its business, save in each case for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (i) not involving or arising out of the insolvency of the Issuer or such Principal Subsidiary and under which all or substantially all of its assets are transferred to another member of the Group or (ii) under which all or substantially all of its assets are transferred to a third party or parties (whether associates or not) for full consideration by the Issuer or a Principal

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Subsidiary on an arm's length basis or (iii) where the transferee is or immediately upon such transfer becomes a Principal Subsidiary or (iv) the terms of which have previously been approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders, provided that if the Issuer shall cease to hold or shall transfer the Licence other than where the Issuer ceases to hold the PES Licence (or the PES Licence has effect as separate distribution and supply licences) pursuant (in either case) to the provisions of Schedule 7 of the Utilities Act 2000 (including without limitation under a scheme under part II of such Schedule 7) it shall be deemed to have ceased to carry on the whole or substantially the whole of its business (and none of exceptions (i) to (iii) shall apply) unless the transferee assumes all the Issuer's obligations under the Bonds and the Trust Deed as primary obligor or gives a guarantee in form and substance acceptable to the Trustee in respect of the obligations of the Issuer under the Bonds and the Trust Deed; or

(g)	if the Issuer or any Principal Subsidiary shall suspend or shall threaten to suspend payment of its debts generally or shall be declared or adjudicated by a competent court to be unable, or shall admit in writing its inability, to pay its debts (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986) as they fall due, or shall be adjudicated or found insolvent by a competent court or shall enter into any composition or other similar arrangement with its creditors under Section 1 of the Insolvency Act 1986; or

(h)	if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Issuer or any Principal Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 90 days (or such longer period as the Trustee may in its absolute discretion permit).

For the purposes of sub-paragraph (g) above, Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "£750" there was substituted "£250,000" or such higher figure as the Gas and Electricity Markets Authority (or any successor) may from time to time determine by notice in writing to the Secretary of State for Trade and Industry (or any successor) and the Issuer.

Neither the Issuer nor any Principal Subsidiary shall be deemed to be unable to pay its debts for the purposes of sub-paragraph (g) above if any such demand as is mentioned in Section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the Issuer or the relevant Principal Subsidiary with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Trustee under the first paragraph of this Condition 10.

For the purposes of these Terms and Conditions:

(A)	"Principal Subsidiary" at any time shall mean a Subsidiary of the Issuer (not being an Excluded Subsidiary or any other Subsidiary of the Issuer more than 70 per cent, of whose indebtedness for borrowed money is Project Finance Indebtedness):

(i)	whose (a) net profits before tax or (b) gross assets represent 20 per cent. or more of the consolidated net profits before tax of the Group or consolidated gross assets of the Group respectively, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated in the case of a company which itself has Subsidiaries and which, in the normal course, prepares consolidated accounts) and the then latest audited consolidated financial statements of the Group; or

(ii)	to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (ii) (but without prejudice to the provisions of sub-paragraph (i) above), upon publication of its next audited financial statements;

all as more fully defined in the Trust Deed.

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A report by the Auditors that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

(B)	"Capital and Reserves" means the aggregate of:

	(i)	the amount paid up or credited as paid up on the share capital of the Issuer; and

	(ii)	the total of the capital, revaluation and revenue reserves of the Group, including any share premium account, capital redemption reserve and credit balance on the profit and loss account but excluding sums set aside for taxation and amounts attributable to outside shareholders in Subsidiary Undertakings (as defined below) and deducting any debit balance on the profit and loss account, all as shown in the then latest audited consolidated balance sheet of the Group prepared in accordance with the historical cost convention (as modified by the revaluation of certain fixed assets) for the purposes of the Companies Act 1985, but adjusted as may be necessary in respect of any variation in the paid up share capital or share premium account of the Issuer since the date of that balance sheet and further adjusted as may be necessary to reflect any change since the date of that balance sheet in the Subsidiary Undertakings comprising the Group and/or as the Auditors (as defined in the Trust Deed) may consider appropriate.

A report by the Auditors as to the amount of the Capital and Reserves at any given time shall, in the absence of manifest error, be conclusive and binding on all parties;

(C)	"Excluded Subsidiary" means any Subsidiary of the Issuer (other than a Licensed Subsidiary):

	(i)	which is a company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset whether directly or indirectly;

	(ii)	none of whose indebtedness for borrowed money in respect of the financing of such ownership, acquisition, development and/or operation of an asset is subject to any recourse whatsoever to any member of the Group (other than the Subsidiary itself or another Excluded Subsidiary) in respect of the repayment thereof, except as expressly referred to in paragraph (G)(ii)(c); and

	(iii)	which has been designated as such by the Issuer by written notice to the Trustee, provided that the Issuer may give written notice to the Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary, whereupon it shall cease to be an Excluded Subsidiary;

(D)	"Group" means the Issuer and the Subsidiary Undertakings;

(E)	"Subsidiary Undertaking" shall have the meaning given to it by Section 258 of the Companies Act 1985 (but shall exclude any undertakings (as defined in the Companies Act 1985) whose accounts are not included in the then latest published audited consolidated accounts of the Issuer, nor (in the case of an undertaking which has first become a subsidiary undertaking of a member of the Group since the date as at which any such audited accounts were prepared) would its accounts have been so included or consolidated if it had become so on or before that date);

(F)	"indebtedness for borrowed money" means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition, consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash;

(G)	"Project Finance Indebtedness" means any indebtedness for borrowed money to finance the ownership, acquisition, development and/or operation of an asset:

(i)	which is incurred by an Excluded Subsidiary; or

(ii)	in respect of which the person or persons to whom any such indebtedness for borrowed money is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment thereof other than:

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(a)	recourse to such borrower for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or

(b)	recourse to such borrower for the purpose only of enabling amounts to be claimed in respect of such indebtedness for borrowed money in an enforcement of any encumbrance given by such borrower over such asset or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure such indebtedness for borrowed money, provided that (aa) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement, and (bb) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness for borrowed money, to commence proceedings for the winding up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (save for the assets the subject of such encumbrance); and/or

(c)	recourse to such borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available;

(H)	"Subsidiary" means a subsidiary within the meaning of Section 736 of the Companies Act, 1985;

(I)	"Licensed Subsidiary" means any Subsidiary of the Issuer which holds a public electricity supply licence granted under the Electricity Act 1989 or a distribution licence granted under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000;

(J)	"Licence" means the PES Licence until such time as the Secretary of State for Trade and Industry (or any successor) makes a scheme under Section 13(2)(a) of Schedule 7 of the Utilities Act 2000 for the PES Licence to have effect as if it were a distribution licence and a supply licence granted under Section 6(1)(c) and 6(1)(d) respectively of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000 from which point on it means the Distribution Licence;

(K)	"PES Licence" means the public electricity supply licence granted by the Secretary of State for Energy to the Issuer under the Electricity Act 1989 in relation to its authorised area and excluding any second tier supply licence; and

(L)	"Distribution Licence" means either the distribution licence granted to the Issuer under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000 or the licence of the Issuer having effect as if it were a distribution licence granted under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000, as appropriate.

11.	ENFORCEMENT

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed, the Bonds and the Coupons but it shall not be bound to take any proceedings or any other action in relation to the Trust Deed, the Bonds or the Coupons unless (a) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (b) it shall have been indemnified to its satisfaction. No Bondholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure shall be continuing.

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12.	SUBSTITUTION

The Trustee may, without the consent of the Bondholders or Couponholders, agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Bonds, the Coupons and the Trust Deed of any Subsidiary of the Issuer, subject to (a) the Bonds being unconditionally and irrevocably guaranteed by the Issuer (save where the Issuer has transferred the Licence to the substituted Subsidiary), (b) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution, and (c) certain other conditions set out in the Trust Deed being complied with.

13.	REPLACEMENT OF BONDS AND COUPONS

Should any Bond or Coupon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying Agent in London, in the case of a Bearer Bond or Coupon, or the Registrar, in the case of a Registered Bond, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds or Coupons must be surrendered before replacements will be issued.

14.	NOTICES

Notices to holders of Registered Bonds will be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth day (excluding Sundays) after the date of mailing, provided that, if at any time by reason of suspension or curtailment (or expected suspension or curtailment) of postal services within the United Kingdom or elsewhere, the Issuer is unable effectively to give notice to holders of Registered Bonds through the post, notices to holders of Registered Bonds will be valid if given in the same manner as other notices set out below.

Other notices to the Bondholders (including notices to holders of Bearer Bonds) will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve. Any notice shall be deemed to have been given on the date of publication or, if so published more than once, on the date of the first publication. It is expected that publication will normally be made in the Financial Times. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

15.	MEETINGS OF BONDHOLDERS, MODIFICATION, WAIVER AND AUTHORISATION

(a)	The Trust Deed contains provisions for convening meeting of the Bondholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions for the Trust Deed. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the principal amount of the Bonds held or represented by him or them, except that at any meeting, the business of which includes the modification of certain of the provisions of these Terms and Conditions and certain of the provisions of the Trust Deed, the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, of the principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Bondholders will be binding on all Bondholders, whether or not they are present at the meeting, and on all Couponholders.

(b)	The Trustee may agree, without the consent of the Bondholders or Couponholders, to any modification (subject to certain exceptions) of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders or to any modification which is of a formal, minor or technical nature or to correct a manifest error.

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(c)	In connection with the exercise by it of any of its trusts, powers, authorities or discretion (including, without limitation, any modification, waiver, authorisation or substitution), the Trustee shall have regard to the interests of the Bondholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Bondholders and Couponholders resulting from their being for any purpose domiciled or resident in or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

(d)	Any modification, waiver or authorisation shall be binding on the Bondholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Issuer to the Bondholders as soon as practicable thereafter in accordance with Condition 14.

16.	INDEMNIFICATION OF THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

17.	FURTHER ISSUES

The Issuer is at liberty from time to time, without the consent of the Bondholders or Couponholders, to create and issue further bonds or notes (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any supplemental deed or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may determine at the time of the, issue. Any further bonds or notes which are to form a single series with the outstanding bonds or notes of any series (including the Bonds) constituted by the Trust Deed or any supplemental deed shall, and any other further bonds or notes may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of bonds or notes of other series in certain circumstances where the Trustee so decides.

18.	THIRD PARTY RIGHTS

The Bonds confer no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Bonds, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

19.	GOVERNING LAW

The Trust Deed, the Bonds and the Coupons are governed by, and will be construed in accordance with, English law.

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PRINCIPAL PAYING AGENT

Citibank, N.A.
P.O. Box 18055
5 Carmelite Street
London EC4Y 0PA

OTHER PAYING AGENTS

Citibank International plc c/- The Bank of New York Avenue des Arts 35 Kunstlaan B-1040 Brussels	BNP Paribas S.A. 10A Boulevard Royal L-2093 Luxembourg

and/or such other or further Principal Paying Agent and other Paying Agents and/or specified offices as may from time to time be appointed by the Issuer with the approval of the Trustee and notice of which has been given to the Bondholders.

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EXECUTED as a deed by	)
UNITED UTILITIES ELECTRICITY PLC	)
acting by	)
and	) Director

Secretary

THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c.	)
was affixed to this deed	)
in the presence of:	)

Director

Authorised Signatory

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DATED 15TH FEBRUARY, 2002

UNITED UTILITIES ELECTRICITY PLC
(formerly NORWEB plc)

- and -

THE LAW DEBENTURE TRUST
CORPORATION p.l.c.

_______________________________________

FOURTH SUPPLEMENTAL TRUST DEED

constituting

£100,000,000
8.875 per cent. Bonds 2026

_______________________________________

For the Issuer:
SLAUGHTER AND MAY
35 Basinghall Street
London EC2V 5DB

For the Trustee:
ALLEN & OVERY
One New Change
London EC4M 9QQ